Exhibit 10.4
[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
DISCOVERY ALLIANCE AGREEMENT
This Discovery Alliance Agreement (the “Agreement”) is entered into as of August 20, 2012 (the “Effective Date”) by and between (a) Molecular Partners AG, a corporation organized and existing under the laws of Switzerland, having its principal place of business at Wagistrasse 14, 8952 Zürich-Schlieren, Switzerland (“Molecular Partners”) and (b) Allergan, Inc., a Delaware corporation having a place of business at 2525 Dupont Drive, Irvine, California 92612 USA, and Allergan Sales, LLC, a Delaware limited liability company having a place of business at 2525 Dupont Drive, Irvine, California 92612 USA (Allergan, Inc. and Allergan Sales, LLC, together “Allergan”). Molecular Partners and Allergan are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.
RECITALS
WHEREAS, Molecular Partners possesses proprietary technology and know-how related to the discovery, identification, synthesis and development of DARPin Compounds (as defined below) as drug candidates;
WHEREAS, Allergan possesses resources and expertise in the development and commercialization of pharmaceutical products in the field of ophthalmology, and is interested in developing DARPin Compounds as drug candidates in such field;
WHEREAS, Allergan and Molecular Partners desire to engage in a research collaboration pursuant to which Molecular Partners will identify DARPin domains binding [***] different targets (including [***]) and will generate product candidates from certain combinations of such DARPin domains, and pursuant to which Allergan will have three options, exercisable at Allergan’s sole discretion, to obtain a license from Molecular Partners to develop and commercialize certain of such product candidates in the field of ophthalmology; and
WHEREAS, Molecular Partners and Allergan are parties to that certain License and Collaboration Agreement, dated May 3, 2011 (the “MP0112 Agreement”), pursuant to which the Parties are developing a DARPin that binds VEGF-A for use in the field of [***], and concurrent with the entry into this Agreement, the Parties are entering into a License and Collaboration Agreement (the “MP0260 Agreement”) pursuant to which the Parties are developing a DARPin that binds VEGF-A and PDGF-B for use in the field of [***] and a Joint Steering Committee Agreement (the “JSC Agreement”).
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions contained in this Agreement, the Parties agree as follows:
ARTICLE 1
DEFINITIONS
1.1    “AAA” has the meaning set forth in Section 15.3.
1.2    “Acquiror” has the meaning set forth in Section 16.6(a)(ii).
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1.3    “Affiliate” means, with respect to a particular Party, a person, corporation, partnership, or other entity that controls, is controlled by or is under common control with such Party. For the purposes of this definition, the word “control” (including, with correlative meaning, the terms “controlled by” or “under common control with”) shall mean the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity, whether by the ownership of fifty percent (50%) or more of the voting stock of such entity, or by contract or otherwise.
1.4    “AGN Collaboration Results” means all Collaboration Results (a) generated solely by or on behalf of Allergan or its Affiliates, (b) generated solely or jointly by or on behalf of the Parties or their Affiliates with any Product Candidate, or (c) generated solely or jointly by or on behalf of the Parties or their Affiliates directed to Allergan Core Inventions (other than, in the case of (a) and (b), any Collaboration Result that is defined as an MP Collaboration Result in Section 1.108(b)).
1.5    “AGN DARPin Domain” means, with respect to a particular Collaboration Target, one of the three (3) DARPin Domains Binding such Collaboration Target selected by Allergan through the JSC pursuant to Section 2.4(b), or selected by Allergan through the JSC as a replacement for an existing AGN DARPin Domain (which existing AGN DARPin Domain will no longer be considered an AGN DARPin Domain) pursuant to Section 2.4(c).
1.6    “Agreement” has the meaning set forth in the introductory paragraph.
1.7    “Allergan” has the meaning set forth in the introductory paragraph.
1.8    “Allergan Core Inventions” has the meaning set forth in Section 10.2(a).
1.9    “Allergan Indemnitees” has the meaning set forth in Section 12.1.
1.10    “Allergan Withholding Tax Action” has the meaning set forth in Section 9.13(c).
1.11    “Backup Compound” has the meaning set forth in Section 5.7(a).
1.12    “Bankruptcy Code” has the meaning set forth in Section 16.9.
1.13    “Bind” means, with respect to a protein domain and Target, that the [***]. “Bound” and “Binding” have correlative meanings.
1.14    “Biosimilar” means, with respect to a Licensed Product and country, a biological or drug product that (a) is biosimilar to or interchangeable with such Licensed Product as described in 42 U.S.C. § 262(k)(2)(A)(i), or an equivalent determination by the applicable Regulatory Authorities in such country outside the U.S., or any other equivalent provision that comes into force during the Term, (b) relies on or references, in its Regulatory Approval Application in such country, Information, including safety or efficacy data, in the Regulatory Materials for such Licensed Product, (c) is the subject of a notice with respect to such Licensed Product under 42 U.S.C. § 262(l)(2) or any other equivalent provision that comes into force
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during the Term in such country, or (d) is an A/B Rated product with respect to such Licensed Product in such country. For clarity, a product may be a Biosimilar with respect to a Licensed Product regardless of whether it is subject to regulation as a biologic or drug product and regardless of the route used to obtain approval (for example, whether by Abbreviated New Drug Application, BLA or under 42 U.S.C. § 262). For the purposes of this definition, “A/B Rated” means, inside the U.S., “therapeutically equivalent” as determined by the FDA, applying the definition of “therapeutically equivalent” set forth in the preface to the then-current edition of the FDA publication “Approved Drug Products With Therapeutic Equivalence Evaluations” and, outside the U.S., such equivalent determination by the applicable Regulatory Authorities as is necessary to permit pharmacists or other individuals authorized to dispense biological or drug products under applicable Law to substitute one product for another product in the absence of specific instruction from a physician or other authorized prescriber under applicable Law.
1.15    “BLA” means a Biologics License Application (or supplement thereto) or similar application that is submitted to the FDA, or a foreign equivalent of the FDA, for marketing approval of a Licensed Product in the U.S. or any other country in the Territory, respectively.
1.16    “Business Day” means any weekday that is not a legal holiday in either Zurich, Switzerland or New York, New York, U.S., and is not a day on which banking institutions in such cities are required by Law to be closed.
1.17    “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31; provided, however, that (a) the first Calendar Quarter of any particular period shall extend from the commencement of such period to the end of the first complete Calendar Quarter thereafter; and (b) the last Calendar Quarter shall end upon the expiration or termination of this Agreement.
1.18    “Calendar Year” means (a) for the first Calendar Year of the Term, the period beginning on the Effective Date and ending on December 31, 2012, (b) for each Calendar Year of the Term thereafter, each successive period beginning on January 1 and ending twelve (12) consecutive calendar months later on December 31, and (c) for the last Calendar Year of the Term, the period beginning on January 1 of the Calendar Year in which the Agreement expires or terminates and ending on the effective date of expiration or termination of this Agreement.
1.19    “Change of Control” means the occurrence of any of the following: (a) a Party enters into a merger, consolidation, stock sale or sale or transfer of all or substantially all of its assets to which this Agreement relates, or other similar transaction or series of transactions with a Third Party; or (b) any transaction or series of related transactions in which any Third Party or group of Third Parties acquires beneficial ownership of securities of a Party representing more than fifty percent (50%) of the combined voting power of the then outstanding securities of such Party. Notwithstanding the foregoing clauses (a) or (b), a stock sale to underwriters of a public offering of a Party’s capital stock or other Third Parties solely for the purpose of financing or a transaction solely to change the domicile of a Party shall not constitute a Change of Control.
1.20    “Claim Countries” means [***].
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1.21    “Claims” has the meaning set forth in Section 12.1.
1.22    “Clinical Trial” means any human clinical trial of a Licensed Product, such as those described in 21 C.F.R. § 312.21, or a human clinical trial prescribed by the Regulatory Authorities in a foreign country.
1.23    “Code” has the meaning set forth in Section 9.13(b).
1.24    “Collaboration Results” means all Information generated under the Research Program during the Research Term or any Research Term Extension, whether by or on behalf of Molecular Partners or Allergan (or their respective Affiliates) solely or jointly by or on behalf of the Parties (or their respective Affiliates).
1.25    “Collaboration Target” means (a) as of the Effective Date, one of the [***] Targets listed on Exhibit A as of the Effective Date, and (b) any Target that replaces a Collaboration Target in clause (a) (other than [***], which may not be replaced) pursuant to Section 2.8; provided, that any Collaboration Target that is replaced pursuant to Section 2.8 will no longer be deemed a Collaboration Target. In no event will there be more than [***] Collaboration Targets at any time during the Research Term. Upon the expiration of the Research Term, all Collaboration Targets that are not included in Licensed Target Combinations or RTE Target Combinations shall no longer be deemed Collaboration Targets, and upon the expiration of the Research Term Extension, all Collaboration Targets that are not included in Licensed Target Combinations shall no longer be deemed Collaboration Targets.
1.26    “Collaboration Target Combination” means a single Collaboration Target or a combination of Collaboration Targets, as designated by AGN through the JSC pursuant to Section 2.5, for which Molecular Partners will develop DARPin Compounds comprising AGN DARPin Domains pursuant to the Research Program. Upon the expiration of the Research Term, there shall no longer be any Collaboration Target Combinations (other than Licensed Target Combinations).
1.27    “Collaboration Target Isoform” means, with respect to a particular Collaboration Target, the Isoforms of such Collaboration Target set forth on Exhibit A (as amended from time to time after the Effective Date); provided that any Collaboration Target Isoform for a Collaboration Target that is replaced pursuant to Section 2.8 will no longer be deemed a Collaboration Target Isoform. Upon the expiration of the Research Term, all Collaboration Target Isoforms that are not Isoforms of a Collaboration Target included in a Licensed Target Combination or RTE Target Combination shall no longer be deemed Collaboration Target Isoforms, and upon the expiration of the Research Term Extension, all Collaboration Target Isoforms that are not Isoforms of a Collaboration Target included in a Licensed Target Combination shall no longer be deemed Collaboration Target Isoforms.
1.28    “Combination Product” means a Licensed Product that includes a Licensed Compound and at least one (1) additional therapeutically active pharmaceutical ingredient other than a Licensed Compound.
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1.29    “Commercialization” means the marketing, promotion, sale or distribution of a Licensed Product in the Field in the Territory. “Commercialize” has a correlative meaning.
1.30    “Commercially Reasonable Efforts” means, (a) with respect to a Party’s obligations under this Agreement during the Research Term and any Research Term Extension, efforts consistent with the efforts and resources such Party normally uses in the exercise of its reasonable business discretion relating to the discovery and development of product candidates either itself or in collaboration with a Third Party, taking into account all relevant technical and scientific issues, and (b) with respect to a Party’s obligations under this Agreement following Allergan’s exercise of an Option, and, in the case of Allergan, with respect to a Licensed Target Combination and Licensed Product, efforts consistent with the efforts and resources normally used by a similarly situated pharmaceutical or biotechnology company in the exercise of its reasonable business discretion relating to the development or commercialization of a pharmaceutical product with similar product characteristics that is of similar market potential at a similar stage of development or commercialization, taking into account issues of efficacy, safety, patent and regulatory exclusivity, product profile, anticipated or approved labeling, present and future market potential, competitive market conditions, the proprietary position of the compound or product, the regulatory structure involved, and other technical, legal, scientific, medical or commercial factors, and the profitability of the product, including in light of pricing and reimbursement issues.
1.31    “Confidentiality Agreement” has the meaning set forth in Section 1.32.
1.32    “Confidential Information” of a Party means any and all Information of such Party that is disclosed to the other Party under this Agreement, except as otherwise set forth in Section 13.1 (after clause (e)) or as otherwise expressly set forth in this Agreement, whether in oral, written, graphic, or electronic form, regardless of whether any of the foregoing are marked “confidential” or “proprietary”. All Information disclosed by a Party pursuant to the Mutual Non-Disclosure Agreement between Molecular Partners and Allergan, Inc., effective as of July 9, 2012 (the “Confidentiality Agreement”), shall be deemed to be such Party’s Confidential Information disclosed hereunder (with the mutual understanding and agreement that any use or disclosure thereof that is authorized under Article 13 shall not be restricted by, or be deemed a violation of, the Confidentiality Agreement).
1.33    “Control” means, with respect to any Information or intellectual property right, that an entity (a) owns or (b) has the right to grant access, a license, or a sublicense (as applicable) to such Information or intellectual property right on the terms and conditions set forth in this Agreement without violating the terms of any then-existing agreement or other arrangement with any Third Party.
1.34    “Cure Period” has the meaning set forth in Section 14.3.
1.35    “DARPin Compound” means any compound comprising a designed ankyrin repeat protein or a designed ankyrin repeat domain as described or otherwise disclosed in [***].
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1.36    “DARPin Domain” means a DARPin Compound that is a mono-specific designed ankyrin repeat domain that is capable of Binding a Collaboration Target.
1.37    “DARPin Licensed Technology” has the meaning set forth in Section 11.2(a).
1.38    “DARPin Supported Allergan Claim” means the claim of any Patent owned or otherwise Controlled by Allergan or its Affiliates that is (a) supported under 35 U.S.C. § 112, first paragraph, by data generated by or on behalf of Allergan or its Affiliates, subcontractors or sublicensees under this Agreement during the Term, or the MP0112 Agreement or MP0260 Agreement, in each case, after the Effective Date of this Agreement and using a DARPin Compound, other than any such data that is published or otherwise made publicly available by Molecular Partners, and (b) claims a DARPin Compound or method of making or using a DARPin Compound. The DARPin Supported Allergan Claims exclude any claim to the extent (i) recited by Patents in the MP Core Inventions or Allergan Core Inventions, (ii) directly covering the use of a Licensed Product in the Field, or (iii) arising or resulting from, whether before or after the Effective Date, the use of any Information, Patents, or DARPin Compounds licensed or provided to Allergan pursuant to the MP0112 Agreement as a result of any research and development activities being conducted as of the Effective Date by Allergan pursuant to the MP0112 Agreement under any partnership, joint venture, collaboration, licensing arrangement, or other similar arrangement of Allergan or its Affiliates; provided, that activities that Allergan conducts after the Effective Date with respect to any DARPin Compound licensed pursuant to this Agreement or the MP0260 Agreement shall not fall within the preceding subsection (iii) even if included as part of research and development activities that were conducted as of the Effective Date pursuant to the MP0112 Agreement.
1.39    “DARPin Supported Allergan Claim Information” means all Information owned or otherwise Controlled by Allergan or its Affiliates that is generated by Allergan or its Affiliates, sublicensees or subcontractors under this Agreement during the Term, or under the MP0112 Agreement or the MP0260 Agreement, in each case, after the Effective Date, in each case that is related to or reasonably useful for the practice of a DARPin Supported Allergan Claim.
1.40    “Designated Backup Compounds” has the meaning set forth in Section 5.7(a).
1.41    “Development” means all activities that relate to obtaining, maintaining or expanding Regulatory Approval for a Licensed Product, including preclinical testing, toxicology, formulation, Clinical Trials, preparation, submission, review, and development of data or information for the purpose of submission to a Governmental Authority to obtain, maintain or expand Regulatory Approval for a Licensed Product, and including the activities described in Section 5.7 to modify a Licensed Compound, evaluate Backup Compounds and select Designated Backup Compounds, but excluding research that is intended to evaluate DARPin Compounds generally and not specifically a particular Licensed Compound or Licensed Product. “Develop” and “Developing” have correlative meanings.
1.42    “Development Plan” has the meaning set forth in Section 5.2(a).
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1.43    “Disputes” has the meaning set forth in Section 15.1.
1.44    “Dollar” means a U.S. dollar, and “$” shall be interpreted accordingly.
1.45    “Domain Name” means any identification label that defines a realm of administrative autonomy, authority, or control on the Internet that is identical or similar to any Trademark.
1.46    “Drug Delivery System” means a substrate, encapsulant, mechanical device, ocular implant, or other means for delivering a compound directly to the eye or eyelid of a patient.
1.47    “Effective Date” has the meaning set forth in the introductory paragraph.
1.48    “EMA” means the European Medicines Agency or any successor entity.
1.49    “EU” or “European Union” means the European Union member states as then constituted. As of the Effective Date, the European Union member states are Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden, and United Kingdom.
1.50    “Excluded DARPin Domains” has the meaning set forth in Section 2.4(a).
1.51    “Excluded IP” has the meaning set forth in Section 9.7(b).
1.52    “Exclusive DARPin” means a DARPin Compound Binding at least one Collaboration Target Isoform or Exclusivity Target Isoform of each Target in a Licensed Target Combination.
1.53    “Exclusivity Target” means (a) with respect to a Collaboration Target identified as of the Effective Date, the corresponding protein(s) listed on Exhibit A that directly interact with such Collaboration Target and (b) with respect to a Collaboration Target that replaces a Collaboration Target in clause (a) pursuant to Section 2.8, the protein(s) that interact directly with such Collaboration Target (such as a ligand or receptor) as agreed by the Parties pursuant to Section 2.8 and reflected on an amended Exhibit A; provided that any Exclusivity Target(s) for a Collaboration Target that is replaced pursuant to Section 2.8 will no longer be deemed an Exclusivity Target.
1.54    “Exclusivity Target Isoform” means, with respect to a particular Exclusivity Target, any Isoform of such Exclusivity Target that exists or has been identified as of the Effective Date; provided, however, that upon the amendment of Exhibit A pursuant to Section 2.17, “Exclusivity Target Isoform,” with respect to a particular Exclusivity Target, shall mean the Isoforms of such Exclusivity Target set forth on Exhibit A (as amended from time to time after the Effective Date); provided that any Exclusivity Target Isoform of an Exclusivity Target of a Collaboration Target that is replaced pursuant to Section 2.8 will no longer be deemed an Exclusivity Target Isoform.
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1.55    “Executive Officer” means, with respect to Molecular Partners, its Chief Executive Officer, and with respect to Allergan, its Executive Vice President, Research and Development.
1.56    “FD&C Act” means the U.S. Federal Food, Drug and Cosmetic Act, as amended, and applicable regulations promulgated thereunder by the FDA.
1.57    “FDA” means the U.S. Food and Drug Administration or any successor entity.
1.58    “Field” means the [***].
1.59    “Financial Statements” has the meaning set forth in Section 9.12.
1.60    “First Commercial Sale” means, with respect to a Licensed Product, the first sale to a Third Party of such Licensed Product in a given regulatory jurisdiction following the receipt of Regulatory Approval.
1.61    “FTE” means the equivalent of a full-time professional individual’s work, at [***] hours per year, as adjusted to account for permitted time off, for a twelve (12)-month period, performing activities pursuant to this Agreement. In the case that any full time personnel of a Party works partially on work pursuant to this Agreement and partially on other work in a given time period, then the full-time equivalent to be attributed to such individual’s work hereunder shall be calculated based upon the percentage of such individual’s total work time in such time period that such individual spent working under this Agreement and the percentage of a twelve (12)-month period that such time period equals. In the event that any part-time personnel of a Party works under this Agreement, the full time equivalent to be attributed to such work shall reflect appropriate adjustment for such personnel’s reduced total work time relative to full time personnel. FTE efforts shall include professional, scientific or technical work only and shall not include general corporate and administrative overhead. Each Party shall track FTEs using its standard practice and normal systems and methodologies.
1.62    “FTE Rate” means the rate of FTE costs incurred by a Party, which for the purpose of this Agreement shall initially be set at [***]. The FTE Rate shall be changed annually commencing January 1, 2013 to reflect any year-to-year percentage increase or decrease in the Swiss National Consumer Price Index as quoted by the Swiss Federal Statistical Office (Landesindex der Konsumentenpreise gemäss Bundesamt für Statistik BFS; www.lik.bfs.admin.ch) after the Effective Date.
1.63    “GAAP” means generally accepted accounting principles in the U.S. applied on a consistent basis.
1.64    “GCP” or “Good Clinical Practices” means the then-current standards, practices and procedures promulgated or endorsed by the FDA as set forth in the guidelines entitled “Guidance for Industry E6 Good Clinical Practice: Consolidated Guidance,” including related regulatory requirements imposed by the FDA and comparable regulatory standards, practices and procedures promulgated by the EMA or other Regulatory Authority applicable to the Territory,
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as they may be updated from time to time, including applicable quality guidelines promulgated under the ICH.
1.65    “Generic Competition” means, with respect to a Licensed Product in a given country in the Territory, that during [***] consecutive calendar months, one (1) or more Generic Products with respect to such Licensed Product are sold in such country and units of such Generic Product(s) sold account for more than [***] of the aggregate of all units of such Licensed Product and all units of such Generic Product(s) sold in such country.
1.66    “Generic Product” means, on a country-by-country and Licensed Product-by-Licensed Product basis, any biological or drug product sold by a Third Party that is used in the Field, other than pursuant to a sublicense from Allergan, its Affiliates or its Sublicensees, that either: (a) contains the same active ingredients as the applicable Licensed Product, (b) contains a DARPin Compound and is Biosimilar with respect to the applicable Licensed Product or (c) contains any [***].
1.67    “GLP” or “Good Laboratory Practices” means the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58, and comparable regulatory standards promulgated by the EMA or other Regulatory Authority applicable to the Territory, as they may be updated from time to time, including applicable quality guidelines promulgated under the ICH.
1.68    “GMP” or “Good Manufacturing Practices” means the then-current Good Manufacturing Practices required by the FDA, as set forth in the FD&C Act and the regulations promulgated thereunder, for the manufacture and testing of pharmaceutical materials, and comparable laws or regulations applicable to the manufacture and testing of pharmaceutical materials promulgated by other Regulatory Authorities, as they may be updated from time to time.
1.69    “Governmental Authority” means any multinational, federal, state, local, municipal, provincial or other governmental authority of any nature (including any governmental division, prefecture, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal).
1.70    “ICH” means International Conference on Harmonisation.
1.71    “IFRS” means international financing reporting standards in the EU, applied on a consistent basis.
1.72    “IND” means (a) an Investigational New Drug Application as defined in the FD&C Act and applicable regulations promulgated thereunder by the FDA, or (b) the equivalent application to the equivalent agency in any other regulatory jurisdiction, the filing of which is necessary to Initiate or conduct a Clinical Trial of a pharmaceutical product in humans in such jurisdiction.
1.73    “Indemnified Party” has the meaning set forth in Section 12.3.
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1.74    “Indemnifying Party” has the meaning set forth in Section 12.3.
1.75    “Indication” means a separately defined, well-categorized class of human disease or condition for which a separate Regulatory Approval Application (including any extensions or supplements) may be filed with a Regulatory Authority.
1.76    “Information” means any and all data, results, technology, business or financial information or information of any type whatsoever, in any tangible or intangible form, including know-how, trade secrets, practices, techniques, methods, processes, developments, specifications, formulations, or formulae of any type or kind (patentable or otherwise), software, algorithms, marketing reports, expertise, technology, test data (including pharmacological, biological, chemical, biochemical, clinical test data and data resulting from non-clinical studies), chemistry, manufacture and control (“CMC”) information, stability data and other study data and procedures.
1.77    “Initiation” of a Clinical Trial means the first dosing of the first subject in such Clinical Trial. “Initiate” has a correlative meaning.
1.78    “Invention” has the meaning set forth in Section 10.1.
1.79    “Isoform” means all proteins translated from the same gene.
1.80    “Joint Collaboration Results” means all Collaboration Results generated jointly by or on behalf of both Allergan and Molecular Partners (or their respective Affiliates), but excluding any Collaboration Results that are specifically designated as AGN Collaboration Results or MP Collaboration Results.
1.81    “Joint Invention” has the meaning set forth in Section 10.2(a).
1.82    “Joint Patent” has the meaning set forth in Section 10.2(a).
1.83    “Joint Steering Committee” or “JSC” has the meaning set forth in Section 2.2.
1.84    “JSC Agreement” has the meaning set forth in the fourth recital.
1.85    “JSC Term” has the meaning given such term in the JSC Agreement.
1.86    “Knowledge” of a Party has the meaning set forth in Section 11.6.
1.87    “Laws” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision.
1.88    “Licensed Compound” means, with respect to a Licensed Target Combination, a DARPin Compound containing an AGN DARPin Domain for each Collaboration Target in such Licensed Target Combination. Upon Allergan’s termination of any Licensed Compound under Section 4.10(b), such Licensed Compound shall no longer be deemed a Licensed Compound.
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1.89    “Licensed Product” means any pharmaceutical product containing a Licensed Compound as an active pharmaceutical ingredient either alone or in combination with other therapeutically active ingredients.
1.90    “Licensed Product Marks” has the meaning set forth in Section 10.10(a).
1.91    “Licensed Target Combination” means each of the (up to three) Collaboration Target Combinations for which Allergan exercises an Option. Upon termination of Allergan’s rights with respect to any Licensed Target Combination, it will no longer be considered a Licensed Target Combination.
1.92    “Manufacture” means all activities related to the manufacturing of a Licensed Compound or Licensed Product, or any ingredient thereof, including test method development and stability testing, formulation, process development, manufacturing scale-up, manufacturing any Licensed Compound or Licensed Product in bulk or finished form for Development, manufacturing finished Licensed Product for Commercialization, packaging, in-process and finished Licensed Product testing, release of Licensed Product or any component or ingredient thereof, quality assurance activities related to manufacturing and release of Licensed Product, and regulatory activities related to any of the foregoing. “Manufacturing” has a correlative meaning.
1.93    “Materials” has the meaning set forth in Section 2.14.
1.94    “MHLW” means the Japanese Ministry of Health, Labour and Welfare or any successor entity.
1.95    “Modifications” means (i) post-translational modifications of amino acids of a DARPin Compound for the purpose of modifying the stability, release profile, solubility, delivery, pharmacokinetic properties, purity, manufacturability, or expressability of such DARPin Compound; or (ii) pre- (i.e. addition of amino acids) or post-translational modifications to a DARPin Compound outside the DARPin Domains. “Modify” has a correlative meaning.
1.96    “Molecular Partners” has the meaning set forth in the introductory paragraph.
1.97    “Molecular Partners Competitive Event” means the filing of an IND for a Clinical Trial by Molecular Partners (directly or indirectly through an Affiliate, joint venture, partnership, collaboration, license, or other similar arrangement) of any product containing a DARPin Compound for the treatment of retinal disease.
1.98    “Molecular Partners Indemnitees” has the meaning set forth in Section 12.2.
1.99    “Molecular Partners Know-How” means all Information that is Controlled by Molecular Partners (a) as of the Effective Date, (b) that is generated in the course of conducting activities under this Agreement during the Term, or the MP0260 Agreement or the MP0112 Agreement during the applicable term thereof, or (c) that is related to or reasonably useful for the practice of a Molecular Partners Patent, and, in each case, is directly related to the Development,
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Manufacturing, or Commercialization of Licensed Compounds or Licensed Products in the Field; provided that if Molecular Partners obtains during the Term a license for any Information (other than Information licensed pursuant to a Necessary License) from a Third Party for which payments would be due to such Third Party on account of such license, then Molecular Partners shall notify Allergan, identifying the relevant Information, and such Information will be deemed Molecular Partners Know-How only if Allergan provides Molecular Partners with written notice in which (i) Allergan consents to including such Information as Molecular Partners Know-How under this Agreement and (ii) Allergan agrees to be responsible for all payments due to such Third Party on account of the use of such Information in connection with the use, sale, offer for sale, importation, Development, Manufacture or Commercialization of any Licensed Compound or Licensed Product in the Field; and provided, further, that solely with respect to licenses for Information that is related to or reasonably useful for the use, sale, offer for sale, importation, Development, Manufacture or Commercialization of any Licensed Compound, the aggregate amount of all such payments due to Third Parties for such licenses shall not exceed, in any Calendar Quarter, [***] of the Net Sales of all Licensed Products containing such Licensed Compound in such Calendar Quarter. For clarity, Molecular Partners Know-How excludes Information (1) contained within the Molecular Partners Patents and (2) to the extent solely related to Drug Delivery Systems that are not Controlled by Allergan or its Affiliates.
1.100    “Molecular Partners Licensed Technology” means the Molecular Partners Know-How and Molecular Partners Patents.
1.101    “Molecular Partners Patent” means any Patent (other than a Joint Patent) that (a) is Controlled by Molecular Partners as of the Effective Date or at any time during the Term, and (b) would be infringed, absent a license, by the Development, Manufacture, Commercialization, use, sale, offer for sale or importation of any Licensed Compound or Licensed Product in the Field; provided that if Molecular Partners obtains, during the Term, a license for any Patent (other than a Patent licensed pursuant to a Necessary License) from a Third Party for which payments would be due to such Third Party on account of such license, then Molecular Partners shall notify Allergan, identifying the relevant Patent, and such Patent will be deemed a Molecular Partners Patent only if Allergan provides Molecular Partners with written notice in which (i) Allergan consents to including such Patent as a Molecular Partners Patent under this Agreement and (ii) Allergan agrees to be responsible for all payments due to such Third Party on account of such Patent in connection with the use, sale, offer for sale, importation, Development, Manufacture, or Commercialization of any Licensed Compound or Licensed Product in the Field; and provided, further, that solely with respect to licenses for Patents that would be infringed, absent such license, by the use, sale, offer for sale, importation, Development, Manufacture or Commercialization of any Licensed Compound, the aggregate amount of all such payments due to Third Parties for such licenses (and any licenses described in Section 1.99) shall not exceed, in any [***] of the Net Sales of all Licensed Products containing such Licensed Compound in such Calendar Quarter. “Molecular Partners Patent” includes the Patents set forth on Exhibits E and F; any Patent that claims priority, directly or indirectly, from the Patents set forth on Exhibits E and F; and any Patent from which the Patents set forth on Exhibits E and F claim priority, directly or indirectly.
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1.102    “Molecular Partners [***] Patents” has the meaning set forth in Section 10.3(a)(i).
1.103    “Molecular Partners [***] Patents” has the meaning set forth in Section 10.3(a)(ii).
1.104    “Molecular Partners Research IP” means all Patents and Information Controlled by Molecular Partners during the Research Term or Research Term Extension that are necessary or reasonably useful for Allergan to conduct its activities described under Section 2.7 solely in connection with the performance of the Research Program in accordance with the terms of this Agreement. By way of clarification, Molecular Partners Research IP may include, if within the scope of the preceding sentence, Information that relates to or arises from a MP DARPin Domain, but shall not include any MP DARPin Domain itself.
1.105    “Molecular Partners Terminating Event” means either (i) a Change of Control of Molecular Partners where the Acquiror has Initiated a Clinical Trial or is commercializing a pharmaceutical product in the Field or (ii) a Molecular Partners Competitive Event.
1.106    “MP0112 Agreement” has the meaning set forth in the fourth recital.
1.107    “MP0260 Agreement” has the meaning set forth in the fourth recital.
1.108    “MP Collaboration Results” means all Collaboration Results (a) generated solely by or on behalf of Molecular Partners or its Affiliates (other than any such Collaboration Result that is defined as an AGN Collaboration Result in Section 1.4(b) or (c)) or (b) generated solely or jointly by or on behalf of the Parties or their Affiliates that are directed to MP Core Inventions.
1.109    “MP Core Inventions” has the meaning set forth in Section 10.2(a).
1.110    “MP DARPin Domains” means (a) initially, (i) with respect to [***], the Excluded DARPin Domains, and (ii) with respect to each Collaboration Target (including [***]), the three (3) DARPin Domains Binding such Collaboration Target selected by Molecular Partners through the JSC pursuant to Section 2.4(b), or (b) thereafter, DARPin Domains selected by Molecular Partners through the JSC as a replacement for an existing MP DARPin Domain under (a) above (which existing MP DARPin Domain will no longer be considered an MP DARPin Domain) pursuant to Section 2.4(c).
1.111    “Necessary License” has the meaning set forth in Section 9.7(b).
1.112    :[***]
(a)    [***]
(b)    [***]
(c)    [***]
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(d)    [***]
(e)    [***]
(f)    [***]
(g)    [***]
Sales of Licensed Product between or among Allergan and its Affiliates or Sublicensees shall be excluded from the computation of Net Sales, but the subsequent final sales of Licensed Product to Third Parties by such Affiliates and Sublicensees shall be included in the computation of Net Sales.
Notwithstanding the foregoing, in the event a Licensed Product is sold in a country in the Territory as a Combination Product, Net Sales of the Combination Product will be calculated as follows:
(i)    If Licensed Product and other active component(s) each are sold separately in such country, Net Sales will be calculated by [***].
(ii)    If the Licensed Product is sold independently of the other active component(s) therein in such country, but the average gross selling price of such other active component(s) cannot be determined, Net Sales will be calculated by [***].
(iii)    If the other active component(s) are sold independently of the Licensed Product therein in such country, but the average gross selling price of such Licensed Product cannot be determined, Net Sales will be calculated [***].
(iv)    If neither the Licensed Product nor the other active component(s) are sold independently in such country, the Parties shall determine Net Sales for such Combination Product by [***].
For purposes of the foregoing, in the Calendar Year during which a Combination Product is first sold in a country, a forecasted average gross selling price shall be used for the Licensed Product and the other active component(s), to be determined in good faith mutually by the Parties. Any over or under payment due to a difference between forecasted and actual average gross selling prices in such country shall be paid or credited, as applicable, in the first royalty payment of the following Calendar Year. In the following Calendar Year the average gross selling price of both the Licensed Product and the other active component(s) included in the Combination Product in the previous Calendar Year shall apply.
Allergan, its Affiliates, and Sublicensees will not sell any Licensed Product in combination with or as part of a bundle with other products, or offer packaged arrangements to customers that include a Licensed Product, in such a manner as to disproportionately discount the selling price of such Licensed Product as compared with the weighted-average discount applied to the other products, as a percent of the respective list prices (or if not available, a good faith estimate thereof) of such products and the Licensed Product prior to applying the discount.
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1.113    “Non-Breaching Party” has the meaning set forth in Section 14.3.
1.114    “Option” has the meaning set forth in Section 4.2.
1.115    “Party” has the meaning set forth in the introductory paragraph.
1.116    “Patent Matters” has the meaning set forth in Section 15.5.
1.117    “Patents” means (a) pending patent applications, issued patents, utility models and designs; (b) reissues, substitutions, confirmations, registrations, validations, re-examinations, additions, continuations, continued prosecution applications, continuations-in-part, or divisions of or to any of the foregoing; and (c) extensions, renewals or restorations of any of the foregoing by existing or future extension, renewal or restoration mechanisms, including supplementary protection certificates or the equivalent thereof.
1.118    “[***]” means [***], as defined as of the Effective Date by the SwissProt number [***]. For clarity, Collaboration Target Isoforms for [***] do not include [***].
1.119    “Phase 1 Clinical Trial” means a Clinical Trial of a Licensed Product in the Field to establish that such Licensed Product is reasonably safe for continued testing and to support its continued testing in later phase Clinical Trials, as and to the extent defined for the U.S. in 21 C.F.R. § 312.21(a), as amended from time to time, or equivalent law or regulation in regulatory jurisdictions outside the U.S.
1.120    “Phase 2 Clinical Trial” means a Clinical Trial of a Licensed Product in the Field conducted in patients with the disease or condition under study to evaluate the effectiveness of the Licensed Product for the proposed therapeutic Indication, as and to the extent defined for the U.S. in 21 C.F.R. § 312.21(b), as amended from time to time, or equivalent law or regulation in regulatory jurisdictions outside the U.S.
1.121    “Phase 3 Clinical Trial” means a pivotal Clinical Trial of a Licensed Product in the Field with a defined dose or a set of defined doses of such Licensed Product on sufficient numbers of human patients designed to confirm with statistical significance the safety and efficacy of such Licensed Product and to support a Regulatory Approval for the proposed Indication as and to the extent defined for the U.S. in 21 C.F.R. § 312.21(c), as amended from time to time, or equivalent law or regulation in regulatory jurisdictions outside the U.S.
1.122    “Physiochemical Properties” means, with respect to a DARPin Domain or Product Candidate, physiochemical properties such as binding kinetics, expression stability in aqueous solution, primary and higher-order structure, extent of structural heterogeneity, aggregation, and any other properties set forth in Appendix 6.1 of the ICH Topic Q 6 B.
1.123    “Product Candidate” means, with respect to a Collaboration Target Combination, a mono-specific or multi-specific DARPin Compound made by Molecular Partners during the Research Term or any Research Term Extension containing one or more AGN DARPin Domains for each Collaboration Target in such Collaboration Target Combination. For
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clarity, if an AGN DARPin Domain in a Product Candidate, or any Collaboration Target in the Collaboration Target Combination for a Product Candidate, is replaced during the Research Term or any Research Term Extension, such Product Candidate will no longer be considered a Product Candidate.
1.124    “Regulatory Approval” means all approvals from the relevant Regulatory Authority in a given country or regulatory jurisdiction of the Regulatory Approval Application for a Licensed Product in the Field, including all licenses, registrations, and pricing or reimbursement approvals, that are necessary for the sale of such Licensed Product, including clinical testing, manufacture, distribution, or use of such Licensed Product, in such country or regulatory jurisdiction.
1.125    “Regulatory Approval Application” means an application to the appropriate Regulatory Authority for approval to sell a Licensed Product in any particular jurisdiction, including a BLA in the U.S.
1.126    “Regulatory Authority” means, in a particular country or jurisdiction, any applicable Governmental Authority that has the authority to regulate the manufacture, marketing, testing, pricing, or sale of drug products in such country or jurisdiction.
1.127    “Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any Governmental Authority under applicable Law with respect to a Licensed Product in a country or jurisdiction in the Territory to prevent Third Parties from Commercializing such Licensed Product in such country or jurisdiction, other than a Patent right, including orphan drug exclusivity, pediatric exclusivity, rights conferred in the U.S. under the Hatch-Waxman Act or the FDA Modernization Act of 1997, in the EU under Directive 2001/83/EC, or rights similar thereto in other countries or regulatory jurisdictions in the Territory.
1.128    “Regulatory Materials” means regulatory applications, submissions, notifications, communications, correspondence, registrations, Regulatory Approvals or other filings made to, received from or otherwise conducted with a Regulatory Authority in order to Develop, Manufacture, or Commercialize a Licensed Product in a particular country or jurisdiction.
1.129    “Rejected Product Candidate” means, with respect to a Collaboration Target Combination for which Allergan does not exercise an Option prior to the expiration of the Research Term (or, if such Collaboration Target Combination is a RTE Target Combination, prior to the expiration of the Research Term Extension), each Product Candidate and each AGN DARPin Domain for such Collaboration Target Combination. A Rejected Product Candidate does not include: (a) any DARPin Compound Binding a Collaboration Target Combination for which one or more Collaboration Targets were replaced prior to the end of the Research Term, (b) any AGN DARPin Domain that was replaced prior to the end of the Research Term or any Research Term Extension, or (c) any Product Candidate containing an AGN DARPin Domain that was replaced prior to the end of the Research Term.
1.130    “Remedial Action” has the meaning set forth in Section 6.5.
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1.131    “Replaced MP DARPin Domain” has the meaning set forth in Section 2.4(c)(ii).
1.132    “Replacement DARPin Domain” has the meaning set forth in Section 2.4(c)(ii).
1.133    “Research Program” has the meaning set forth in Section 2.1.
1.134    “Research Term” means the period commencing on the Effective Date and ending on the earlier of (a) [***] thereafter or (b) Allergan’s exercise of its third Option.
1.135    “Research Term Extension” has the meaning set forth in Section 2.9.
1.136    “Royalty-Bearing Sales” means, for each Licensed Product and each country in the Territory, Net Sales of such Licensed Product in such country during the Royalty Term for such Licensed Product in such country.
1.137    “Royalty Term” has the meaning set forth in Section 9.6(b).
1.138    “RTE Compound” has the meaning set forth in Section 2.9.
1.139    “RTE Target Combination” has the meaning set forth in Section 2.9.
1.140    “SEC” has the meaning set forth in Section 9.12.
1.141    “Subject Patent” has the meaning set forth in Section 10.6.
1.142    “Sublicensee” has the meaning set forth in Section 4.5(a).
1.143    “Systemic Delivery” means the administration of a drug product systemically in the body of the patient, including by intravenous, subcutaneous, oral or pulmonary administration. Administration of a drug product to the eye or its adnexa through a Drug Delivery System shall not be deemed to be Systemic Delivery.
1.144    “Target” means a protein to which the Binding of a DARPin Compound may produce a therapeutic effect. Substances to which the Binding of a DARPin Compound produces a therapeutic effect solely by modifying the pharmacokinetics of a DARPin Compound are not Targets.
1.145    “Term” has the meaning set forth in Section 14.1.
1.146    “Terminated Product” means any Licensed Product for which Allergan terminates Development or Commercialization under Section 4.10(b), as such Licensed Product is being Developed or Commercialized as of the effective date of such termination.
1.147    “Territory” means all of the countries of the world.
1.148    “Third Party” means any entity other than Molecular Partners or Allergan or an Affiliate of either of them.
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1.149    “Trademark” means any word, name, symbol, color, designation or device, or any combination thereof, whether registered or unregistered, that is intended to indicate the source or origin of a product or service, including any trademark, trade dress, service mark, service name, brand mark, trade name, brand name, logo, or business symbol.
1.150    “U.S.” means the United States of America, including all possessions and territories thereof.
1.151    “[***]” [***], as defined as of the Effective Date by the SwissProt number [***]. For clarity, Collaboration Target Isoforms for [***] do not include [***].
1.152    “Valid Claim” means an issued claim that has not: (a) expired or been revoked or canceled; (b) been declared invalid or unenforceable by a patent office or a decision of a court or other Governmental Authority of competent jurisdiction; provided that if any such claim that has been declared invalid or unenforceable is subsequently determined to be valid and enforceable by a court or other Governmental Authority of competent jurisdiction from which no appeal can be taken (or was taken within the allowable time period), then such claim shall thereafter be a Valid Claim except as otherwise provided under subsection (a), (c), or (d); (c) been admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise; or (d) been abandoned or disclaimed.
ARTICLE 2
RESEARCH PROGRAM
2.1    Overview. Pursuant to this Agreement and as further described in this Article 2, Molecular Partners and Allergan will conduct a research program to identify and optimize Product Candidates Binding to Collaboration Target Combinations for use in the Field, under the direction and oversight of the JSC (the “Research Program”). At any time during the Research Term (or, to the extent applicable, the Research Term Extension), Allergan may exercise up to a total of three (3) Options to further develop and commercialize Product Candidates under an exclusive license from Molecular Partners in the Field, as provided in Article 4.
2.2    Governance. The Parties’ activities during the Research Term (and any Research Term Extension) will be directed and overseen by the Joint Steering Committee formed under and operated in accordance with the JSC Agreement (the “JSC”), which will also oversee Allergan’s Development of Licensed Compounds and Licensed Products.
2.3    DARPin Domain Generation. Molecular Partners shall use Commercially Reasonable Efforts to generate DARPin Domains for each Collaboration Target that Bind such Collaboration Target, that otherwise have characteristics that are expected to make them suitable for selection as an AGN DARPin Domain and, if included in a Product Candidate, that are expected to enable such Product Candidate to meet the criteria set forth in Section 2.5; provided, that Molecular Partners shall use Commercially Reasonable Efforts to provide, within a time period reasonably determined by the JSC, and subject to Section 2.6(i), a sufficient number of DARPin Domains for each Collaboration Target, as determined by the JSC, to enable Allergan to select three (3) suitable DARPin Domains as AGN DARPin Domains for each such
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Collaboration Target pursuant to Section 2.4(b). For each DARPin Domain identified pursuant to the preceding sentence, Molecular Partners will determine the Physiochemical Properties reasonably relevant to such DARPin Domain being selected as an AGN DARPin Domain (including any Physiochemical Properties specified by the JSC). Molecular Partners shall provide the JSC with a list of DARPin Domains generated pursuant to the first sentence of this Section 2.3, which list will (a) contain the set of DARPin Domains identified by Molecular Partners for the Collaboration Target that are most likely, as determined by Molecular Partners in its reasonable discretion, to enable a Product Candidate containing such DARPin Domain to meet the criteria set forth in Section 2.5 and (b) contain the DARPin Domains Binding [***] generated prior to the Effective Date and set forth on Exhibit D, and a report summarizing the results of its determination of the applicable Physiochemical Properties for each such DARPin Domain. Molecular Partners shall periodically update such list and report throughout the Research Term for any additional DARPin Domains generated under the Research Program by Molecular Partners.
2.4    AGN DARPin Domains and MP DARPin Domains.
(a)    Excluded DARPin Domains. Exhibit C sets forth a list of certain DARPin Domains identified by Molecular Partners prior to the Effective Date that Bind either [***] (such DARPin Domains, including all derivatives of such DARPin Domains created or identified by Molecular Partners after the Effective Date outside the scope of the Research Program, the “Excluded DARPin Domains”). Each Excluded DARPin Domain shall be deemed to be a MP DARPin Domain. Exhibit D sets forth a list of certain DARPin Domains identified by Molecular Partners prior to the Effective Date that (i) Bind either [***], as set forth on Exhibit D, and (ii) [***].
(b)    Initial Selection. Following receipt of the initial list and report from Molecular Partners under Section 2.3 for a particular Collaboration Target, the JSC shall promptly schedule an ad hoc meeting (no later than [***] after delivery of the list) to discuss such list. Allergan, through the JSC, shall select three (3) DARPin Domains from the list for such Collaboration Target as AGN DARPin Domains, which may not be, for [***], any Excluded DARPin Domain. Immediately following such selection, Molecular Partners, through the JSC, shall have the right to select three (3) DARPin Domains from such list for such Collaboration Target (other than any DARPin Domains selected by Allergan as AGN DARPin Domains) as MP DARPin Domains, any Information related to which shall be the Confidential Information of Molecular Partners. By way of clarification, the Excluded DARPin Domains shall not reduce the number of such selections available to Molecular Partners with respect to [***] under this Agreement.
(c)    Replacement.
(i)    At any time during the Research Term (and, solely with respect to RTE Compounds, any Research Term Extension), Allergan may, through the JSC, replace an AGN DARPin Domain with any DARPin Domain from the then-current list of DARPin Domains for the same Collaboration Target that is not an MP DARPin Domain for such Collaboration Target.
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(ii)    Subject to Section 2.4(c)(iii) and during the Research Term (and, solely with respect to RTE Compounds, any Research Term Extension), if Molecular Partners desires to replace one or more MP DARPin Domains for any Collaboration Target, Molecular Partners shall so notify Allergan, through the JSC, at least [***] prior to the next scheduled meeting of the JSC, and shall include in such notice an update to the list and report described in Section 2.3(b) for such Collaboration Target (which report and list shall include the Replacement DARPin Domains), the MP DARPin Domains that it intends to replace (the “Replaced MP DARPin Domains”), the DARPin Domains from such list that it intends to substitute the Replaced MP DARPin Domains with (the “Replacement DARPin Domains”), and a reasonably detailed summary of any Molecular Partners Research IP solely relating to any Replacement DARPin Domains. At such JSC meeting, the Parties shall discuss such proposed replacements, and Allergan shall have [***] following such JSC meeting to elect, through the JSC, to replace one or more AGN DARPin Domains with any DARPin Domain from such list (including any Replacement DARPin Domain, but excluding any MP DARPin Domain). Following such election or, if no such election is made, such [***] period, Molecular Partners may replace any MP DARPin Domain with any DARPin Domain from such list that, following the election by Allergan, is not an AGN DARPin Domain.
(iii)    In the event of any Change of Control of Molecular Partners, if Molecular Partners (or its successor entity) desires to replace an MP DARPin Domain during the Research Term (and, solely with respect to RTE Compounds, any Research Term Extension), Molecular Partners (or its successor entity) shall notify Allergan, identifying both the Replaced MP DARPin Domain and the proposed Replacement DARPin Domain, and the Parties shall proceed as follows under this Section 2.4(c)(iii) (which shall apply only following a Change of Control of Molecular Partners). If the proposed Replacement DARPin Domain was generated at the request of the JSC pursuant to Section 2.6(b), Allergan shall have [***] to replace, through the JSC, an AGN DARPin Domain with the proposed Replacement DARPin Domain pursuant to Section 2.4(c)(i), and, if such replacement is made, the Replacement DARPin Domain shall not be an MP DARPin Domain (and shall instead be an AGN DARPin Domain) and the Replaced MP DARPin Domain shall remain an MP DARPin Domain. If the Replacement DARPin Domain was not generated at the request of the JSC pursuant to Section 2.6(b), or if it was so generated but Allergan does not make the replacement described in the preceding sentence, the Replacement DARPin Domain shall replace the Replaced MP DARPin Domain as an MP DARPin Domain.
(iv)    Upon any replacement under this Section 2.4(c), the DARPin Domain that is replaced will no longer be deemed an AGN DARPin Domain or MP DARPin Domain, as the case may be. Notwithstanding anything to the contrary in Section 2.4(c)(ii) or (iii), Molecular Partners shall not have the right to replace any Excluded DARPin Domain.
2.5    Product Candidate Generation. Allergan shall, through the JSC, designate the Collaboration Target Combinations for which Molecular Partners will generate Product Candidates. Following selection of the AGN DARPin Domains for each Collaboration Target in a Collaboration Target Combination, Molecular Partners shall use Commercially Reasonable Efforts to commence generating Product Candidates for such Collaboration Target Combination
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from such AGN DARPin Domains in accordance with a mutually agreed timeframe during the Research Term. The JSC may direct Molecular Partners to perform Modifications or any other modifications to the Product Candidates, including [***] during the Research Term or (solely with respect to RTE Compounds) Research Term Extension. At any time during the Research Term or Research Term Extension, the JSC may direct Allergan to perform Modifications to Product Candidates or RTE Compounds, respectively, and, if so directed, Allergan shall perform such Modifications subject to the oversight of the JSC. In addition, at any time during the Research Term or Research Term Extension, Allergan may, at its sole discretion and not subject to oversight by the JSC, make Modifications to Product Candidates or RTE Compounds, respectively; provided that Allergan shall update the JSC, at its next regularly scheduled meeting following the completion of such Modification, regarding such Modification (unless Allergan has a compelling business justification to delay such update, in which case it will provide such update to the JSC at a time reasonably selected by Allergan, but subject to Section 10.2(b)). Molecular Partners shall use Commercially Reasonable Efforts to ensure that each Product Candidate satisfies the following criteria: (a) does not, to Molecular Partners’ knowledge at such time, contain a DARPin Domain that Binds to any Target other than the applicable Collaboration Targets, (b) is suitable for in vivo testing, including intravitreal injection, (c) specifically binds the applicable Collaboration Target with an affinity of [***], (d) may be produced in [***] (or other suitable expression system) at [***] and (e) conforms to the requirements of purity, potency, manufacturability, and modulation (e.g. inhibition or activation) set forth on Exhibit B.
2.6    Molecular Partners Responsibilities. During the Research Term and any Research Term Extension, Molecular Partners shall use Commercially Reasonable Efforts to conduct the activities assigned to it in this Article 2; provided that, notwithstanding anything to the contrary in this Agreement, in no event shall Molecular Partners be required to conduct any activity that would obligate it to (i) devote more than [***] FTEs per year to its activities under this Agreement and under Section 4.6(a) of the MP0260 Agreement during the Research Term, or more than [***] FTEs per year to its activities under this Agreement and under Section 4.6(a) of the MP0260 Agreement during the Research Term Extension, (ii) breach any of its contractual obligations existing prior to the Effective Date, or (iii) in Molecular Partners’ reasonable judgment, infringe any Third Party intellectual property rights or subject its personnel to an unreasonable safety risk. Such activities are, as further detailed in this Article 2: (a) identifying DARPin Domains for each Collaboration Target pursuant to Section 2.3; (b) following the selection of AGN DARPin Domains under Section 2.4(b), identifying additional DARPin Domains and modifying and optimizing AGN DARPin Domains, in each case to the extent directed by the JSC; (c) generating and delivering Product Candidates based on AGN DARPin Domains for each Collaboration Target Combination pursuant to Section 2.5; (d) modifying Product Candidates previously delivered under clause (c), to the extent directed by the JSC; (e) determining applicable Physiochemical Properties for each DARPin Domain and Product Candidate generated; (f) expressing, producing and delivering to Allergan the AGN DARPin Domains and Product Candidates in reasonable and sufficient quantities to enable Allergan to conduct its activities under this Article 2 and, in the case of Product Candidates, to evaluate whether it will exercise its Option with respect to the applicable Collaboration Target Combination; and (g) to the extent agreed by the Parties, providing technical assistance as reasonably necessary or useful for Allergan’s evaluation and testing of Product Candidates.
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2.7    Allergan Responsibilities. During the Research Term and any Research Term Extension, Allergan shall use Commercially Reasonable Efforts to conduct the following activities: (a) evaluate Product Candidates by performing appropriate preclinical efficacy, pharmacokinetic, formulation and safety studies; (b) through the JSC, select AGN DARPin Domains for each Collaboration Target; (c) through the JSC, designate the Collaboration Target Combinations for which Molecular Partners will generate Product Candidates, (d) perform the Modifications to Product Candidates that Allergan has been directed to perform by the JSC under Section 2.5, (e) determine the optimal route of delivery (e.g., by topical delivery, direct injection or delivery via a Drug Delivery System) for each Product Candidate; and (f) conduct all activities necessary for Allergan to determine, in its sole discretion, whether or not to exercise each Option for a Collaboration Target Combination. Notwithstanding anything to the contrary in this Agreement, except as expressly provided in Section 2.5 or 5.7, Allergan shall not have the right to modify any DARPin Domain.
2.8    Collaboration Target Replacement. At any time during the Research Term, Allergan may replace a Collaboration Target, other than [***], with another Target according to the following procedure described in this Section 2.8; provided that Allergan shall not have the right to replace a Collaboration Target that is included in a Collaboration Target Combination for which Allergan has exercised an Option (i.e., a Licensed Target Combination). If Allergan desires to replace a Collaboration Target, Allergan shall provide written notice to Molecular Partners identifying the new Target and the corresponding Exclusivity Target(s) (each as identified by SwissProt numbers) and the existing Collaboration Target proposed to be replaced. Within [***] from receipt of such notice, Molecular Partners will notify Allergan: (a) if Molecular Partners or its Affiliate has, prior to the date of receipt of such notice, granted a Third Party any rights (including an option) with respect to such Target (or corresponding Exclusivity Target(s)) that prohibit Molecular Partners from performing its obligations under this Agreement with respect to such Target or granting Allergan an exclusive license to DARPin Compounds Binding such Target in accordance with the terms of this Agreement, (b) if Molecular Partners or its Affiliate is actively engaged and, at the time such notice was delivered, was actively engaged in good faith, bona fide negotiations with a Third Party with respect to an agreement that would grant any of the rights described in (a), (c) if Molecular Partners or its Affiliate has, prior to the date of receipt of such notice, commenced proven activities pursuing an internal research, preclinical, or clinical development program with respect to such Target (or corresponding Exclusivity Target(s)), (d) if Molecular Partners has identified, in good faith, any other compelling business reason for not including such Target as a Collaboration Target (e.g., Molecular Partners is a party to an agreement with a Third Party that would materially prevent it from performing its obligations under this Section 2.8), and shall include in such notice a description of such reason. If Molecular Partners provides a notice under clause (a), (b), or (c), then the Target will not become a Collaboration Target and the Target proposed to be replaced will remain a Collaboration Target. If Molecular Partners provides a notice under clause (d), then the Parties will promptly discuss in good faith the reason provided by Molecular Partners and whether or not to include such Target as a Collaboration Target notwithstanding such reason. If the Parties do not agree following such good faith discussions, the matter shall be submitted to an independent Third Party with significant experience in the pharmaceutical industry, as mutually selected by the Parties, who shall decide whether or not to include such Target as a
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Collaboration Target. If Molecular Partners does not provide such notice within the applicable [***] period, or if, following the discussions after a notice under clause (d), the Parties agree to include a proposed Target as a Collaboration Target or the independent Third Party determines to include such Target as a Collaboration Target, or if Molecular Partners provides notice within such [***] period that it has no objection to such Target, then (i) the Parties will determine in good faith the one or more Exclusivity Targets for such Target, each of which must interact directly with such Collaboration Target, and (ii) such Target will become a Collaboration Target and the Target being replaced will no longer be a Collaboration Target. A Target will become an Exclusivity Target only upon the Parties’ mutual written agreement, provided that (A) neither Party shall unreasonably withhold such agreement and (B) Molecular Partners may not withhold agreement if Allergan proposes only a single Exclusivity Target that interacts directly with the Collaboration Target. In addition, the Parties shall negotiate, in good faith, the list of Collaboration Target Isoforms for such Collaboration Target and the Exclusivity Target Isoforms for the agreed upon Exclusivity Targets. Following determination of such Exclusivity Targets, Exclusivity Target Isoforms, and Collaboration Target Isoforms for such Collaboration Target, the Parties shall update Exhibit A to reflect the addition of such Collaboration Target (and such Exclusivity Targets, Exclusivity Target Isoforms, and Collaboration Target Isoforms) and the removal of the former Collaboration Target (and its related Exclusivity Targets, Exclusivity Target Isoforms, and Collaboration Target Isoforms).
2.9    Research Term Extension. If, not later than [***] after the Effective Date, Allergan has exercised one or two (but not all three) Options, then Allergan may elect, by written notice to Molecular Partners within [***], to fund an additional [***] period of activity by Molecular Partners after the end of the Research Term (the “Research Term Extension”), for either (a) three (3) Product Candidates for each of three (3) Collaboration Target Combinations, if Allergan has then exercised one Option, or (b) three (3) Product Candidates for each of two (2) Collaboration Target Combinations, if Allergan has then exercised two Options. Allergan will specify the applicable Product Candidates (each, a “RTE Compound”) and Collaboration Target Combinations (each, a “RTE Target Combination”) in its notice to Molecular Partners. If Allergan decides to fund a Research Term Extension, (i) Allergan will pay Molecular Partners a non-refundable, non-creditable extension fee of [***] for each RTE Target Combination no later than the expiration of the Research Term, (ii) prior to the expiration of the Research Term, the Parties will reasonably agree on a research plan for the activities to be conducted by Molecular Partners during the Research Term Extension, (iii) in accordance with Section 9.3, Allergan will reimburse Molecular Partners’ Third Party expenses (at such Third Parties’ invoiced cost), Molecular Partners’ internal FTE expenses (at the FTE Rate), and any other expenses incurred by Molecular Partners (at the actual out-of-pocket cost to Molecular Partners), in each case, incurred in connection with the Research Program during the Research Term Extension, and (iv) Molecular Partners will use Commercially Reasonable Efforts to conduct the activities in such research plan during the Research Term Extension, provided that in no event will Molecular Partners be required to provide more than [***] FTEs during the Research Term Extension. Notwithstanding the foregoing, the Research Term Extension will expire upon the earlier of (a) Allergan’s exercise of its remaining one or two Options, as applicable, during the Research Term Extension or (b) [***] following the expiration of the Research Term.
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2.10    Expenses. Except as otherwise expressly provided in this Article 2 or Article 9, each Party will bear all expenses it incurs to conduct its activities during the Research Term and Research Term Extension.
2.11    Data Exchange. Reasonably promptly following the Effective Date, Molecular Partners will provide Allergan, through the JSC, with a reasonably detailed summary of the Molecular Partners Research IP existing as of the Effective Date. During the Research Term and any Research Term Extension, Molecular Partners shall provide updates to such summary to Allergan, through the JSC, at least quarterly. Upon the reasonable request of Allergan made through the JSC, Molecular Partners will provide Allergan with electronic copies of the portions of the Molecular Partners Research IP requested by Allergan, provided, however, that Molecular Partners shall not be required to provide any such Molecular Partners Research IP arising from and directly relating to research, development, and manufacturing activities following an initial in vivo pharmacology study in an Indication not related to the Field.
2.12    Collaboration Results. Subject to the terms and conditions of this Agreement, (a) Molecular Partners will exclusively own all MP Collaboration Results, (b) Allergan will exclusively own all AGN Collaboration Results, and (c) each Party will jointly own all Joint Collaboration Results. Except as otherwise provided in this Agreement, each Party shall have the right to use and exploit the Joint Collaboration Results for any purpose without the duty of accounting or seeking consent from the other Party. Each Party shall notify the other Party promptly after developing any Collaboration Results of which the other Party is the exclusive owner. Each Party shall assign and hereby assigns to the other Party its entire right, title and interest in and to the Collaboration Results and all intellectual property rights therein as needed to implement the ownership of the Collaboration Results in accordance with the provisions of Section 2.12.
2.13    Records and Reports. Each Party shall maintain complete and accurate records (in the form of technical notebooks and/or electronic files where appropriate) of all work conducted by it under the Research Program and all Information resulting from such work. Such records, including any electronic files where such Information may also be contained, shall fully and properly reflect all work done and results achieved in the performance of the Research Program in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes and shall be stored in a manner that allows the maintaining Party to access such records in a timely manner. Each Party shall have the right to review and copy such records maintained by the other Party at reasonable times and to obtain access, in a reasonably timely manner, to originals to the extent needed for patent or regulatory purposes or for other legal proceedings. Each Party shall provide the JSC with regular reports detailing its respective research activities under the Research Program and the results of such activities.
2.14    Material Transfer. To facilitate the conduct of the Research Program, either Party may provide to the other Party certain biological materials or chemical compounds, including AGN DARPin Domains and Product Candidates, owned by or licensed to the supplying Party for use by the other Party in furtherance of the Research Program (such materials or compounds provided hereunder are referred to, collectively, as “Materials”). Except as
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otherwise expressly provided under this Agreement, all such Materials delivered to the other Party shall remain the sole property of the supplying Party, shall be used only in furtherance of the Research Program and solely under the control of the other Party, shall not be used or delivered to or for the benefit of any Third Party without the prior written consent of the supplying Party, and shall not be used in research or testing involving human subjects. The Materials supplied under this Section 2.14 are supplied “as is” and must be used with prudence and appropriate caution in any experimental work, since not all of their characteristics may be known.
2.15    Subcontracting. Each Party may perform any of its Research Program obligations under this Agreement through one or more subcontractors or consultants, provided that (a) Molecular Partners may not subcontract any of its obligations related to screening or selection of DARPin Domains, (b) the subcontracting Party remains responsible for the work allocated to, and payment to, such subcontractors and consultants as it selects to the same extent it would if it had done such work itself; (c) the subcontractor undertakes in writing obligations of confidentiality and non-use regarding Confidential Information, that are substantially the same as those undertaken by the Parties pursuant to Article 13 hereof; and (d) the subcontractor agrees in writing to assign all intellectual property developed in the course of performing any such work under the Research Program to the Party retaining such subcontractor. A Party may also subcontract work on terms other than those set forth in this Section 2.15, with the prior approval of the JSC.
2.16    Disclaimer. Allergan understands and acknowledges that the DARPin Domains and Product Candidates are the subject of ongoing research. Without limiting the generality of the warranty disclaimer set forth in Section 11.5, Molecular Partners disclaims any warranties with regards to: (a) the success of any activities conducted under the Research Program or (b) the safety or usefulness for any purpose of any Product Candidates provided or discovered under this Agreement.
2.17    Exclusivity Target Isoform Identification. Promptly after the Effective Date, the Parties shall negotiate, in good faith, the list of Exclusivity Target Isoforms for each Exclusivity Target set forth on Exhibit A as of the Effective Date. Following determination of such Exclusivity Target Isoforms, the Parties shall update Exhibit A to reflect the addition of such Exclusivity Target Isoforms.
ARTICLE 3
EXCLUSIVITY AND RELATED RESTRICTIONS
3.1    During Research Term. During the Research Term, other than pursuant to this Agreement, the MP0112 Agreement or the MP0260 Agreement, and subject to Sections 3.4 and 3.5, Molecular Partners (itself or through an Affiliate or Third Party) will not make, use, sell, offer for sale, import, or otherwise develop, commercialize, or exploit: (a) any [***] in or outside the Field or (b) in the Field, any [***] (whether a conjugation, mixture, or other combination of [***]) that Binds any [***].
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3.2    During Research Term Extension. During the Research Term Extension, other than pursuant to this Agreement, the MP0112 Agreement or the MP0260 Agreement, and subject to Sections 3.4 and 3.5, Molecular Partners (itself or through an Affiliate or Third Party) will not make, use, sell, offer for sale, import, or otherwise develop, commercialize, or exploit: (a) any [***], in or outside the Field, (b) any [***] that Binds a [***] in any [***], in or outside the Field, or (c) in the Field, any [***] (whether a conjugation, mixture, or other combination of [***]) that Binds: (1) in the case of an [***] consisting of [***], at least [***] in such [***] or (2) in the case of an [***] consisting of [***], any [***] (other than any [***]) with any [***].
3.3    During the Term.
(a)    During the Term, other than pursuant to this Agreement, the MP0112 Agreement or the MP0260 Agreement, and subject to Sections 3.4 and 3.5, Molecular Partners (itself or through an Affiliate or Third Party) will not make, use, sell, offer for sale, import, or otherwise develop, commercialize, or exploit: (i) any [***], or any [***], in or outside the Field, or (ii) in the Field, any [***] (whether a conjugation, mixture, or other combination of [***]) that Binds (1) in the case of a [***] consisting of [***], at least [***] or (2) in the case of a [***] consisting of [***], any [***] (other than any other [***]) with any [***].
(b)    During the Term, for so long as Allergan is developing or commercializing a [***] that Binds [***], Molecular Partners (itself or through an Affiliate or Third Party) will not make, use, sell, offer for sale, import, or otherwise develop, commercialize, or exploit in the Field any [***] (whether a conjugation, mixture, or other combination of [***]) that Binds a [***]; provided, that this Section 3.3(b) will not restrict Molecular Partners from making, using, selling, offering for sale, importing, or otherwise developing, commercializing, or exploiting any product that, at a given time, is (i) a Terminated Product (as such term is defined in this Agreement, the MP0112 Agreement, the MP0260 Agreement or any subsequent agreement between the Parties or their Affiliates) or (ii) a product that would otherwise be a Terminated Product, except that the [***] in such product has been Modified from the [***] in such Terminated Product.
3.4    Clarifications.
(a)    Sections 3.1(b), 3.2(c), 3.3(a)(ii) and 3.3(b) will not limit or restrict (i) Molecular Partners (itself or through an Affiliate or Third Party) in any way from conducting any research of DARPin Compounds in the Field or (ii) Molecular Partners (itself or through an Affiliate or Third Party) in any way from conducting, or granting any Third Party the right to conduct, any research, development, manufacture, or commercialization of DARPin Compounds outside the Field.
(b)    By way of example, if an [***] consists of [***], Sections 3.2(c) and 3.3(a)(ii) will not restrict Molecular Partners (itself or through an Affiliate or Third Party) from conducting any activities, whether in or outside the Field, with respect to a [***], but will restrict Molecular Partners from preclinically or clinically developing or commercializing for use in the Field a [***]. However, if an [***], Sections 3.2(c) and 3.3(a)(ii) will not restrict Molecular
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Partners (itself or through an Affiliate or Third Party) from conducting any activities, whether in or outside the Field, with respect to a [***].
(c)    Notwithstanding anything in this Agreement or in the MP0112 Agreement or the MP0260 Agreement to the contrary, but subject to compliance with the provisions of this Agreement and such agreements relating to Terminated Products, Molecular Partners shall have the right to make, use, sell, offer for sale, import, and otherwise develop, commercialize, and exploit (i) any Terminated Product (as such term is defined in this Agreement, the MP0112 Agreement, the MP0260 Agreement or any subsequent agreement between the Parties or their Affiliates) or (ii) a product that would otherwise be a Terminated Product, except that the [***] in such product has been Modified from the [***] in such Terminated Product.
3.5    Change of Control. Notwithstanding anything to the contrary in this Agreement, in the event of any Change of Control of Molecular Partners (or successor entity thereto, applying the definition of Change of Control to such successor in place of Molecular Partners), this Article 3 shall not apply to or otherwise restrict (i) the activities of the Acquiror or its Affiliates (except for Molecular Partners to the extent Molecular Partners survives such acquisition as a separate entity) with respect to any product, product candidate, device, Drug Delivery System or service (including any designed ankyrin repeat protein or designed ankyrin repeat domain) including the making, using, selling, offering for sale, importing, or otherwise developing, commercializing, or exploiting thereof, or (ii) the intellectual property rights Controlled by such Acquiror or its Affiliates (other than Molecular Partners) prior to the date of such Change of Control or thereafter if such product, product candidate, device, Drug Delivery System or service was not developed in a material respect through the use of any Information or intellectual property right Controlled by Molecular Partners as of the date of such Change of Control.
3.6    Allergan Target-Related Confidential Information. If Allergan discloses to Molecular Partners during the Research Term or any Research Term Extension any Confidential Information of Allergan that relates to the utility of a Target (or particular epitope thereof) that is or was a Collaboration Target, then for so long as such information does not satisfy any of the exclusions in Section 13.1, Molecular Partners shall not use any such Information to clinically develop or commercialize DARPin Compounds Binding such Target or epitope thereof. Prior to providing any such Information, Allergan shall notify Molecular Partners of the proposed disclosure, and the Parties shall discuss such Information, and Molecular Partners shall have the right to limit or refuse such disclosure by Allergan, in which case Allergan shall only disclose the Information that Molecular Partners requests receiving.
3.7    Collaboration Results. During the Research Term, for each Collaboration Target, Molecular Partners shall not publicly disclose any Collaboration Results related directly to AGN DARPin Domains or Product Candidates for such Collaboration Target, provided that the foregoing shall not apply to any MP DARPin Domains, any AGN DARPin Domains that are replaced, or any Collaboration Results related to AGN DARPin Domains or Product Candidates for Collaboration Targets that are replaced (and are no longer Collaboration Targets). During
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any Research Term Extension, Molecular Partners shall not publicly disclose any Collaboration Results related directly to RTE Compounds or RTE Target Combinations.
3.8    Development Outside the Field. With respect to (a) any Exclusive DARPin and any [***] Compound that Binds [***], in each case that is or may be in the future subject to the restrictions set forth in Section 3.3(a)(ii) or 3.4(b), respectively, and that is commercially exploited by Molecular Partners or its Affiliates for use outside the Field, whether such exploitation is directly by Molecular Partners or indirectly through Affiliates, partners, joint ventures, licensees or other Third Parties, Molecular Partners will use Commercially Reasonable Efforts to prevent the formulation of such Exclusive DARPin or such [***] Compound that Binds [***] from being able to be [***]. Notwithstanding the foregoing, Molecular Partners shall request and use Commercially Reasonable Efforts to include into any agreement entered into after the Effective Date between Molecular Partners (or any of its Affiliates) and such Third Party provisions that obligate such Third Party to agree to comply with the obligations set forth in this Section 3.8 with respect to such Exclusive DARPin or such [***] Compound that Binds [***].
ARTICLE 4
OPTIONS AND LICENSES; REJECTED PRODUCT CANDIDATES AND
TERMINATED PRODUCTS
4.1    Research Licenses.
(a)    Subject to the terms and conditions of this Agreement, Molecular Partners hereby grants to Allergan during the Research Term and Research Term Extension a nonexclusive license in the Field under the Molecular Partners Research IP solely to the extent necessary or reasonably useful for Allergan to conduct its activities described under Article 2 in connection with the performance of the Research Program in accordance with the terms of this Agreement.
(b)    Subject to the terms and conditions of this Agreement, Allergan hereby grants to Molecular Partners during the Research Term and Research Term Extension a nonexclusive license in the Field under all Patents and Information Controlled by Allergan solely to the extent necessary or reasonably useful for Molecular Partners to conduct its activities under the Research Program in accordance with the terms of this Agreement.
4.2    Options. Molecular Partners hereby grants to Allergan three (3) exclusive options, each for a different Collaboration Target Combination, to obtain the exclusive license set forth in Section 4.3 (each, an “Option”). Such Options will expire, if not then exercised, at the end of the Research Term; provided that if a Research Term Extension is conducted, one or two (as applicable under Section 2.9) Options will remain in effect for the RTE Target Combinations only during the Research Term Extension. Allergan may exercise each such Option by (i) written notice to Molecular Partners prior to expiration thereof, setting forth the applicable Product Candidates and AGN DARPin Domains, and (ii) payment of the Option exercise fee under Section 9.2.
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4.3    License to Allergan. Subject to the terms and conditions of this Agreement, upon Allergan’s exercise of an Option for a Collaboration Target Combination in accordance with Section 4.2 and Molecular Partners’ receipt of the applicable Option exercise fee, Molecular Partners shall grant to Allergan an exclusive (even as to Molecular Partners except as provided in Section 4.4), royalty-bearing license, with the right to sublicense solely as provided in Section 4.5, under the Molecular Partners Licensed Technology with respect to the Licensed Products for the applicable Licensed Target Combination, to make, use, sell, offer for sale and import such Licensed Products in the Field in the Territory. The foregoing license includes the right to have any of the foregoing performed pursuant to Section 4.5(b).
4.4    Molecular Partners Retained Rights. Except as expressly granted under Section 4.3 and as limited by Article 3, Molecular Partners retains the right, under the Molecular Partners Licensed Technology, (a) in the Territory, to fulfill its obligations under this Agreement, (b) to exploit the Molecular Partners Licensed Technology outside the scope of the licenses granted to Allergan in Section 4.3, and (c) to use the Molecular Partners Know-How in connection with Molecular Partners’ conduct of general research and discovery of DARPin Compounds other than Licensed Compounds, provided that the activities permitted under this subsection (c) shall not be limited by Article 3.
4.5    Sublicense Rights and Subcontracting.
(a)    Allergan shall have the right to grant a sublicense of the license granted in Sections 4.1 and 4.3 to its Affiliates or Third Parties (whether directly through Allergan or in the form of a sub-sublicense from a sublicensee of Allergan or its Affiliates in accordance with the terms of subsection (v) below) (each, a “Sublicensee”); provided that any sublicenses to Third Parties shall be subject to Sections 4.5(a)(i) through (v):
(i)    Allergan shall remain primarily responsible for all of its Sublicensees’ activities and any and all failures by its Sublicensees to comply with the applicable terms of this Agreement;
(ii)    such sublicense shall refer to this Agreement, shall be consistent with the terms and conditions of this Agreement, and shall not limit the ability of Allergan (individually or through the activities of its Sublicensee) to perform its material obligations under this Agreement;
(iii)    within a reasonable time after execution of such sublicense, Allergan shall provide to Molecular Partners a copy of such sublicense, which may be redacted to omit any terms not relevant to determining Allergan’s and such Sublicensee’s obligations under this Agreement; and
(iv)    except as otherwise provided in the sublicense, if this Agreement terminates for any reason, upon Allergan’s written notice to Molecular Partners, any Sublicensee of the license set forth in Section 4.3 shall, from the effective date of such termination, automatically become a direct licensee of Molecular Partners with respect to the rights licensed to Allergan on the terms and conditions hereunder and sublicensed to the Sublicensee by
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Allergan; provided, however, that such Sublicensee cures all breaches by Allergan of this Agreement and is not in breach of its sublicense and continues to perform thereunder, and the terms of such sublicense are consistent with the rights of Molecular Partners to receive a transfer of, and license to, the items described in Section 4.10(b)(1) upon termination of such sublicense as if such items were generated by Allergan or its Affiliates; and
(v)    such Sublicensees of the license contained in Section 4.3 shall have the right to grant further sublicenses to Third Parties (upon the consent of Molecular Partners not to be unreasonably withheld) of same or lesser scope as its sublicense from Allergan under the license contained in Section 4.3, provided that such further Sublicenses shall be in accordance with and subject to all of the terms and conditions of this Section 4.5 (i.e., such Sublicensee shall be subject to this Section 4.5 in the same manner and to the same extent as Allergan). For clarity, any person or entity to whom a Sublicensee grants a sublicense as permitted by the terms of this Agreement shall be deemed to be a Sublicensee for purposes of this Agreement.
(b)    Allergan shall have the right to retain a Third Party contractor, including pursuant to Section 5.5, to perform any activity in connection with Allergan’s exercise of any of its rights granted under Section 4.1 or Section 4.3, where such activity is to be performed at the direction and control and for the sole benefit of Allergan or its Affiliates. Such retention of the Third Party contractor is not a sublicense within the meaning of this Section 4.5 but is considered an activity of Allergan under the license granted in Section 4.1 or Section 4.3, as applicable.
4.6    Licenses to Molecular Partners
(a)    Subject to the terms and conditions of this Agreement, Allergan hereby grants to Molecular Partners a worldwide, [***] license, [***] to research, develop, make, have made, use, sell, offer for sale, import and otherwise commercialize [***]. Such license will be royalty bearing for any DARPin Compound, the making, using, selling, offering for sale, importing, or other developing, commercializing, or exploiting of which (i) would, absent such license, infringe a Valid Claim of a DARPin Supported Allergan Claim or (ii) used in a material respect any DARPin Supported Allergan Claim Information, and will otherwise be royalty free. By way of clarification, where a Patent recites both DARPin Supported Allergan Claims and claims that are not DARPin Supported Allergan Claims, such license will extend only to the DARPin Supported Allergan Claims recited in such Patent and shall not include a license to those claims that are not DARPin Supported Allergan Claims. The determination of royalties shall be determined using the definition of Net Sales applied mutatis mutandis to sales of DARPin Compounds and products containing DARPin Compounds, in each case, covered by subclause (i) and/or (ii) by Molecular Partners, its Affiliates and sublicensees, the payment terms of such royalty shall be as set forth in Sections 9.6(b), (d) and (e), 9.8, 9.9, 9.10, and 9.11 as applied mutatis mutandis to Molecular Partners its Affiliates and sublicensees, and the royalty rate shall be negotiated in good faith by the Parties prior to the first commercial sale by Molecular Partners or any of its Affiliates or sublicensees of any product that would be subject to royalties under this Section 4.6(a); provided that such royalty rate shall not exceed [***] of such Net Sales and shall be subject to reduction in a Claim Country, in accordance with the provisions
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of Section 9.6(c) as applied mutatis mutandis to DARPin Supported Allergan Claims, in the event that there is no Valid Claim of a DARPin Supported Allergan Claim in such Claim Country that would be infringed by such product at the time of such first commercial sale or any time thereafter. By way of clarification, the license granted under this Section 4.6(a) does not grant Molecular Partners any right to perform those activities prohibited under Article 3 during the term for which Article 3 remains in effect.
(b)    Allergan shall request and use Commercially Reasonable Efforts when entering into any research or development contract relating to DARPin Compounds with any Third Party after the Effective Date to include in such contract provisions that obligate such Third Party to license or assign to Allergan any Information and Patents that, if Controlled by Allergan, would be DARPin Supported Allergan Claim Information or DARPin Supported Allergan Claims such that such Information or Patents would be included in the license in Section 4.6(a) for the full scope thereof. Notwithstanding the foregoing, Allergan shall not enter into any Third Party agreement under which MP Core Inventions might be made, or with a Third Party manufacturer as provided in Section 8.2, without obligating such Third Party to assign its rights in such inventions to Allergan so that Allergan may comply with its obligations under Section 10.2(a).
(c)    Upon the reasonable request of Molecular Partners made not more often than [***]: (i) Allergan will provide Molecular Partners with a reasonably detailed summary of the DARPin Supported Allergan Claim Information not directly related to the use of the Licensed Compounds in the Field (including Licensed Compounds under this Agreement, the MP0112 Agreement or the MP0260 Agreement) not previously disclosed or summarized to Molecular Partners, and (ii) Allergan will reasonably promptly provide Molecular Partners with electronic copies of the portions of any DARPin Supported Allergan Claim Information described in any such summary.
(d)    Notwithstanding the foregoing, Allergan may terminate the license granted pursuant to Section 4.6(a) with respect to all DARPin Supported Allergan Claims immediately upon written notice to Molecular Partners if Molecular Partners or its Affiliates or Sublicensees (directly or indirectly, individually or in association with any other person or entity) challenges, anywhere in the world, the validity, enforceability or scope of any DARPin Supported Allergan Claim. Notwithstanding the foregoing, in the event that Allergan (directly or indirectly) first initiates or participates in a legal proceeding against Molecular Partners, its Affiliates or Sublicensees in which a DARPin Supported Allergan Claim is asserted against Molecular Partners, its Affiliates or Sublicensees, then Molecular Partners, its Affiliates or Sublicensees, as applicable, shall have the right to participate in such actions including by challenging the validity, enforceability or scope of any DARPin Supported Allergan Claim, and no such challenge by Molecular Partners, its Affiliates or Sublicensees shall give Allergan the right to terminate such license under this Section 4.6(d).
4.7    No Implied Licenses. Except as explicitly set forth in this Agreement, neither Party shall be deemed by estoppel or implication to have granted the other Party any license or other right to any intellectual property of such Party.
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4.8    Covenants.
(a)    Misappropriation by Allergan Affiliates.
(i)    Allergan hereby covenants that, during the Research Term and any Research Term Extension, it will not, and will not grant a license to any of its Affiliates or Sublicensees permitting such Affiliates or Sublicensees to, conduct any activities that infringe a Valid Claim, or misappropriate any Molecular Partners Know-How, within the Molecular Partners Research IP, outside the scope of the license expressly granted by Section 4.1(a). In the event that Allergan or any such Affiliate or Sublicensee materially breaches this Section 4.8(a)(i), then Allergan, such Affiliate or such Sublicensee, as applicable, shall promptly notify Molecular Partners and assign to Molecular Partners all of its rights in any inventions to the extent made in the conduct of such activities outside the scope of the license expressly granted by Section 4.1(a), and, at the request of Molecular Partners, provide to Molecular Partners all Information related thereto.
(ii)    Allergan hereby covenants that, between the time of the first Option exercise and the end of the Term, it will not, and will not grant a license to any of its Affiliates or Sublicensees permitting such Affiliates or Sublicensees to, conduct any activities that infringe a Valid Claim, or misappropriate any Molecular Partners Know-How, within the Molecular Partners Licensed Technology, outside the scope of the license expressly granted by Section 4.3. In the event that Allergan or any such Affiliate or Sublicensee materially breaches this Section 4.8(a)(ii), then Allergan, such Affiliate or such Sublicensee, as applicable, shall promptly notify Molecular Partners and assign to Molecular Partners all of its rights in any inventions to the extent made in the conduct of such activities outside the scope of the license expressly granted by Section 4.3, and, at the request of Molecular Partners, provide to Molecular Partners all Information related thereto.
(b)    Misappropriation by Molecular Partners Affiliates.
(i)    Molecular Partners hereby covenants that, during the Research Term and any Research Term Extension, it will not, and will not grant a license to any of its Affiliates or sublicensees permitting such Affiliates or sublicensees to, conduct any activities that infringe a Valid Claim of any Patent, or misappropriate any Information, Controlled by Allergan and licensed under Section 4.1(b) outside the scope of the license expressly granted by Section 4.1(b). In the event that Molecular Partners or any such Affiliate or sublicensee materially breaches this Section 4.8(b)(i), then Molecular Partners, such Affiliate or such sublicensee, as applicable, shall promptly notify Allergan and assign to Allergan all of its rights in any inventions to the extent made in the conduct of such activities outside the scope of the license expressly granted by Section 4.1(b), and, at the request of Allergan, provide to Allergan all Information related thereto.
(ii)    Molecular Partners hereby covenants that, between the time of the first Option exercise and the end of the Term, it will not, and will not grant a license to any of its Affiliates or sublicensees permitting such Affiliates or sublicensees to, conduct any activities that infringe a Valid Claim of DARPin Supported Allergan Claim, or misappropriate any DARPin
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Supported Allergan Claim Information to the extent licensed under Section 4.6(a) outside the scope of the license expressly granted by Section 4.6(a). In the event that Molecular Partners or any such Affiliate or sublicensee materially breaches this Section 4.8(b)(ii), then Molecular Partners, such Affiliate or such sublicensee, as applicable, shall promptly notify Allergan and assign to Allergan all of its rights in any inventions to the extent made in the conduct of such activities outside the scope of the license expressly granted by Section 4.6(a), and, at the request of Allergan, provide to Allergan all Information related thereto.
4.9    Expiration of Rights; AGN Collaboration Results.
(a)    For clarity, for each Collaboration Target, upon the earlier of (i) expiration of the Research Term (or, for a RTE Compound or RTE Target Combination, expiration of the Research Term Extension) or (ii) replacement of such Collaboration Target, Allergan will have no further rights to any Collaboration Results, Product Candidates or AGN DARPin Domains for such Collaboration Target, except for (A) rights to Licensed Products for a Licensed Target Combination containing such Collaboration Target (if any) as set forth in this Agreement and (B) rights to receive royalties under Article 4.
(b)    Reasonably promptly following the expiration of the Research Term, Allergan will provide Molecular Partners with a reasonably detailed summary of the AGN Collaboration Results derived from Product Candidates (other than RTE Compounds), other than any such AGN Collaboration Results that are directly related to any Licensed Product or that relate to Drug Delivery Systems Controlled by Allergan. Reasonably promptly following the expiration of the Research Term Extension, if any, Allergan will provide Molecular Partners with a reasonably detailed summary of the AGN Collaboration Results derived from RTE Compounds other than any such AGN Collaboration Results that are directly related to any Licensed Product or that relate to Drug Delivery Systems Controlled by Allergan. Upon the reasonable request of Molecular Partners, Allergan will reasonably promptly provide Molecular Partners with electronic copies of the portions of any AGN Collaboration Results described in any such summary.
(c)    Following and effective upon the expiration of the Research Term or, to the extent applicable, any Research Term Extension, Allergan hereby grants to Molecular Partners [***] worldwide, [***] license, [***], under all of Allergan’s right, title and interest in and to [***] to research, develop, make, have made, use, sell, offer for sale, import and otherwise commercialize [***].
4.10    Rejection and Termination.
(a)    Rejected Product Candidates. Molecular Partners shall have the exclusive right, at its sole discretion, to research, develop and commercialize all Rejected Product Candidates and Terminated Products in and outside the Field, subject to Article 3 and any applicable royalty payments to Allergan set forth in Section 4.10(c).
(b)    Termination. After exercising an Option with respect to a particular Collaboration Target Combination, Allergan may, at its sole discretion and upon at least [***]
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written notice to Molecular Partners, terminate its Development and Commercialization of all Licensed Products for such Licensed Target Combination, in which case each such Licensed Product will be deemed to be a Terminated Product. Allergan shall continue to perform all obligations under this Agreement with respect to the Development, Manufacture and Commercialization of Licensed Products until the effective date of termination and shall not modify in any material respects such activities from past practices during such period. For clarity, so long as Allergan is developing at least one Licensed Compound for a Licensed Target Combination, this Section 4.10(b) does not apply to such Licensed Target Combination. Upon effectiveness of such termination, (i) the license in Section 4.3 for all such Licensed Products and for the Molecular Partners Licensed Technology for such Licensed Products will immediately terminate and (ii) Allergan shall promptly pay Molecular Partners any and all payments that have accrued prior to the effective date of such termination. Molecular Partners may, within [***] of the effectiveness of such termination, deliver a written notice to Allergan stating that it has a bona fide intent to develop and commercialize one or more of the Terminated Products and that it is prepared to facilitate the transfers described in items 2, 3, 5, and 6 below. If such notice is not delivered in such time period, Allergan shall have no obligation to complete items 1 through 6 below, but if such notice is delivered:
(1)    Allergan hereby grants to Molecular Partners, effective upon such termination, an exclusive, royalty-bearing, fully transferrable license (with the right to grant sublicenses through multiple tiers) under (A) all Patents Controlled by Allergan (as of the effective date of termination) and Licensed Product Marks (excluding, for clarity, any Trademarks that include, in whole or part, any corporate name or logo of Allergan) in each case solely to the extent that absent such license, the continued clinical Development, Manufacture or Commercialization of the applicable Terminated Products, including the Drug Delivery Systems used by Allergan as of the effective date of termination in connection with such Terminated Products, would infringe a Valid Claim of a Patent Controlled by Allergan or Licensed Product Mark; provided that, if any such Drug Delivery Systems are subject to payments due to any Third Party, Allergan shall notify Molecular Partners of such Third Party payment obligations and such Drug Delivery Systems will only be included in the foregoing license if Molecular Partners agrees in writing to be responsible for all payments due to such Third Party for the use of such Drug Delivery Systems and, in connection with such agreement, the Parties negotiate, in good faith, how such Third Party payments for such Drug Delivery Systems will be calculated in light of all facts and circumstances applicable to such Third Party payments (e.g. taking into account royalty tiers, royalty caps, and other similar payment provisions), (B) all Information (including Inventions) Controlled by Allergan (as of the effective date of termination), solely to the extent reasonably necessary for the continued clinical Development, Manufacture or Commercialization of the applicable Terminated Products, including Information related to Drug Delivery Systems used by Allergan as of the effective date of termination in connection with such Terminated Products, and (C) any Joint Patents, in each case (A) through (C) solely to make, use, sell, offer for sale, and import such Terminated Products in the Territory in and outside the Field; provided that Molecular Partners shall be responsible for any payments to Third Parties for any Patent or Information owned by such Third Party and licensed to Molecular Partners from Allergan under this subsection (1) to the extent such payments result from Molecular Partners’ development, manufacture or commercialization of such Terminated
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Products, and the Parties shall negotiate, in good faith, how such payments to such Third Parties will be calculated in light of all facts and circumstances (e.g. taking into account royalty tiers, royalty caps, and other similar payment provisions) applicable to such Third Party payments;
(2)    to the extent permitted by applicable Laws, Allergan shall transfer and assign to Molecular Partners all Regulatory Materials (including all Information and clinical data referenced therein or generated under this Agreement) and Regulatory Approvals for Terminated Products Controlled by Allergan and shall treat the foregoing as “Confidential Information” of Molecular Partners (and not of Allergan) under Article 13; provided that Allergan will be allowed to retain a copy of any such Regulatory Materials that a Regulatory Authority requires Allergan to retain under applicable Laws;
(3)    Allergan shall use reasonable efforts to transfer the then-current Manufacturing process for the Terminated Products, including using reasonable efforts to transfer any applicable Third Party agreements covering such Manufacture, to Molecular Partners or its designee (which will be designated as soon as reasonably practical but in no event later than [***] following the effective date of termination). Molecular Partners shall have the right to use such Manufacturing process solely for the purpose of Manufacturing such Terminated Product. Such assistance shall be provided at Allergan’s then current employee rates, as calculated by Allergan monthly in accordance with Allergan’s standard practice and normal systems and methodologies, including those for allocating applicable internal costs. At Molecular Partners’ request, Allergan shall sell to Molecular Partners all inventory of the Terminated Products owned by Allergan at the effective time of such termination; provided that such sale will be made pursuant to a mutually acceptable agreement between the Parties and at a price equal to [***] of Allergan’s fully-burdened cost to manufacture such inventory and that contains other customary terms and conditions for the sale of inventory by Allergan;
(4)    Allergan shall provide such assistance, [***], as calculated by Allergan monthly in accordance with Allergan’s standard practice and normal systems and methodologies, including those for allocating applicable internal costs, as may be reasonably necessary or useful for Molecular Partners to continue Developing or Commercializing Terminated Products, to the extent Allergan is then performing or having performed such activities, including assigning or amending as appropriate, upon request of Molecular Partners, any agreements or arrangements with Third Party vendors to Develop or Commercialize Terminated Products. To the extent that any such contract between Allergan and a Third Party is not assignable to Molecular Partners, Allergan shall reasonably cooperate with Molecular Partners to arrange to continue to provide such services for a reasonable time after termination, at Molecular Partners’ cost;
(5)    Allergan shall, at the request of Molecular Partners, either transfer to Molecular Partners the management and continued performance of all Clinical Trials for Terminated Products ongoing or terminate one or more of such Clinical Trials. Notwithstanding, Allergan may perform any Clinical Trial requested to be terminated by Molecular Partners (for clarity, including following the effective date of termination of this Agreement) that may not be terminated under applicable Law or ethical clinical practices; and
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(6)    Allergan shall transfer to Molecular Partners, reasonably promptly following the effective date of such termination, (1) all AGN Collaboration Results directly related to the Terminated Products, and all other material Information and samples of material in Allergan’s possession and Control relating directly to such Terminated Products, and (2) all data and other Information and materials that were previously transferred by Molecular Partners to Allergan directly relating to such Terminated Products.
(c)    Royalty Payments. In the event that Molecular Partners commercializes a Rejected Product Candidate or Terminated Product, Molecular Partners shall pay to Allergan non-refundable, non-creditable royalty payments equal to the following percentage of worldwide Net Sales (as such definition is applied, mutatis mutandis to Molecular Partners and such Rejected Product Candidate or Terminated Product) of such Rejected Product Candidate or Terminated Product by Molecular Partners and its Affiliates and licensees:
(i)    For Rejected Product Candidates and for Terminated Products terminated by Allergan prior to [***], [***]; and
(ii)    For Terminated Products terminated by Allergan after [***], [***].
For clarity, such royalties will not be payable with respect to any products other than Rejected Product Candidates and Terminated Products. The payment terms of Sections 9.6-9.13 and applicable definitions (as applied to the Patents and Information licensed by Allergan for Rejected Products under Section 4.9(c) and as applied to the Patents and Information licensed by Allergan for Terminated Products licensed under Section 4.10(b)) shall apply mutatis mutandis to royalty payments based on Net Sales (as such definition is applied, mutatis mutandis to Molecular Partners and such Rejected Product Candidate or Terminated Product) by Molecular Partners and its Affiliates and licensees.
4.11    Use of AGN Collaboration Results. If following the Research Term and any Research Term Extension, Molecular Partners develops or commercializes a DARPin Compound (other than a Rejected Product Candidate or Terminated Product) comprising a DARPin Domain that (a) was, at any time during the Research Term or any Research Term Extension, an AGN DARPin Domain and (b) Binds any Collaboration Target that was designated by Allergan at any time during the Research Term or any Research Term Extension, and, in the course of such development or commercialization, uses or intends to use any AGN Collaboration Results relating to such DARPin Compound, Molecular Partners shall notify Allergan, and the Parties shall, prior to the first commercial sale of a product containing such DARPin Compound, negotiate in good faith a royalty rate applicable to such use, not to exceed [***] of Net Sales (as such definition is applied, mutatis mutandis to Molecular Partners and any product(s) containing such DARPin Compound) of any product(s) containing such DARPin Compound by Molecular Partners and its Affiliates and licensees. The payment terms of Sections 9.6-9.13 and applicable definitions (as applied to the Patents and Information licensed by Allergan under Section 4.9(c)) shall apply mutatis mutandis to royalty payments based on Net Sales by Molecular Partners and its Affiliates and licensees of such DARPin Compound or products containing such DARPin Compound.
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4.12    Applicable Royalties. To the extent that any sale of a product by Molecular Partners is subject to two or more royalties under this Agreement, the MP0260 Agreement, and/or the MP0112 Agreement, only the royalty which would result in the highest payment to Allergan will apply.
4.13    Allergan Obligations. Allergan shall request and use Commercially Reasonable Efforts when entering into any research or development contract relating to DARPin Compounds with any Third Party after the Effective Date to include in such contract provisions that obligate such Third Party to license or assign to Allergan any Collaboration Results that, if Controlled by Allergan, would be Allergan Collaboration Results such that such Collaboration Results would be included in the license in Section 4.4(c) for the full scope thereof. By way of clarification, such Collaboration Results would be subject to and included in such license only to the extent expressly permitted by such contract. Notwithstanding the foregoing, Allergan shall not enter into any Third Party agreement under which MP Core Inventions might be made, or with a Third Party manufacturer as provided in Section 8.2, without obligating such Third Party to assign its rights in such inventions to Allergan so that Allergan may comply with its obligations under Section 10.2(a).
ARTICLE 5
DEVELOPMENT AND COMMERCIALIZATION
5.1    Joint Steering Committee. The joint steering committee (the “Joint Steering Committee” or “JSC”) established pursuant to the Joint Steering Committee Agreement between the Parties, dated as of the Effective Date (the “JSC Agreement”), will have oversight responsibility for the overall review of the discovery, Development, and Manufacturing to support such discovery and Development, of Licensed Products pursuant to and subject to the terms and conditions of the JSC Agreement.
5.2    Development Program.
(a)    General; Development Plan. Subject to and in accordance with this Article 5, following exercise of an Option for a Collaboration Target Combination, and through the end of the JSC Term for a Licensed Product for such Collaboration Target Combination, Allergan and Molecular Partners will collaborate and cooperate to Develop such Licensed Product. All such Development activities, and Manufacturing activities relating to such Development, will be conducted pursuant to a reasonably detailed and written development plan prepared by Allergan within a reasonable time following the exercise of such Option (a “Development Plan”); provided that (i) Allergan shall have the right to conduct activities that are not described or contemplated in such Development Plan in furtherance of the goals of this Agreement, and Allergan shall describe any such material activities in subsequent updates to such Development Plan or in the reports provided under Section 5.2(d) and (ii) Allergan may not include any activities in such Development Plan to be conducted by Molecular Partners without Molecular Partners’ prior written consent. In the event of any inconsistency between such Development Plan and this Agreement, the terms of this Agreement shall prevail. Except for those activities allocated to Molecular Partners in such Development Plan, Allergan shall be solely responsible for Development of all such Licensed Products in the Field. In conducting
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such Development activities, Allergan shall document all Clinical Trials in formal written study records according to applicable Laws, including applicable national and international guidelines such as ICH, GCP, GLP and GMP. Molecular Partners shall perform any activities allocated to it under such Development Plan in accordance with applicable Laws. Following the JSC Term for such Licensed Product, Allergan shall have no further obligation to (1) conduct the Development activities for such Licensed Product in accordance with such Development Plan or (2) update, revise, or otherwise modify such Development Plan, but shall otherwise be required to conduct its Development activities in accordance with this Agreement.
(b)    Amendments. During the JSC Term for such Licensed Product, Allergan may amend such Development Plan as it deems reasonably necessary, including to reflect any changes, re-prioritization of studies within, reallocation of resources with respect to, or additions to the activities described in such Development Plan; provided, that Allergan shall consider in good faith any comments made by Molecular Partners to any such amendment. Notwithstanding the foregoing sentence, any amendment to the Development Plan that includes any additional activities to be conducted by Molecular Partners shall require Molecular Partners’ prior written consent, except any such amendment required or arising due to an action of a Regulatory Authority or a failure by Molecular Partners to timely carry out its responsibilities under such Development Plan. Molecular Partners shall not unreasonably withhold, condition, or delay any consent requested by Allergan pursuant to this Section 5.2(b) to any amendment to such Development Plan.
(c)    Development Costs. Allergan shall be solely responsible for all costs and expenses incurred by Allergan (and will reimburse Molecular Partners for all costs and expenses reasonably incurred by Molecular Partners in the conduct of any activities set forth in such Development Plan or otherwise agreed by the Parties in writing) for the conduct of all Development of such Licensed Product in the Field. At least [***] prior to the start of any Calendar Quarter in which Molecular Partners anticipates conducting any activities under such Development Plan, Molecular Partners will provide to Allergan a good faith, non-binding estimate of the expenses (on a Licensed Product by Licensed Product basis, and broken down into third party expenses, internal FTE expenses, and other expenses) it anticipates incurring in connection with such activities during such Calendar Quarter. Following each Calendar Quarter in which Molecular Partners conducts any such activities under such Development Plan, Molecular Partners will invoice Allergan, on a Licensed Product by Licensed Product basis, for all Third Party expenses (at such Third Parties’ invoiced cost), Molecular Partners’ internal FTE expenses (at the FTE Rate), and any other expenses incurred by Molecular Partners (at the actual out-of-pocket cost to Molecular Partners) with respect to such activities during such Calendar Quarter. Allergan shall pay each such invoice within [***] after receipt thereof.
(d)    Communication. Through the JSC during the JSC Term for such Licensed Product, Allergan will keep Molecular Partners reasonably informed about its efforts to Develop such Licensed Product. During the Term for such Licensed Product, Allergan shall provide Molecular Partners summaries [***], of (i) material developments with respect to such Licensed Product, including the anticipated date of Completion of any in-process Clinical Trial and the Completion and results of any Phase 3 Clinical Trials, (ii) its progress towards meeting
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key milestones that are expected to be achieved within the [***], and (iii) any Regulatory Approvals for such Licensed Product in the Territory received. In addition, Allergan will inform Molecular Partners regarding any material delay in the Development of such Licensed Product within a reasonable time after determining that such delay will occur. All reports and other Information provided by Allergan under this Section 5.2(d) will be Allergan’s Confidential Information subject to the terms of Article 13.
5.3    Diligence. Subject to and in accordance with this Article 5 and following each exercise of an Option for a Collaboration Target Combination, Allergan will use Commercially Reasonable Efforts to Develop and seek Regulatory Approval for Licensed Products for such Collaboration Target Combination in the Field.
5.4    Data Exchange. Reasonably promptly following the exercise of an Option for a Collaboration Target Combination, Molecular Partners will provide Allergan with a reasonably detailed summary of the Molecular Partners Know-How reasonably related to Licensed Products for such Collaboration Target Combination that exists as of the Effective Date that has not already been provided or made available to Allergan. After the initial delivery of such summary, Molecular Partners will provide Allergan updates to such summary (on a Licensed Product by Licensed Product basis) (a) during the JSC Term for such Licensed Product, at Allergan’s reasonable request (but not more than [***]), and (b) after the JSC Term for such Licensed Product, until the date upon which the first Regulatory Approval Application for such Licensed Product is filed, at Allergan’s reasonable request (but not more than [***]). Following receipt of any such summary for a Licensed Product and upon the reasonable request of Allergan made through the JSC (or, after the JSC Term, made to Molecular Partners), Molecular Partners will provide Allergan with copies or access to the portions of the Molecular Partners Know-How for such Licensed Product described in such summary and requested by Allergan. The obligations of the Parties under this Section 5.4 with respect to a Licensed Product shall terminate on the date upon which the first Regulatory Approval Application for such Licensed Product is filed.
5.5    Records. Each Party shall maintain complete, current and accurate records of Development activities that reflect work done and results achieved in the performance of the research and Development activities necessary for regulatory compliance and patent purposes.
5.6    Subcontractors. Each Party may perform any of its obligations or activities under any Development Plan through one or more subcontractors or consultants, provided that (a) such Party remains responsible for the work allocated to, and payment to, such subcontractors and consultants as it selects to the same extent it would if it had done such work itself; (b) the subcontractor undertakes in writing obligations of confidentiality and non-use regarding Confidential Information that are no less protective than those set forth in Article 13; and (c) such subcontract shall not limit the rights of the other Party in any license granted hereunder or Molecular Partners’ right to receive a transfer of, and license to, the items described in Section 4.10(b) as if such items were generated by Allergan or its Affiliates.
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5.7    Backup Compounds.
(a)    At any time and from time to time during the [***] period after the exercise of an Option, if the JSC determines in good faith that there is a bona fide scientific reason to do so, the JSC may direct Molecular Partners (i) to identify replacement DARPin Domains for any AGN DARPin Domain for the applicable Licensed Target Combination, or (ii) to optimize any AGN DARPin Domain or Product Candidate for such Licensed Target Combination, by modifying the nucleic or amino acid sequence (through the replacement, insertion or deletion of one or more nucleotides or amino acids, respectively, of such sequence) of an AGN DARPin Domain. Any resulting DARPin Compound generated by Molecular Partners that Binds each Collaboration Target of the Licensed Target Combination shall be deemed a “Backup Compound”, and Allergan may select [***] such Backup Compounds as Licensed Compounds (“Designated Backup Compounds”). Following identification and production of a Backup Compound, Molecular Partners shall promptly deliver such Backup Compound and a reasonably detailed summary of Information related thereto to Allergan. The DARPin Domains in such Designated Backup Compounds will be considered AGN DARPin Domains.
(b)    Backup Compounds will not include any MP DARPin Domains, or any DARPin Domains that Molecular Partners is researching or developing in an internal program or in collaboration with or for a Third Party at the time of the JSC’s request.
(c)    Notwithstanding Section 5.7(a), if the JSC directs Molecular Partners to modify an AGN DARPin Domain or Product Candidate under Section 5.7(a)(ii), Molecular Partners shall have the right either (i) to conduct such modification or (ii) to decline to conduct such activities and to grant Allergan the right to do so in strict accordance with a written plan agreed by the Parties. In case (ii), Allergan shall promptly conduct such activities, solely as set forth in the plan, and shall provide Molecular Partners with all Information resulting from such activities promptly after completion thereof. All such Information shall be deemed MP Core Inventions, and any DARPin Compound generated by Allergan that Binds each Collaboration Target of the Licensed Target Combination will be deemed a Backup Compound.
(d)    Molecular Partners shall not be obligated to devote more than [***] FTE per year to conduct activities under this Section 5.7 for each Licensed Target Combination. Allergan shall reimburse Molecular Partners’ expenses to conduct such activities, at the FTE Rate, pursuant to Section 9.3.
(e)    In addition to the sequence modification rights described in Section 5.7(a), (i) the JSC may direct Allergan to perform Modifications to any AGN DARPin Domain or Product Candidate and, if so directed, Allergan shall perform such Modifications subject to the oversight of the JSC and (ii) Allergan may, in its sole discretion, not subject to oversight by the JSC, and at any time during the Term, Modify any AGN DARPin Domain or Product Candidate; provided that Allergan shall update Molecular Partners, during the JSC Term, at its next regularly scheduled meeting following the completion of such Modification, and after the JSC Term, via the [***] development reports under Section 5.2(d), regarding such Modification (unless Allergan has a compelling business justification to delay such update, in which case it
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will provide such update at a time reasonably selected by Allergan but subject to Section 10.2(b)). Any resulting DARPin Compound from any Modification described in the preceding sentence that Binds each Collaboration Target of the Licensed Target Combination shall be a Licensed Compound and the DARPin Domains therein will be considered AGN DARPin Domains.
(f)    Subject to Section 5.7(c), the ownership of any and all Inventions relating to or arising from the efforts and activities of the Parties pursuant to this Section 5.7 shall be determined in accordance with Section 10.2. For the avoidance of doubt, any Invention relating to or arising from a modification, pursuant to Section 5.7(c), of an AGN DARPin Domain or Product Candidate within the [***] shall be deemed to be an MP Core Invention, and any Invention relating to or arising from a modification, pursuant to Section 5.7(e), of an AGN DARPin Domain or Product Candidate outside the [***] shall not be deemed to be an MP Core Invention.
5.8    Molecular Partners Responsibilities. During the Term, Molecular Partners shall use Commercially Reasonable Efforts to conduct the activities assigned to it in this Article 5; provided that, notwithstanding anything to the contrary in this Agreement, in no event shall Molecular Partners be required to conduct any activity that would obligate it to (i) breach any of its contractual obligations existing prior to the Effective Date, or (ii) in Molecular Partners’ reasonable judgment, infringe any Third Party intellectual property rights or subject its personnel to an unreasonable safety risk.
ARTICLE 6
REGULATORY
6.1    Regulatory Responsibilities. In accordance with this Article 6 and following exercise of an Option for a Collaboration Target Combination, Allergan shall be solely responsible, at its expense, for preparing, filing and maintaining all Regulatory Materials for Licensed Products for such Collaboration Target Combination in the Field in the Territory and for all interactions with Regulatory Authorities related to Licensed Products in the Field in the Territory, and Allergan shall own all Regulatory Materials (including all INDs, BLAs, Regulatory Approval Applications and Regulatory Approvals) for all such Licensed Products in the Field in the Territory.
6.2    Regulatory Matters. Following exercise of an Option for a Collaboration Target Combination, Allergan shall keep Molecular Partners reasonably informed of all material regulatory developments relating to Licensed Products for such Collaboration Target Combination in the Territory through regular reports at the JSC meetings or after the JSC Term through the biannual development reports under Section 5.2(d).
6.3    Notification of Threatened Action. Following exercise of an Option for a Collaboration Target Combination, each Party shall promptly notify the other Party of any information it receives regarding any threatened or pending action, inspection or communication by or from any Third Party, including a Regulatory Authority, which may materially affect the Development, Manufacturing, Commercialization or regulatory status of a Licensed Product for
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such Collaboration Target Combination. Upon receipt of such information, the Parties shall consult with each other in an effort to coordinate, to the extent reasonably necessary, on appropriate action.
6.4    Adverse Event Reporting. Following exercise of an Option for a Collaboration Target Combination:
(a)    Allergan shall be responsible for creating and maintaining a global safety database for Licensed Products for such Collaboration Target Combination in the Field in the Territory, at Allergan’s expense. Allergan shall be responsible for reporting quality complaints, adverse events and safety data related to such Licensed Products in the Field to applicable Regulatory Authorities in the Territory, as well as responding to safety issues and to all requests of Regulatory Authorities relating to such Licensed Products in the Field in the Territory. Allergan will provide Molecular Partners with reasonable access to safety data relating to such Licensed Products from such safety database to the extent required under applicable Law and the periodic safety reports that have been submitted to Regulatory Authorities, including, if submitted, any Development Safety Update Report (DSUR).
(b)    Prior to the commencement of clinical development of such Licensed Products, the Parties shall agree upon and implement a procedure for the mutual exchange of adverse event reports and safety information associated with such Licensed Products. Details of the operating procedure respecting such adverse event reports and safety information exchange shall be the subject of a mutually-agreed written pharmacovigilance agreement between the Parties.
6.5    Remedial Actions. Following exercise of an Option for a Collaboration Target Combination, Allergan shall have the sole right to decide whether any recall, corrective action or other regulatory action with respect to Licensed Products for such Collaboration Target Combination taken by virtue of applicable Laws (a “Remedial Action”) with respect to such Licensed Products in the Field and in the Territory should be commenced, with advance notice to Molecular Partners to the extent practicable.
ARTICLE 7
COMMERCIALIZATION
7.1    General. Following exercise of an Option for a Collaboration Target Combination, Allergan will be solely responsible, at its expense, for all aspects of the Commercialization of Licensed Products for such Collaboration Target Combination in the Field in the Territory, which responsibilities include: (a) conducting Clinical Trials in support of its Commercialization efforts; (b) developing and executing a comprehensive commercial launch and pre-launch strategy and plan and subsequent Commercialization activities for such Licensed Product (including pricing, advertising, education, planning, marketing, sales force training and allocation); (c) negotiating with applicable Governmental Authorities regarding the price and reimbursement status of such Licensed Product; (d) marketing and promotion; (e) booking sales and distribution and performance of related services; (f) handling all aspects of order processing, invoicing and collection, inventory and receivables; (g) providing customer support, including
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handling medical queries, and performing other related functions; and (h) conforming its practices and procedures to applicable Laws relating to the marketing, detailing and promotion of such Licensed Products in the Territory.
7.2    Commercial Diligence. Following each exercise of an Option for a Collaboration Target Combination, Allergan shall use Commercially Reasonable Efforts to Commercialize Licensed Products for such Collaboration Target Combination in the Field.
7.3    Commercialization Reports. After submission of a Regulatory Approval Application for a Licensed Product, upon the reasonable request of Molecular Partners on no more than an annual basis, Allergan shall provide Molecular Partners with a written summary of Allergan’s projection of the launch dates for each Licensed Product in the Field and the Territory and a non-binding estimate of Licensed Product sales for the subsequent Calendar Year. The obligations under this Section 7.3 shall terminate in the event of a Molecular Partners Terminating Event.
ARTICLE 8
MANUFACTURE AND SUPPLY
8.1    Responsibilities. Except as otherwise expressly provided in this Article 8, as between the Parties and following exercise of an Option for a Collaboration Target Combination, Allergan will be solely responsible for the Manufacture of Licensed Products for such Collaboration Target Combination, at its expense, for Development and Commercialization purposes in the Field in the Territory.
8.2    Third Party Manufacture. Allergan may perform the Manufacture of Licensed Compounds or Licensed Products through one or more Third Party manufacturers, provided that (a) Allergan remains responsible for such Third Party manufacturer; (b) the Third Party manufacturer undertakes in writing obligations of confidentiality and non-use regarding Confidential Information that are no less protective than those set forth in Article 13, and (c) the Third Party manufacturer agrees in writing to assign or license to Allergan all intellectual property developed in the course of performing any such Manufacture to the extent relating to the Licensed Compound or Licensed Product.
8.3    Manufacturing Cooperation. Following exercise of an Option for a Collaboration Target Combination, Allergan shall keep Molecular Partners reasonably informed of its Manufacturing activities for Licensed Compounds and Licensed Products for such Collaboration Target Combination through regular reports at the JSC meetings or after the JSC Term through annual reports (which may be included with Development reports under Section 5.2(d)). Allergan may reasonably request assistance with its Manufacturing activities for such Licensed Products, in which event Molecular Partners will use reasonable efforts to provide such assistance, with such activities to be reimbursed by Allergan at the FTE Rate.
8.4    Use of Manufacturing Information. Allergan and its Affiliates and Third Party manufacturer shall use any Molecular Partners Know-How related to the manufacture of Licensed Compounds or Licensed Products in accordance with the licenses granted in Section
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4.3 and only for the purpose of Manufacturing Licensed Compounds or Licensed Products. Prior to any transfer of any Molecular Partners Know-How to a Third Party manufacturer, Allergan shall require that such Third Party be bound to confidentiality restrictions at least as protective as those of Article 13.
ARTICLE 9
COMPENSATION
9.1    Upfront Payment. Within [***] after the Effective Date, Allergan shall pay to Molecular Partners a one-time, non-refundable and non-creditable upfront payment of forty million Dollars ($40,000,000).
9.2    Option Exercise Fee. Upon each exercise of an Option (for each of up to three Options), Allergan shall pay Molecular Partners a one-time, non-refundable and non-creditable option exercise payment of ten million Dollars ($10,000,000).
9.3    Research Funding.
(a)    Research Term Extension. Allergan shall reimburse Molecular Partners for all FTE costs (at the FTE Rate) incurred by Molecular Partners to conduct its activities under this Agreement during the Research Term Extension, up to a maximum of [***] in total. Within [***] after the end of each calendar quarter during the Research Term Extension, Molecular Partners shall provide an invoice to Allergan specifying the actual FTE costs (at the FTE Rate) incurred by Molecular Partners in accordance with the foregoing.
(b)    Backup Compounds. Allergan shall reimburse Molecular Partners for all FTE costs (at the FTE Rate) incurred by Molecular Partners to conduct its activities under Section 5.7, up to a maximum of [***] per year per each Licensed Target Combination. Within [***] after the end of each calendar quarter during which Molecular Partners conducts any such activities, Molecular Partners shall provide an invoice to Allergan specifying the actual FTE costs (at the FTE Rate) incurred by Molecular Partners in accordance with the foregoing.
(c)    Payment Terms. Allergan shall pay to Molecular Partners amounts due under this Section 9.3 within [***] after receipt of an invoice from Molecular Partners. Allergan shall pay such amount by wire transfer of immediately available funds into an account designated by Molecular Partners.
(d)    Records; Audit. Molecular Partners and its Affiliates will maintain complete and accurate records in sufficient detail to confirm the accuracy of each invoice submitted by Molecular Partners to Allergan pursuant to this Section 9.3 for a period of [***] years after the Calendar Year to which such invoice pertains. Upon reasonable prior notice (and not more than [***]) and without disruption to Molecular Partner’s business, such records of Molecular Partners and its Affiliates shall be made available during regular business hours for examination by an independent certified public accountant selected by Allergan and reasonably acceptable to Molecular Partners, for the sole purpose of and only to the extent necessary for verifying the accuracy of such invoices. Such independent accountant shall disclose to Allergan
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only the discrepancies between the amounts that such independent accountant believes should have been set forth on such invoices and the amounts actually set forth on such invoices, and shall disclose no other information revealed in such audit. Any and all records examined by such independent accountant shall be deemed Molecular Partner’s Confidential Information which may not be disclosed by such independent accountant to any Third Party, and Molecular Partners may require such independent accountant to enter into an appropriate written agreement obligating it to be bound by obligations of confidentiality and restrictions on use of such Confidential Information that are no less protective than those set forth in Article 13. If, as a result of any inspection of the books and records of Allergan, it is shown that the aggregate amount set forth on any such invoice was greater than the amount that should have been set forth on such invoice, Molecular Partners shall promptly pay such difference to Allergan. Allergan shall pay for such audits, except that in the event that any audit determines that the aggregate amount that should have been set forth on all invoices for the preceding year was at least [***] less than the aggregate amount actually set forth on such invoices, in which case, Molecular Partners shall pay the costs of such audit.
9.4    Development Milestone Payments. For each Licensed Target Combination for which an Option is exercised, Allergan shall make each of the following non-refundable, non-creditable development milestone payments to Molecular Partners upon the achievement by Allergan or its Affiliates or Sublicensees of the applicable development milestone events by a Licensed Product for such Licensed Target Combination for the [***] and [***]. Allergan shall pay to Molecular Partners each such amount within [***] after the achievement of the applicable development milestone event. For clarity, each of the following development milestone payments shall be made [***] for such Licensed Target Combination, [***].

Development Milestone Event	Development Milestone Payment [***]
For The [***]:
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
Total Development Milestone Payments for [***]	[***]
For the [***]:
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
Total Development Milestone Payments for [***]	[***]
9.5    Sales Milestones. For each Licensed Target Combination for which an Option is exercised, Allergan shall make each of the following one-time, non-refundable (except as set forth in Section 9.11), non-creditable sales milestone payments to Molecular Partners when the
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aggregate Royalty-Bearing Sales of Licensed Products for such Licensed Target Combination in the Territory in a period of any four (4) consecutive Calendar Quarters first reach the amount specified below. Allergan shall pay to Molecular Partners such amount within [***] after the Calendar Quarter in which such sales milestone event is achieved. For clarity, the sales milestone payments in this Section 9.5 shall be additive, such that if all five sales milestones below are met in the same period of four (4) consecutive Calendar Quarters, Allergan shall pay to Molecular Partners a payment of [***].

Sales Milestone Event	Milestone Payment
The aggregate Royalty-Bearing Sales of all Licensed Products for a Licensed Target Combination in the Territory in a period of four (4) consecutive Calendar Quarters equal or exceed [***]	[***]
The aggregate Royalty-Bearing Sales of all Licensed Products for a Licensed Target Combination in the Territory in a period of four (4) consecutive Calendar Quarters equal or exceed [***]	[***]
The aggregate Royalty-Bearing Sales of all Licensed Products for a Licensed Target Combination in the Territory in a period of four (4) consecutive Calendar Quarters equal or exceed [***]	[***]
The aggregate Royalty-Bearing Sales of all Licensed Products for a Licensed Target Combination in the Territory in a period of four (4) consecutive Calendar Quarters equal or exceed [***]	[***]
The aggregate Royalty-Bearing Sales of all Licensed Products for a Licensed Target Combination in the Territory in a period of four (4) consecutive Calendar Quarters equal or exceed [***]	[***]
Total Sales Milestone Payments per Licensed Target Combination	[***]
9.6    Royalties
(a)    Royalty Rates. For each Licensed Target Combination for which an Option is exercised and subject to Section 9.6(c), 9.6(d), and 9.7, Allergan shall pay to Molecular Partners non-creditable, non-refundable (except as set forth in Section 9.11) royalties on aggregate annual Royalty-Bearing Sales of all Licensed Products for such Licensed Target Combination in the Territory, as calculated by multiplying the applicable royalty rate by the corresponding amount of incremental Royalty-Bearing Sales of all such Licensed Products in the Territory in each Calendar Year as follows:
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Annual Royalty-Bearing Sales of Licensed Products in the Territory	Royalty Rate
For that portion of annual aggregate Royalty-Bearing Sales of all such Licensed Products in a Calendar Year that are less than or equal to [***]	[***]
For that portion of annual aggregate Royalty-Bearing Sales of all such Licensed Products in a Calendar Year that are greater than [***] but less than or equal to [***]	[***]
For that portion of annual aggregate Royalty-Bearing Sales of all such Licensed Products in a Calendar Year that are greater than [***] but less than or equal to [***]	[***]
For that portion of annual aggregate Royalty-Bearing Sales of all such Licensed Products in a Calendar Year that are greater than [***] but less than or equal to [***]	[***]
For that portion of annual aggregate Royalty-Bearing Sales of all such Licensed Products in a Calendar Year that are greater than [***])	[***]
For example, if aggregate annual Royalty-Bearing Sales of all Licensed Products in the Territory in a Calendar Year is [***], then royalties payable by Allergan would equal [***].
(b)    Royalty Term. Royalties shall be paid under this Section 9.6, on a country-by-country and Licensed Product-by-Licensed Product basis, commencing on First Commercial Sale of such Licensed Product in such country until the latest of: (i) the expiration of the last-to-expire Valid Claim of the Molecular Partners Patents or Joint Patents in such country that would be infringed, absent a license, by the sale of such Licensed Product at the time of sale; (ii) the expiration of Regulatory Exclusivity in such country covering such Licensed Product; and (iii) the tenth (10th) anniversary of the First Commercial Sale of such Licensed Product in such country (the “Royalty Term”).
(c)    Know-How Royalty. If, at the time of the First Commercial Sale of a Licensed Product in any Claim Country or at any time thereafter, there is no Valid Claim of a Molecular Partners Patent or a Joint Patent that would, at such time, be infringed in the applicable Claim Country in which Licensed Products are sold, absent a license, by the sale of such Licensed Product, Allergan shall owe royalties under Section 9.6(a) on the Royalty-Bearing Sales of such Licensed Product for such Claim Country at rates that are [***] of the rates otherwise payable under Section 9.6(a), only for such applicable Claim Country, for so long as there is no Valid Claim of a Molecular Partners Patent or Joint Patent that would be infringed, absent a license, by the sale of such Licensed Product in the applicable Claim Country. For clarity, the reduction in this Section 9.6(c) will not apply to any country other than a Claim Country, regardless of whether any Molecular Partners Patent or Joint Patent is issued in such country.
(d)    Generic Competition. In the event a Licensed Product is subject to Generic Competition in a country in the Territory during the Royalty Term for such Licensed Product, then, beginning in the calendar month following the [***] calendar month period during which Generic Competition has been determined to exist at the applicable level noted below, the
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royalty rates set forth in Section 9.6(a) (without giving effect to any reduction under Section 9.7) shall be reduced in such country:
(i)    by [***] if the units of such Generic Product(s) sold during the applicable [***] month period exceed [***] and are not more than [***] of the aggregate units of all such Generic Product(s) and Licensed Product sold in such country;
(ii)    by [***] if the units of such Generic Product(s) sold during the applicable [***] month period exceed [***] and are not more than [***] of the aggregate units of all such Generic Product(s) and Licensed Product sold in such country;
(iii)    by [***] if the units of such Generic Product(s) sold during the applicable [***] month period exceed [***] and are not more than [***] of the aggregate units of all such Generic Product(s) and Licensed Product sold in such country; and
(iv)    by [***] if the units of such Generic Product(s) sold during the applicable [***] month period exceed [***] of the aggregate units of all such Generic Product(s) and Licensed Product sold in such country.
Such reduction shall be first applied with respect to such country starting with sales in the calendar month following the first [***] calendar month period where the sales of the Generic Product(s) in such country exceed the applicable level noted above of the unit sales volume of the applicable Licensed Product, and shall expire on the day after the last day of the calendar month in which such Generic Competition ceases to exist or, if earlier, the expiration of the Royalty Term. For the avoidance of doubt, both of the royalty reductions described in Section 9.6(c) and 9.6(d) may apply to Royalty-Bearing Sales of a Licensed Product in a Claim Country.
(e)    Royalty Reports and Payments. Within [***] following the end of each Calendar Quarter, commencing with the Calendar Quarter in which the First Commercial Sale of any Licensed Product is made anywhere in the Territory, Allergan shall provide Molecular Partners with a report containing the following information for the applicable Calendar Quarter, on a country-by-country and Licensed Product-by-Licensed Product basis: (i) the amount of gross sales of Licensed Product in the Territory, (ii) an itemized calculation of Royalty-Bearing Sales in the Territory showing deductions provided for in the definition of “Net Sales,” (iii) a calculation of the royalty payment due on such sales, and (iv) the exchange rate for such country. Concurrent with the delivery of the applicable quarterly report, Allergan shall pay in Dollars all amounts due to Molecular Partners pursuant to Section 9.6 with respect to Royalty-Bearing Sales in such Calendar Quarter.
9.7    Third Party Payments.
(a)    If either Party determines that it needs to obtain one or more Necessary Licenses for activities licensed under this Agreement, such Party will notify the other Party. Molecular Partners will have the first right (but not the obligation) to elect to negotiate the Necessary License. Molecular Partners will notify Allergan within [***] after such notice if it elects not to negotiate such Necessary License. If Molecular Partners elects not to obtain such
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Necessary License, or is unsuccessful in doing so, then Allergan will have the right (but not the obligation) to negotiate and obtain such Necessary License at its sole discretion and expense. The negotiating Party will obtain such Necessary License, with the right to sublicense, in order to permit Allergan to exercise its rights and to perform its obligations under this Agreement. Subject to the foregoing, the terms and conditions involved in obtaining such Necessary License shall be determined at such negotiating Party’s sole discretion.
(b)    Molecular Partners will be solely responsible for all amounts owed to Third Parties pursuant to (i) the license agreements listed on Exhibit G and (ii) any other license for the scope of the subject matter and compounds described in clauses (A) and (B) below and obtained by either Party after the Effective Date with respect to Patents or Information that claim or cover [***] (each such license, a “Necessary License”); provided that in the event that Molecular Partners is responsible for amounts owed to Third Parties under clause (ii) above, such amounts shall be reasonably determined by Allergan in good faith based upon the scope of clauses (A) and/or (B) above. In the event Allergan enters into a Necessary License, Allergan shall provide to Molecular Partners a copy thereof and have the right to offset, against all amounts payable to Molecular Partners under this Agreement for such applicable Licensed Product, [***] payable by Allergan to a Third Party under any such Necessary License solely to the extent attributable to the sale of the applicable Licensed Product (other than payments potentially due pursuant to any of the agreements listed on Exhibit G, which shall be borne solely by Molecular Partners); provided that the amounts payable to Molecular Partners under this Agreement may not be reduced by more than [***] of those otherwise due to Molecular Partners pursuant to this Agreement in any Calendar Quarter as a result of such offset. Any unused offset earned in a Calendar Quarter may be carried forward from such Calendar Quarter to the subsequent Calendar Quarters and may be used in such subsequent Calendar Quarters, subject to the [***] limitation set forth in the immediately preceding sentence and subject to the limitation that no additional unused carry forward payments shall be payable by Molecular Partners at the expiration of the Royalty Term for such Licensed Product.
(c)    Except as provided in subsection (b) above, Section 10.6, Section 1.99, or Section 1.101, Allergan will be solely responsible for all amounts owed to Third Parties on account of Allergan’s manufacture, use, sale, offer for sale, or import of Licensed Products and Licensed Compounds, including any rights to exploit any formulation technology or Drug Delivery System for a Licensed Product, and including any amounts owed to Third Parties on account of any Excluded IP.
(d)    Except as provided in subsection (b) above, Section 1.99 or Section 1.01, the Molecular Partners Licensed Technology licensed to Allergan in Section 4.3 will include Patents or Information licensed to Molecular Partners by a Third Party after the Effective Date only if the following conditions are met:
(i)    Molecular Partners discloses to Allergan for review, reasonably in advance of Molecular Partners’ anticipated entry into the applicable agreement between Molecular Partners and such Third Party, the substantive terms of such license agreement (which Molecular Partners hereby covenants to do); and
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(ii)    Allergan provides Molecular Partners with written notice, prior to Molecular Partners’ entry into such license agreement, in which (A) [***] (B) Allergan acknowledges in writing that its sublicense under such license agreement is subject to the terms and conditions of such license agreement.
Any applicable Patents and Information for which the above conditions are not met shall be excluded from the scope of Molecular Partners Licensed Technology and not licensed to Allergan under this Agreement.
9.8    Blocked Currency. In each country in the Territory where the local currency is blocked and cannot be removed from the country, at the election of Allergan, royalties accrued on Net Sales in such country shall be paid to Molecular Partners in local currency by deposit in a local bank in such country designated by Molecular Partners.
9.9    Currency of Payments. Unless otherwise set forth in this Agreement or agreed to by the Parties, all payments under this Agreement shall be made in Dollars by wire transfer of immediately available funds into an account designated by Molecular Partners. Net Sales outside of the U.S. shall be first determined in the currency in which they are earned and shall then be converted into an amount in Dollars using Allergan’s customary and usual conversion procedures used in preparing its financial statements pursuant to GAAP for the applicable reporting period.
9.10    Late Payments. If Molecular Partners does not receive payment of any sum due to it on or before the due date, then any portions thereof due hereunder which are not paid on the date such payments are due under this Agreement will bear interest at the lower of (i) [***] over the overnight LIBOR rate (or, if LIBOR is no longer in existence, a successor or equivalent thereto) in effect on the due date, or (ii) the maximum rate permitted by Law, calculated on the number of days such payment is delinquent, compounded monthly.
9.11    Records; Audits. Allergan and its Affiliates will, and Allergan will cause each of its Sublicensees, if any, to, maintain complete and accurate records in sufficient detail to confirm the accuracy of the calculation of royalty payments and the achievement of milestone events, for a period of [***] years after the Calendar Year in which such sales or events occurred. Upon reasonable prior notice and without disruption to Allergan’s business, such records of Allergan and its Affiliates shall be made available during regular business hours for a period of [***] years from the end of the Calendar Year to which they pertain for examination, and not more often than [***], by an independent certified public accountant selected by Molecular Partners and reasonably acceptable to Allergan, for the sole purpose of and only to the extent necessary for verifying the accuracy of the financial reports furnished by Allergan pursuant to this Article 9. Such independent accountant shall disclose to Molecular Partners only the amounts that such independent accountant believes to be due and payable hereunder to Molecular Partners, details concerning any discrepancy from the amount paid and the amount due, and shall disclose no other information revealed in such audit. Any periods previously audited may be re-audited [***] additional time if Molecular Partners discovers a discrepancy or other issue in a subsequent audit. Any and all records examined by such independent accountant shall be deemed Allergan’s Confidential Information which may not be disclosed by such independent accountant to any
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Third Party, and Allergan may require such independent accountant to enter into an appropriate written agreement obligating it to be bound by obligations of confidentiality and restrictions on use of such Confidential Information that are no less protective than those set forth in Article 13. If, as a result of any inspection of the books and records of Allergan, it is shown that payments under this Agreement were less than the amount which should have been paid, then Allergan shall make all payments required to be made plus interest (as set forth in Section 9.10) from the original due date to eliminate any discrepancy revealed by such inspection within [***]. If, as a result of any inspection of the books and records of Allergan, it is shown that payments under this Agreement were more than the amount which should have been paid, then Molecular Partners shall, at Allergan’s election, either make all payments required to be made to eliminate any discrepancy revealed by such inspection within [***] or credit such amounts to Allergan against future payments. Molecular Partners shall pay for such audits, except that in the event that the audited amounts were underpaid by Allergan by more than [***] of the undisputed amounts that should have been paid during the period in question as per the audit, Allergan shall pay the costs of the audit.
9.12    Consolidated Accounting. If during the Term, Allergan is required, as a company that reports its financial results to the U.S. Securities and Exchange Commission (“SEC”) in accordance with GAAP, to include certain financial results of Molecular Partners in Allergan’s consolidated financial statements, Molecular Partners shall provide to Allergan on a timely basis Molecular Partners’ financial statements reasonably requested by Allergan, which may include quarterly (unaudited) and yearly (audited) income statements, balance sheets, and statements of cash flows (the “Financial Statements”) and related supplemental information, in each case solely to the extent required for appropriate GAAP footnote disclosures by Allergan. All Financial Statements and related supplemental information shall be prepared in accordance with GAAP; provided that Allergan shall be responsible for all costs and expenses incurred by Molecular Partners in connection with converting its Financial Statements from IFRS to GAAP. In such event, any information provided by Molecular Partners to Allergan under this Section 9.12 will be treated as Molecular Partners’ Confidential Information, subject to Allergan’s right to disclose any such information that is required by GAAP to be disclosed as part of Allergan’s Financial Statements filed with the SEC.
9.13    Taxes.
(a)    Taxes on Income. Each Party shall be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the efforts of the Parties under this Agreement.
(b)    Cooperation. The Parties agree to cooperate with one another and use reasonable efforts to reduce or eliminate tax withholding or similar obligations in respect of royalties, milestone payments, and other payments made by Allergan to Molecular Partners under this Agreement. To the extent Allergan is required under the Internal Revenue Code of 1986, as amended (the “Code”), or any other tax Laws to deduct and withhold taxes on any payment to Molecular Partners, Allergan shall pay the amounts of such taxes to the proper Governmental Authority in a timely manner and promptly transmit to Molecular Partners an
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official tax certificate or other evidence of such withholding sufficient to enable Molecular Partners to claim such payment of taxes. Except as otherwise provided in Section 9.13(c), if any taxes are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to Molecular Partners. Upon Allergan’s reasonable request, Molecular Partners shall provide Allergan any tax forms (including Internal Revenue Service Form W-8BEN or W-8ECI or other applicable Internal Revenue Service Form) that may be reasonably necessary in order for Allergan to determine whether to withhold tax on any such payments or to withhold tax on such payments at a reduced rate under the Code or any other tax Laws, including any applicable bilateral income tax treaty. Allergan shall give reasonable support so that any withholding tax or value added tax may be minimized or avoided to the extent permitted under the applicable Laws and treaties. Each Party shall provide the other with reasonable assistance to enable the recovery, as permitted by applicable Laws, of withholding taxes, value added taxes, or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such withholding tax or value added tax. Allergan shall require its sublicensees in the Territory to cooperate with Molecular Partners in a manner consistent with this Section 9.13(b).
(c)    Taxes Resulting From Allergan Action. If Allergan is required to make a payment to Molecular Partners that is subject to increased deduction or withholding of tax as a result of any willful action by Allergan, such as an assignment or sublicense by Allergan, or any failure on the part of Allergan to comply with applicable Laws or filing or record retention requirements (an “Allergan Withholding Tax Action”), then the sum payable by Allergan (in respect of which such increased deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that Molecular Partners receives a sum equal to the sum which it would have received had no such Allergan Withholding Tax Action occurred. Notwithstanding the foregoing, any assignment or sublicense by Allergan that is agreed or consented to by Molecular Partners in advance in writing shall not constitute an Allergan Withholding Tax Action. To the extent that Molecular Partners actually realizes a tax benefit in any jurisdiction as a result of any such withholding taxes paid by Allergan pursuant to this Section 9.13(c), Molecular Partners shall cooperate with Allergan to convey the additional tax benefit, if possible, to Allergan.
ARTICLE 10
INTELLECTUAL PROPERTY MATTERS
10.1    Inventions. Any inventions, whether or not patentable, and whether (a) invented solely by a Party’s own employees, agents, consultants, or independent contractors (including any partner, joint venturer, licensee, sublicensee or similar arrangement) or (b) invented by a Party’s own employees, agents, consultants, or independent contractors jointly with employees, agents, consultants, or independent contractors of the other Party, in each case in the course of conducting a Party’s activities under this Agreement (including the Development, Manufacture or Commercialization of Licensed Products), together with all intellectual property rights therein, shall be referred to herein as an “Invention”. Inventorship shall be determined in accordance with U.S. patent laws.
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10.2    Ownership.
(a)    Except as otherwise expressly provided in this Agreement, (i) if an Invention is solely invented by one or more employees, agents, consultants, subcontractors or independent contractors of a Party, such Invention, and any and all intellectual property rights therein, shall be solely owned by such Party; provided that, (A) Molecular Partners will exclusively own all Inventions, and all Patent and other intellectual property rights therein, whether invented solely by Molecular Partners or Allergan or jointly by the Parties, directed to [***] (“MP Core Inventions”); and (B) Allergan will exclusively own all Inventions, and all Patent and other intellectual property rights therein, whether invented solely by Allergan or Molecular Partners or jointly by the Parties, directed to [***] Controlled by Allergan or its Affiliates (“Allergan Core Inventions”), and (ii) if an Invention (other than a MP Core Invention or an Allergan Core Invention) is jointly invented by one or more employees, agents, consultants, subcontractors or independent contractors of each Party, such Invention (a “Joint Invention”), and each Patent covering such Joint Invention (each, a “Joint Patent”) and other intellectual property rights in such Joint Invention (such intellectual property rights, together with any such Joint Patent, “Joint IPR”), shall be jointly owned by the Parties. Subject to the terms of this Agreement and except as otherwise licensed to the other Party under this Agreement, and subject to any other intellectual property owned by the Parties, each Party shall be entitled to practice and exploit the Joint Inventions and Joint IPR, subject to the licenses granted under Article 4, without the duty of accounting or seeking consent from the other Party. Each Party agrees to be named as a party, if necessary, to bring or maintain a lawsuit involving a Joint Invention or Joint IPR. For clarity, all DARPin Domains in Backup Compounds or Licensed Compounds and DARPin Compounds in Backup Compounds or Licensed Compounds will be included in the MP Core Inventions and owned solely by Molecular Partners. For the avoidance of doubt, post-translational modifications of amino acids of DARPin Compounds, or modifications to DARPin Compounds [***], do not fall within the scope of MP Core Inventions.
(b)    Each Party shall notify the other Party promptly after developing any Invention of which the other Party is the sole owner. Each Party shall assign and hereby assigns to the other Party its entire right, title and interest in and to such Inventions and the Patents and other intellectual property rights therein as needed to implement the ownership of the MP Core Inventions and the Allergan Core Inventions in accordance with the provisions of Section 10.2(a). Allergan shall have the sole right to file, prosecute and maintain any Patents within the Allergan Core Inventions. Molecular Partners shall have the rights with respect to MP Core Inventions as set forth in Section 10.3.
(c)    Nothing in this Agreement shall obligate either Party to transfer any ownership interest in any Patents or other intellectual property rights of such Party existing on the Effective Date.
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10.3    Prosecution of Patents.
(a)    Molecular Partners Patents.
(i)    Subject to Section 10.3(a)(iii), as between the Parties, Molecular Partners shall have the sole right to prepare, file, prosecute and maintain all Molecular Partners Patents [***], in each case including all Patents that claim priority, directly or indirectly, from such Patents; and any Patent from which such Patents claim priority, directly or indirectly (collectively, the “Molecular Partners [***] Patents”), [***]. On a Calendar Quarter basis, Molecular Partners shall update Allergan on the status of the prosecution and maintenance of all Molecular Partners [***] Patents and shall provide Allergan with copies of material filings with and communication from patent authorities with respect to such Patents to the extent applicable to Licensed Products. Molecular Partners shall respond to all reasonable requests of Allergan for additional Information with respect to all such prosecution and maintenance efforts. Molecular Partners agrees to reasonably implement any recommendations of Allergan toward the objective of optimizing overall patent protection for [***].
(ii)    As between the Parties, Molecular Partners shall have the first right to prepare, file, prosecute and maintain all Molecular Partners Patents other than the Molecular Partners [***] Patents (collectively, the “Molecular Partners [***] Patents”) in the Territory, at Molecular Partners’ cost and expense. Molecular Partners shall reasonably inform and consult with Allergan, and shall take Allergan’s comments into good faith consideration, with respect to the preparation, prosecution and maintenance of such Molecular Partners [***] Patents. Molecular Partners shall provide to Allergan copies of any papers relating to the filing, prosecution or maintenance of such Molecular Partners [***] Patents reasonably in advance of their being filed or promptly upon their being received, including draft filings, reasonably in advance of their being filed, so that Allergan can comment and provide input with respect to such draft filings. Molecular Partners agrees to discuss in good faith any changes reasonably requested by Allergan to such papers, including draft filings, promptly upon their being received. Molecular Partners agrees to reasonably implement any such recommended changes toward the objective of optimizing overall patent protection for [***].
(iii)    If Molecular Partners decides to cease the prosecution or maintenance of a Molecular Partners [***] Patent, it shall notify Allergan in writing sufficiently in advance so that Allergan may, at its discretion, assume the responsibility for the prosecution or maintenance of such Molecular Partners [***] Patents at Allergan’s cost and expense. For the avoidance of doubt, failing to file an application for a Molecular Partners [***] Patent in a particular jurisdiction or, if applicable, failing to validate a Molecular Partners [***] Patent granted by the European Patent Office in a particular jurisdiction shall each be deemed to be ceasing the prosecution of such Molecular Partners [***] Patent in such jurisdiction. If Allergan assumes such responsibility in a Claim Country, then no such claim shall be deemed a Valid Claim in such Claim Country. If Allergan assumes such responsibility in a Claim Country, Molecular Partners shall reimburse Allergan for [***] of its costs and expenses incurred in connection with such assumption in such Claim Country. If Molecular Partners decides to cease the prosecution or maintenance of all claims in a Molecular Partners [***] Patent that covers the
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Development, Manufacture or Commercialization of a Licensed Compound or Licensed Product in the Field and Territory, it shall notify Allergan in writing sufficiently in advance so that Allergan may, at its discretion, assume the responsibility for the prosecution or maintenance of such Molecular Partners [***] Patent to the extent claiming the Development, Manufacture or Commercialization of a Licensed Compound or Licensed Product in the Field and Territory, at Allergan’s cost and expense. If Allergan assumes such responsibility in a Claim Country, then no such claim shall be deemed a Valid Claim in such Claim Country. If Allergan assumes such responsibility in a Claim Country, Molecular Partners shall reimburse Allergan for [***] of its costs and expenses incurred in connection with such assumption in such Claim Country.
(iv)    Following the Effective Date, the Parties shall meet and discuss the extent to which it is feasible to allocate certain claims covered in the Molecular Partners [***] Patents to the Molecular Partners [***] Patents. At the reasonable request of Allergan, Molecular Partners shall make such filings as the Parties reasonably agree to allocate claims solely covering Licensed Compounds in the Field to the Molecular Partners [***] Patents. [***] the costs associated with such actions reasonably requested by Allergan.
(b)    Joint Patents. The Parties shall mutually agree upon which Party shall prosecute Joint Patents, [***]. The prosecuting Party shall reasonably inform and consult with the other Party, and shall take such other Party’s comments into good faith consideration, with respect to the preparation, prosecution and maintenance of such Joint Patents. The prosecuting Party shall provide to the other Party copies of any papers relating to the filing, prosecution or maintenance of such Joint Patents reasonably in advance of their being filed or promptly upon their being received, including draft filings, reasonably in advance of their being filed so that such other Party can comment and provide input with respect to such draft filings. The prosecuting Party agrees to discuss in good faith any changes reasonably requested by the other Party to such papers, including draft filings, promptly upon their being received. The prosecuting Party agrees to reasonably implement any such recommended changes toward the objective of optimizing overall patent protection for Licensed Compounds, Licensed Products, and other DARPin Compounds. In any event, neither Party will finally abandon, disclaim, or dedicate to the public any claims or limit any claims specific to DARPin Compounds, Licensed Compounds or Licensed Products without the other Party’s prior written consent.
(c)    Cooperation. Each Party shall provide the other Party all reasonable assistance and cooperation, at the other Party’s request and expense, in the patent prosecution efforts (i) with respect to the Allergan Core Inventions and the MP Core Inventions or (ii) provided above in this Section 10.3, including providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution. Each Party shall execute and deliver to the other assignments with respect to any Joint Inventions, MP Core Inventions and Allergan Core Inventions, as applicable, in a mutually agreeable form and will take whatever actions reasonably necessary (including the appointment of the other Party as its attorney in fact solely to make such assignment) to effect such assignment. The prosecuting Party under this Section 10.3 agrees to conduct such prosecution toward the objective of optimizing overall patent protection for Licensed Compounds, Licensed Products, and other DARPin Compounds.
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10.4    Enforcement of Molecular Partners Patents and Joint Patents.
(a)    Notification. If either Party becomes aware of any existing or threatened infringement of the Molecular Partners Patents or Joint Patents in the Field in the Territory, which infringing activity involves the using, making, importing, offering for sale or selling Licensed Compounds or Licensed Products or a product containing an Exclusive DARPin, in each case in the Field and in the Territory, or any such Molecular Partners Patent or Joint Patent is challenged in any action or proceeding to the extent directly relating to Licensed Compounds or Licensed Products or a product containing an Exclusive DARPin, in each case in the Field and in the Territory (other than any oppositions, cancellations, interferences, reissue proceedings or reexaminations, which are addressed in Section 10.7) (a “Product Infringement”), it shall promptly notify the other Party in writing to that effect and the Parties will consult with each other regarding any actions to be taken with respect to such Product Infringement. Each Party shall share with the other Party all Information available to it regarding such alleged Product Infringement.
(b)    Enforcement.
(i)    Molecular Partners shall have the first right, but not the obligation, to bring an appropriate suit or other action against any person or entity engaged in a Product Infringement of the Molecular Partners [***] Patents. Molecular Partners shall keep Allergan regularly informed of the status and progress of such enforcement efforts, shall reasonably consider Allergan’s comments on any such efforts, and shall seek consent of Allergan in any important aspects of such enforcement, including determination of litigation strategy and filing of material papers to the competent court, which consent shall not be unreasonably withheld or delayed. In addition, Molecular Partners shall provide Allergan with drafts of all material papers to be filed with the court and shall in good faith incorporate all reasonable comments thereto by Allergan before filing such papers. Allergan shall provide to Molecular Partners reasonable assistance in such enforcement pursuant to this subsection (b)(i), at Molecular Partners’ request and expense, including joining such action as a party plaintiff if required by applicable Laws to pursue such action.
(ii)    Molecular Partners shall have a period of [***] after its receipt or delivery of notice under Section 10.4(a) to elect to so enforce the Molecular Partners [***] Patents in the Field in the Territory (or to settle or otherwise secure the abatement of such Product Infringement). If Molecular Partners fails to commence a suit to enforce the applicable Molecular Partners [***] Patents or to settle or otherwise secure the abatement of such Product Infringement within such period, then Allergan shall have the right, but not the obligation, to commence a suit or take action to enforce such Molecular Partners [***] Patents against such Product Infringement in the Field in the Territory at its own cost and expense. In such event, promptly after the expiration of the applicable [***] period, or Molecular Partners’ notice to Allergan that it does not elect to enforce such Molecular Partners [***] Patents, the Parties shall meet to discuss in good faith and determine the strategy for enforcing such Molecular Partners [***] Patents. Allergan shall not take any action with respect to such enforcement that is inconsistent with the strategy agreed by the Parties. Allergan acknowledges and agrees that the
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Molecular Partners [***] Patents may be licensed to Third Parties who have rights with respect to the enforcement of such Patents, and that Allergan’s rights to conduct any enforcement activities are subject to such rights. In any event, Molecular Partners shall have the right to consult with such Third Party licensees prior to making any decisions with respect to enforcement activities under this Section 10.4(b)(ii). In addition, Allergan shall provide Molecular Partners with drafts of all material papers to be filed with the court and shall incorporate all reasonable comments thereto by Molecular Partners before filing such papers. Molecular Partners shall be entitled to separate representation in such matter by counsel of its own choice and at its own expense.
(iii)    Allergan shall have the first right, but not the obligation, to bring and control an appropriate suit or other action against any person or entity engaged in a Product Infringement of the Molecular Partners [***] Patents or Joint Patents, in its own name and entirely under its own direction and control, subject to the following. Allergan shall keep Molecular Partners regularly informed of the status and progress of such enforcement efforts. Allergan shall consult with Molecular Partners and take any Molecular Partners comments into good faith consideration with respect to the infringement, claim construction, or defense of the validity or enforceability of any claim in any Molecular Partners [***] Patent or Joint Patent. In addition, Allergan shall provide Molecular Partners with drafts of all material papers to be filed with the court and shall incorporate all reasonable comments thereto by Molecular Partners before filing such papers. Molecular Partners shall provide to Allergan reasonable assistance in such enforcement pursuant to this Section 10.4(b)(iii), at Allergan’s request and expense, including joining such action as a party plaintiff if requested by Allergan or required by applicable Laws to pursue such action. Molecular Partners shall be entitled to separate representation in such matter by counsel of its own choice and at its own expense.
(iv)    If Allergan elects not to settle, or bring any action or proceeding as described in Section 10.4(b)(iii) within [***] after first notifying Molecular Partners or being notified by Molecular Partners with respect thereto, then at any time during the Term, Molecular Partners may bring such suit or other action against any person or entity engaged in a Product Infringement of the Molecular Partners [***] Patents or Joint Patents, in its own name and entirely under its own direction and control, subject to the following. Molecular Partners shall consult with Allergan and take any Allergan comments into good faith consideration with respect to the infringement, claim construction, or defense of the validity or enforceability of any claim in any Molecular Partners [***] Patent or Joint Patent. Allergan shall provide to Molecular Partners reasonable assistance in such enforcement pursuant to this Section 10.4(b)(iv), at Molecular Partners’ request and expense, including joining such action as a party plaintiff if requested by Molecular Partners or required by applicable Laws to pursue such action. Allergan shall have the right to participate and be represented in any such suit by its own counsel at its own expense with respect to a Product Infringement. No settlement of any such action or proceeding which restricts the scope, or adversely affects the enforceability, of any Molecular Partners [***] Patent or Joint Patent shall be entered into by Molecular Partners without the prior written consent of Allergan, which consent shall not be unreasonably withheld, conditioned, or delayed. Molecular Partners shall not knowingly take any action during such litigation of any Molecular Partners [***] Patent or Joint Patent that would materially adversely affect them,
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without Allergan’s prior written consent, which shall not be unreasonably withheld, delayed, or conditioned.
(v)    Notwithstanding Section 10.4(b)(ii) or (iv), if a Third Party submits an application to the appropriate Regulatory Authority for approval to sell a biological or drug product, and supports the application with any safety, efficacy, or other data that either Party has generated in Developing a Licensed Product, then the following will apply:
(1)    if a Party receives from the Third Party a notice alleging that the Third Party’s manufacture, use, or sale of the biological or drug product does not infringe a Molecular Partners Patent, or that such Patent is invalid or unenforceable (such as a certification under 21 U.S.C. §§ 355(b)(2)(A)(iv) or 355(j)(2)(A)(vii)(IV), 21 C.F.R. §§ 314.94 or 314.95, 42 U.S.C. § 262(l), or under any other law anywhere in the world that by its effect permits a Third Party to support its application for approval with any safety, efficacy, or other data that Allergan generates in Developing a Licensed Product), then the Party receiving the notice will provide it to the other Party via facsimile and overnight courier as soon as practicable and at least within [***] after receiving the notice.
(2)    Molecular Partners will have the first right, but not the obligation, to institute and control (where Molecular Partners is a plaintiff) or defend and control (where Molecular Partners is a defendant) an action before any government or private tribunal against the Third Party concerning the infringement, validity, and enforceability of any Molecular Partners [***] Patent and to settle any claims in connection with such Patents. Allergan will have the first right, but not the obligation, to institute and control (where Allergan is a plaintiff) or defend and control (where Allergan is a defendant) an action before any government or private tribunal against the Third Party concerning the infringement, validity, and enforceability of any Molecular Partners [***] Patent and to settle any claims in connection with such Patents. If the applicable Party decides not to institute (or defend, as applicable) such action, such Party will give notice to the other Party of its decision within [***] of the deadline for initiating the action (or, if such Party is defending the action, within [***] of any deadline required to maintain the action); if such Party consents in writing (such consent not to be unreasonably withheld, conditioned, or delayed), then the other Party may institute (or defend, as applicable) and control such action. Each Party will cooperate fully with the other Party in such actions and will provide reasonable assistance (including making available to such other Party documents possessed by such Party that are reasonably required by such other Party and making available personnel for interviews and testimony) in any actions undertaken in accordance with this Section 10.4(b)(v). At the controlling Party’s request, the other Party agrees to join any such action, or, in the case of Molecular Partners, to use reasonable efforts to cause any Third Party licensor under any license agreement between Molecular Partners and such Third Party pursuant to which Molecular Partners has obtained rights to any Molecular Partners Licensed Technology, including the agreements set forth on Exhibit G, to join any such action, for the purpose of establishing standing. Each Party will have the right to approve any settlement under Section 10.4(b)(v) that would adversely affect the Molecular Partners Patents or result in any liability or admission on behalf of such Party, such approval not to be unreasonably withheld, conditioned,
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or delayed. Any recovery, by settlement or otherwise, realized as a result of such litigation will be allocated in accordance with Section 10.4(d).
(c)    Settlement. Neither Party shall settle any claim, suit or action that it brought under Section 10.4(b) without the prior written consent of the other Party, not to be unreasonably withheld, delayed, or conditioned. Nothing in this Article 10 shall require such other Party to consent to any settlement that is reasonably anticipated by such other Party to have a materially adverse impact upon any Molecular Partners Patents or Joint Patents.
(d)    Expenses and Recoveries. The enforcing Party bringing a claim, suit or action under Section 10.4(b) shall be solely responsible for any expenses incurred by such Party as a result of such claim, suit or action. If such Party recovers monetary damages in such claim, suit or action, such recovery shall first be allocated to the reimbursement of any expenses incurred by the Parties in such litigation (including, for this purpose, a reasonable allocation of expenses of internal counsel). If such recovery is insufficient to cover all such costs and expenses of both Parties, it shall be shared in proportion to the total of such costs and expenses incurred by each Party. If after such reimbursement any funds remain from such damages or other sums recovered, if Allergan brought such suit, such remaining funds shall be included in Net Sales subject to the royalty payment by Allergan to Molecular Partners pursuant to Section 9.6, and if Molecular Partners brought such suit, [***] of such funds shall be retained by Molecular Partners and Allergan shall receive [***] of such funds.
(e)    Infringement Other Than a Product Infringement. For any and all infringement of any Molecular Partners Patents or Joint Patents other than a Product Infringement, as between the Parties, (i) Molecular Partners shall have the sole and exclusive right to bring an appropriate suit or other action against any person or entity engaged in such other infringement of a Molecular Partners Patent, in its sole discretion, and shall bear all related expenses and retain all related recoveries, and (ii) each Party shall have the right to bring an appropriate suit or other action against any person or entity engaged in such other infringement of a Joint Patent, in its sole discretion, and shall bear all related expenses and retain all related recoveries.
10.5    Patents Licensed From Third Parties. Each Party’s rights under this Article 10 with respect to the prosecution, maintenance and enforcement of any Molecular Partners Patent that is licensed by Molecular Partners from a Third Party shall be subject to the rights of such Third Party to prosecute, maintain and enforce such Patent.
10.6    Infringement of Third Party Rights in the Territory. If any Licensed Product used or sold by Allergan, its Affiliates or sublicensees becomes the subject of a Third Party’s claim or assertion of infringement of a Patent granted by a jurisdiction within the Territory, Allergan shall promptly notify Molecular Partners and the Parties shall agree on and enter into a “common interest agreement” wherein the Parties agree to their shared, mutual interest in the outcome of such potential dispute, and thereafter, the Parties shall promptly meet to consider the claim or assertion and the appropriate course of action. Allergan shall be solely responsible for the defense of any such infringement claims, provided that Allergan shall provide to Molecular Partners the ability to join such action, at Molecular Partners’ request and expense, to pursue
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such action in which a patent asserted by a Party under this Section 10.6, but excluding any Excluded IP, claims or covers (a) the composition of matter (including the nucleic or amino acid sequence) or use, sale, offer for sale, or importation in the Field of any Initial DARPin or (b) the manufacture of any such Initial DARPin using the process employed by Molecular Partners as of the Effective Date, except to the extent that such Patents or Information claim or cover the binding of an Initial DARPin to Collaboration Targets (other than [***]) or the inhibition of a Collaboration Target (other than [***]) (any such patent, excluding in each case a patent in the Excluded IP, a “Subject Patent”). To the extent directly related to the Subject Patent, Allergan shall keep Molecular Partners regularly informed of the status and progress of any action to the extent involving a Subject Patent, shall reasonably consider Molecular Partners’ comments on any such action with respect to such Subject Patent, and shall seek consent of Molecular Partners in any important aspects of such action with respect to such Subject Patent, including determination of litigation strategy and filing of material papers to the competent court, which consent shall not be unreasonably withheld or delayed. In addition, Allergan shall provide Molecular Partners with drafts of all material papers to be filed with the court to the extent directly related to the Subject Patent and shall in good faith incorporate all reasonable comments thereto by Molecular Partners before filing such papers. In connection with any settlement agreement or court order, made in accordance with the provisions of Section 9.7(b) for a Subject Patent, [***]. Allergan shall not settle any claim, suit or action under this Section 10.6 to the extent involving a Subject Patent (excluding, in each case, any Excluded IP) without the prior written consent of Molecular Partners, not to be unreasonably withheld, delayed, or conditioned.
10.7    Parties’ Patent Rights. If any Molecular Partners Patent or Joint Patent becomes the subject of any proceeding commenced by a Third Party within the Territory in connection with an opposition, reexamination request, action for declaratory judgment, nullity action, interference or other attack upon the validity, title or enforceability thereof (except insofar as such action is a counterclaim to or defense of, or accompanies a defense of, an action for infringement against a Third Party under Section 10.4, in which case the provisions of Section 10.4 shall govern), then Molecular Partners shall control such defense with respect to the Molecular Partners Patents and Allergan shall control such defense with respect to the Joint Patents. The defending Party shall be responsible for all costs and expenses incurred by such Party under this Section 10.7. The defending Party shall provide to the other Party copies of any papers relating to any such opposition, reexamination request, action for declaratory judgment, nullity action, interference or other attack upon any Molecular Partners Patents or Joint Patents, as applicable, reasonably in advance of their being filed or promptly upon their being received, including draft filings reasonably in advance of their being filed so that the other Party can comment and provide input with respect to such draft filings. The defending Party agrees to discuss in good faith any changes reasonably requested by the other Party to such papers, including draft filings, promptly upon their being received. The defending Party agrees in good faith to implement any reasonable recommended changes toward the objective of optimizing overall patent protection for Licensed Compounds or Licensed Products and DARPin Compounds other than Licensed Compounds in the Field. The defending Party shall permit the other Party to participate in the proceeding for a Molecular Partners [***] Patent or Joint Patent, as applicable, to the extent permissible under applicable Laws, and to be represented by its own counsel in such proceeding, at such other Party’s expense. If the defending Party decides that it
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does not wish to defend against such action, then the other Party shall have a backup right to assume defense of such Third Party action at its own expense. Any awards or amounts received in defending any such Third Party action shall be allocated between the Parties as provided in Section 10.4(d).
10.8    Patent Term Extension. Upon Allergan’s request, with respect to any Molecular Partners [***] Patent specified by Allergan, Molecular Partners shall seek a patent term extension (including any pediatric exclusivity extensions as may be available) or supplemental protection certificates or their equivalents in any country with respect to such Molecular Partners [***] Patents, as applicable. In the event Allergan desires to seek any of the foregoing extensions for any Molecular Partners [***] Patent, then the Parties shall meet and discuss such request in good faith and Molecular Partners will not unreasonably withhold consent to such extension, provided that it shall not be unreasonable for Molecular Partners to withhold its consent if such extension would materially adversely affect such Molecular Partners [***] Patent or Molecular Partners’ or its licensee’s development or commercialization of DARPin Compounds covered by such Molecular Partners [***] Patent. For clarity, if elections with respect to obtaining such patent term extensions are to be made, Allergan shall have the right to elect to specify the Molecular Partners Patent for which patent term extension or supplemental protection will be sought, subject to the foregoing in this Section 10.8. Molecular Partners shall not have the right to seek any patent term extension or supplemental protection for any Molecular Partners [***] Patent without the prior written consent of Allergan; provided that Allergan will not withhold such consent for the purpose of limiting the Royalty Term.
10.9    Regulatory Data Protection. To the extent required by or permitted by Law, Allergan will, at its sole discretion, decide whether to list with the applicable Regulatory Authorities during the Term any applicable Molecular Partners [***] Patents covering any Licensed Product that Allergan intends to, or has begun to, Commercialize, and that has become the subject of a Regulatory Approval Application submitted to FDA. In the event Allergan desires to include in such listing any Molecular Partners [***] Patent, then the Parties shall meet and discuss such request in good faith and Molecular Partners will not unreasonably withhold consent to such listing, provided that it shall not be unreasonable for Molecular Partners to withhold its consent if such extension would materially adversely affect such Molecular Partners [***] Patent. Such listings may include all so called “Orange Book” listings required under the Hatch-Waxman Act or listing of Patents as provided in the patent dispute resolution procedures of the Biologics Price Competition and Innovation Act of 2009 or under 42 U.S.C. § 262(l) or similar provisions in the Territory during the Term. Prior to such decision on listings, the Parties will meet to evaluate and identify all applicable Patents to be listed and Allergan shall reasonably incorporate and address suggestions provided by Molecular Partners as to the listing or non-listing of any applicable Patents.
10.10    Trademarks and Domain Names.
(a)    Allergan shall be responsible for the selection, registration and maintenance of all Trademarks which it employs in connection with the Commercialization of any Licensed Product under this Agreement (“Licensed Product Marks”). Allergan shall own
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and control such Licensed Product Marks and pay all relevant costs relating thereto. Allergan shall have the right to brand the Licensed Products in the Territory using Licensed Product Marks it determines appropriate for the Licensed Products, which may vary by country or within a country, provided that Allergan shall not, and shall ensure that its Affiliates and Sublicensees will not, (a) make any use of the Trademarks or house marks of Molecular Partners (including Molecular Partners’ corporate name) or any trademark confusingly similar thereto, or (b) include any Allergan Trademarks or house marks in the Licensed Product Marks. Allergan shall own all rights in the Licensed Product Marks and shall register and maintain, at its own cost and expense, the Licensed Product Marks in the countries and regions in the Territory that it determines reasonably necessary.
(b)    Molecular Partners recognizes the exclusive ownership by Allergan of all Licensed Product Marks. Molecular Partners shall not, either while this Agreement is in effect, or at any time thereafter, register, use or challenge or assist others to challenge the Licensed Product Marks. Molecular Partners shall not attempt to obtain any right in or to any name, logotype, trademark or trade dress confusingly similar for the marketing, sale or distribution of any goods or products, notwithstanding whether such goods or products have a different use or are dissimilar to the Licensed Products.
(c)    Only Allergan will be authorized to initiate at its own discretion legal proceedings against any infringement or threatened infringement of any Trademarks.
(d)    Allergan shall be responsible for the registration, hosting, maintenance and defense of any Domain Name. Allergan may at its sole and absolute discretion register in its own name or in name of others, host on its own servers or on Third Party servers, maintain and defend such Domain Names and use them for websites.
ARTICLE 11
REPRESENTATIONS AND WARRANTIES; COVENANTS; DISCLAIMERS
11.1    Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party as follows:
(a)    as of the Effective Date, it is a company or corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is organized or incorporated; and
(b)    as of the Effective Date, (i) it has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (ii) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and (iii) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms.
11.2    Additional Representations and Warranties of Molecular Partners. Molecular Partners represents and warrants to Allergan, as of the Effective Date, as follows:
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(a)    Molecular Partners has (i) the right under the Molecular Partners Licensed Technology that is contemplated by Molecular Partners as of the Effective Date to be used in generating DARPin Domains under the Research Program (the “DARPin Licensed Technology”) to grant the licenses to Allergan as purported to be granted pursuant to this Agreement, (ii) sufficient legal or beneficial title in the DARPin Licensed Technology to grant the licenses to Allergan as purported to be granted pursuant to this Agreement, and (iii) not granted any right or license to any Third Party under the DARPin Licensed Technology that would conflict or interfere with any of the rights or licenses granted to Allergan hereunder;
(b)    Molecular Partners owns all right, title, and interest in the Molecular Partners Patents set forth on Exhibit E, and Molecular Partners has licensed rights to the Molecular Partners Patents set forth on Exhibit F pursuant to the corresponding agreements set forth on Exhibit G sufficient to grant the rights purported to be granted to Allergan under this Agreement, and all Patents owned or otherwise Controlled by Molecular Partners that cover or claim any DARPin Domain set forth on Exhibit D;
(c)    [***], (i) Molecular Partners has not received any written notice from any Third Party asserting or alleging that any research, development, manufacturing, or commercialization of any Initial DARPin or the practice of the DARPin Licensed Technology prior to the Effective Date has infringed or misappropriated the intellectual property rights of such Third Party, (ii) to the Knowledge of Molecular Partners, the use of the DARPin Licensed Technology to generate DARPin Domains under the Research Program will not infringe any valid and enforceable claim of an issued Patent of any Third Party existing as of the Effective Date, excluding any Patents related to Collaboration Targets, and (iii) there are no pending, and, to the Knowledge of Molecular Partners, no threatened, adverse actions, suits, arbitrations, litigations, or proceedings of any nature, civil, criminal, regulatory or otherwise, in law or in equity, against Molecular Partners or any of its Affiliates involving the DARPin Licensed Technology, the Initial DARPins or the Agreements set forth on Exhibit G, including any that alleges that Molecular Partners’ activities conducted prior to the Effective Date with respect to any Initial DARPin has infringed or misappropriated any intellectual property right of any Third Party;
(d)    no lien, encumbrance, or security interest (including in connection with any indebtedness) exists in the Molecular Partners Patents in the DARPin Licensed Technology in favor of any creditor;
(e)    (i) all existing agreements between Molecular Partners and any Third Party under which Molecular Partners receives a license under any intellectual property rights relating to the DARPin Licensed Technology or any Initial DARPin are listed in Exhibit G, (ii) such agreements were made available to Allergan by Molecular Partners, and were true, accurate and complete copies of such agreements, and have not been modified, supplemented or amended since the date they were made available to Allergan; (iii) each of such agreements is in full force and effect; and (iv) Molecular Partners is not in material breach of any such agreements, and, to its Knowledge, no other party to any such agreements is in material breach thereof, in each respect in, any manner that would give such other party the right to terminate such agreements;
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(f)    no oral or written communications have been received by Molecular Partners from any Third Parties that allege, and there is no pending litigation as of the Effective Date that alleges, either that any Molecular Partners Patent in existence as of the Effective Date is, or for any patent application included in the Molecular Partners Patents in existence as of the Effective Date, if issued, would be, invalid or unenforceable, and, to the Knowledge of Molecular Partners, no Third Party (i) is infringing any Molecular Partners Patents in existence as of the Effective Date or has misappropriated any Molecular Partners Know-How in the DARPin Licensed Technology or (ii) has challenged the ownership, scope, duration, validity, enforceability, priority or right to use any Molecular Partners Patents in existence as of the Effective Date (including, by way of example, through the institution of or written threat of institution of interference, reexamination, protest, opposition, nullity or similar invalidity proceeding before the U.S. Patent and Trademark Office or any analogous foreign entity) or any Molecular Partners Know-How in existence as of the Effective Date;
(g)    each of the issued Patents, and any currently pending Patent application or Patent application from which any such Patent has issued, in each case within the Molecular Partners Patents in existence as of the Effective Date, (i) has been prosecuted in compliance with all applicable rules, policies, and procedures of the U.S. Patent and Trademark Office in all material respects, and (ii) is subsisting;
(h)    [***] all Third Party issued Patents identified as material by counsel to Molecular Partners in any freedom to operate or patentability searches or opinions relating to the Molecular Partners Licensed Technology in existence as of the Effective Date in the Territory;
(i)    all of Molecular Partners’ and its Affiliates’ employees and officers involved in development of the DARPin Licensed Technology have been obligated to assign to Molecular Partners or such Affiliate, as the case may be, all inventions claimed in the Patents in such DARPin Licensed Technology and to maintain as confidential the Confidential Information of Molecular Partners or such Affiliate, as the case may be;
(j)    all inventors of any inventions included within the Molecular Partners Patents in existence as of the Effective Date owned by Molecular Partners have assigned their entire right, title, and interest in and to such inventions and the corresponding Patents to Molecular Partners and have been listed in such Patents as inventors; and
(k)    neither the execution and delivery of this Agreement nor the performance hereof by Molecular Partners requires Molecular Partners to obtain any permits, authorizations or consents from any Governmental Authority or from any other person, firm or corporation, and such execution, delivery and performance will not result in the breach of or give rise to any right of termination, rescission, renegotiation or acceleration under, or trigger any other rights under, any agreement or contract to which Molecular Partners is a party or to which it may be subject that relates to the DARPin Licensed Technology.
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11.3    Mutual Covenants.
(a)    No Debarment. In the course of the Development of the Licensed Product, each Party shall not use any employee or consultant who has ever been debarred or is the subject of debarment or convicted of a crime for which an entity or person could be debarred (including by the FDA under 21 U.S.C. § 335a (or subject to a similar sanction of any other Governmental Authority)). Each Party shall notify the other Party promptly upon becoming aware that any of its employees or consultants has been debarred or is the subject of debarment proceedings by any Regulatory Authority.
(b)    Compliance. Each Party and its Affiliates shall comply in all material respects with all applicable Laws in the Development, Manufacture, and Commercialization of Licensed Products performed under this Agreement, including the statutes, regulations and written directives of the FDA, the EMA and any Regulatory Authority having jurisdiction in the Territory, the FD&C Act, the Prescription Drug Marketing Act, the Federal Health Care Programs Anti-Kickback Law, 42 U.S.C. § 1320a-7b(b), the statutes, regulations and written directives of Medicare, Medicaid and all other health care programs, as defined in 42 U.S.C. § 1320a-7b(f), and the Foreign Corrupt Practices Act of 1977, each as may be amended from time to time.
11.4    Additional Covenants.
(a)    Molecular Partners represents and warrants to and covenants with Allergan that all of Molecular Partners’ employees and officers involved in development of the Molecular Partners Licensed Technology, Licensed Compounds, or Licensed Products shall be obligated to assign to Molecular Partners all inventions relating to such Molecular Partners Licensed Technology, Licensed Compounds, or Licensed Products and to maintain as confidential the Confidential Information of Molecular Partners;
(b)    Allergan represents and warrants to and covenants with Molecular Partners that all of Allergan’s employees and officers involved in Development of the Licensed Compounds or Licensed Products shall be obligated to assign to Allergan all inventions relating to such Licensed Compounds or Licensed Products and to maintain as confidential the Confidential Information of Allergan;
(c)    Molecular Partners represents and warrants to and covenants with Allergan that Molecular Partners shall not sell, assign, or otherwise transfer to any person (other than any Affiliate of Molecular Partners) any Molecular Partners Patents (or agree to do any of the foregoing) in any manner that would be inconsistent with the rights and licenses granted to Allergan under this Agreement, except to the extent permitted by, and in compliance with, Section 16.6; and
(d)    Molecular Partners represents and warrants to and covenants with Allergan that Molecular Partners shall not grant to any Third Party any right or license under the Molecular Partners Licensed Technology that is within the scope of licenses granted to Allergan under Section 4.3 or would breach Article 3; provided that in the event of any assignment under
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Section 16.6(a)(ii), all intellectual property rights (including any Information or Patents) owned or otherwise Controlled by an Acquiror or its Affiliates (except for Molecular Partners if remaining as a separate Affiliate or otherwise the successor entity thereto) shall be excluded from the Molecular Partners Licensed Technology subject to the preceding sentence (including any such intellectual property owned or otherwise controlled by such Acquiror as of the date of consummation of such transaction), except for any Invention generated by the Acquiror or its Affiliates in performing any activity under this Agreement.
11.5    Disclaimer. Allergan understands that the Licensed Compounds and Licensed Products are the subject of ongoing clinical research and development and that Molecular Partners cannot assure the safety or usefulness of any Licensed Compound or Licensed Product. In addition, Molecular Partners makes no warranties except as set forth in this Article 11 concerning the Molecular Partners Licensed Technology. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, ARE MADE OR GIVEN BY OR ON BEHALF OF A PARTY, AND ALL REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.
11.6    Knowledge Standard. “Knowledge” means, as applied to a Party in this Article 11, the actual knowledge, as of the Effective Date, of a Party’s executive officers or personnel with primary responsibility for the applicable subject matter exercising reasonably diligent inquiry.
ARTICLE 12
INDEMNIFICATION
12.1    Indemnification by Molecular Partners. Molecular Partners shall defend, indemnify, and hold Allergan and its Affiliates and their respective officers, directors, employees, and agents (the “Allergan Indemnitees”) harmless from and against any and all Third Party claims, suits, proceedings, damages, expenses (including court costs and reasonable attorneys’ fees and expenses) and recoveries (collectively, “Claims”) to the extent that such Claims arise out of, are based on, or result from (a) the Development, Manufacture, or Commercialization of Terminated Products by Molecular Partners, its Affiliates or licensees, including Claims based upon product liability, (b) the breach of any of Molecular Partners’ obligations under this Agreement, including Molecular Partners’ representations, warranties, and covenants set forth herein, (c) the development, manufacture, or commercialization by Molecular Partners, its Affiliates or licensees (other than Allergan, its Affiliates or Sublicensees) of products containing DARPin Compounds (other than Licensed Products or products licensed under the MP0112 Agreement or MP0260 Agreement) solely to the extent such Claim is based on the use of the Molecular Partners Licensed Technology (excluding in all cases Claims covered by the scope of 12.2) by Molecular Partners, its Affiliates or licensees (other than Allergan, its Affiliates or Sublicensees) in connection with such development, manufacture or
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commercialization by such parties of such products, or (d) the willful misconduct or negligent acts of Molecular Partners, its Affiliates, or the officers, directors, employees, or agents of Molecular Partners or its Affiliates. The foregoing indemnity obligation shall not apply to the extent that (i) the Allergan Indemnitees fail to comply with the indemnification procedures set forth in Section 12.3 and Molecular Partners’ defense of the relevant Claims is prejudiced by such failure, or (ii) any Claim arises from, is based on, or results from any activity set forth in Section 12.2(b) or 12.2(c) for which Allergan is obligated to indemnify the Molecular Partners Indemnitees under Section 12.2.
12.2    Indemnification by Allergan. Allergan shall defend, indemnify, and hold Molecular Partners and its Affiliates and their respective officers, directors, employees, and agents (the “Molecular Partners Indemnitees”) harmless from and against any and all Claims to the extent that such Claims arise out of, are based on, or result from (a) the Development, Manufacture or Commercialization of Licensed Compounds or Licensed Products by or on behalf of Allergan or its Affiliates or Sublicensees, including Claims based upon product liability and patent infringement (excluding any amounts for which Molecular Partners is responsible under Section 10.6 with respect to Claims relating to Subject Patents), (b) the breach of any of Allergan’s obligations under this Agreement, including Allergan’s representations, warranties, and covenants set forth herein, (c) the willful misconduct or negligent acts of Allergan, its Affiliates, or its Sublicensees or the officers, directors, employees, or agents of Allergan, its Affiliates or its Sublicensees, or (d) the infringement of any Third Party Patent or misappropriation of any Third Party Information, to the extent that such infringement or misappropriation is attributable directly to any Collaboration Target (including any use thereof) as a result of Molecular Partners’ or any of its Affiliates’ performance of activities pursuant to the Research Program. The foregoing indemnity obligation shall not apply to the extent that (i) the Molecular Partners Indemnitees fail to comply with the indemnification procedures set forth in Section 12.3 and Allergan’s defense of the relevant Claims is prejudiced by such failure, or (ii) any Claim arises from, is based on, or results from any activity set forth in Section 12.1(b) or 12.1(c) for which Molecular Partners is obligated to indemnify the Allergan Indemnitees under Section 12.1.
12.3    Indemnification Procedures. The Party claiming indemnity under this Article 12 (the “Indemnified Party”) shall give written notice to the Party from whom indemnity is being sought (the “Indemnifying Party”) promptly after learning of such Claim. The Indemnified Party shall provide the Indemnifying Party with reasonable assistance, at the Indemnifying Party’s expense, in connection with the defense of the Claim for which indemnity is being sought and, if the Indemnified Party has assumed and is conducting the defense of the Claim, the Indemnifying Party shall provide the Indemnified Party with reasonable assistance, at the Indemnifying Party’s expense, in connection with the defense of the Claim for which the indemnity is being sought. The Indemnified Party may participate in and monitor such defense with counsel of its own choosing at its sole expense; provided, however, the Indemnifying Party shall have the right to assume and conduct the defense of the Claim with counsel of its choice. The Indemnifying Party shall not settle any Claim without the prior written consent of the Indemnified Party, not to be unreasonably withheld. So long as the Indemnifying Party is actively defending the Claim in good faith, the Indemnified Party shall not settle or compromise
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any such Claim without the prior written consent of the Indemnifying Party. If the Indemnifying Party does not assume and conduct the defense of the Claim as provided above, (a) the Indemnified Party may defend against, consent to the entry of any judgment, or enter into any settlement with respect to such Claim in any manner the Indemnified Party may deem reasonably appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), and (b) the Indemnifying Party shall remain responsible to indemnify the Indemnified Party as provided in this Article 12.
12.4    Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 12.4 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 12.1 OR 12.2 WITH RESPECT TO THIRD PARTY CLAIMS, OR DAMAGES AVAILABLE FOR A PARTY’S BREACH OF CONFIDENTIALITY OBLIGATIONS IN ARTICLE 13.
12.5    Insurance. Each Party shall procure and maintain insurance, including Commercial General Liability insurance, having product/completed operations coverage adequate to cover its obligations hereunder and consistent with normal business practices of prudent companies similarly situated at all times during which any Licensed Product is being clinically tested in human subjects or commercially distributed or sold by such Party and for a [***] period thereafter; provided that the foregoing obligation with respect to clinical activities shall apply to Molecular Partners only with respect to any Clinical Trial conducted by Molecular Partners. Each such Commercial General Liability insurance policy of a Party shall list the other Party as an additional insured. It is understood that such insurance shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this Article 12. Each Party shall provide the other Party with written evidence of such insurance upon request. Each Party shall provide the other Party with written notice at least [***] prior to the cancellation, non renewal or material change in such insurance.
ARTICLE 13
CONFIDENTIALITY
13.1    Confidentiality. Each Party agrees that, during the Term and for a period of [***] thereafter, it shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement (which includes the exercise of any rights or the performance of any obligations hereunder) any Confidential Information furnished to it by the other Party pursuant to this Agreement, except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties. The foregoing confidentiality and non-use obligations shall not apply to any portion of the other Party’s Confidential Information that the receiving Party can demonstrate by competent written proof:
(a)    was already known to the receiving Party or its Affiliate, other than under an obligation of confidentiality, at the time of disclosure by the other Party;
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(b)    was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;
(c)    became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;
(d)    was disclosed to the receiving Party or its Affiliate on a non-confidential basis by a Third Party who has a legal right to make such disclosure and who did not obtain such information directly or indirectly from the other Party; or
(e)    was independently discovered or developed by the receiving Party or its Affiliate without access to or aid, application or use of the other Party’s Confidential Information, as evidenced by a contemporaneous writing.
Notwithstanding the definition of “Confidential Information” in Article 1 and anything to the contrary in this Agreement:
(i)    the MP Core Inventions and MP Collaboration Results will be deemed the Confidential Information of Molecular Partners, and all other Information, including Allergan Core Inventions and AGN Collaboration Results, generated in connection with the Research Program or Commercialization, Development, or Manufacturing activities under this Agreement, whether generated by one or both Parties, shall be deemed to be Confidential Information of Allergan and Allergan shall be deemed to be the disclosing party with respect to such Confidential Information, but subject to the remainder of this Section 13.1;
(ii)    upon the expiration of the Research Term (or, if applicable, the Research Term Extension), Molecular Partners may use or disclose the AGN Collaboration Results licensed pursuant to Sections 4.9(c) and 4.10(b)(1)(B) (if applicable) solely to the extent reasonably necessary in order to practice the licenses granted pursuant to Sections 4.9(c) and 4.10(b)(1)(B) (if applicable);
(iii)    the Joint Collaboration Results will be deemed the Confidential Information of each Party, and each Party shall have the rights with respect thereto as expressly set forth herein, and shall have the right to use and practice such Information in connection with its exercise of such rights; provided, however, that any Joint Collaboration Results directly relating to Targets (other than [***]) or the pharmacology or biological roles of Targets (other than [***]) shall be deemed to be the Confidential Information of Allergan;
(iv)    during the Research Term, with respect to all MP Collaboration Results directly relating to any Collaboration Target (whether then current or former), and during the Research Term Extension, solely with respect to MP Collaboration Results directly relating to a RTE Collaboration Target or RTE Compound, Molecular Partners shall not disclose to any Third Party (except as necessary to conduct the Research Program in accordance with the terms of this Agreement) such MP Collaboration Results; and
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(v)    during the term of any license under Section 4.3, Molecular Partners shall not disclose to any Third Party (except as necessary to conduct its obligations under this Agreement) any MP Collaboration Results directly related to the Licensed Products.
In addition (but subject to clauses (i) through (v) above), the exceptions set forth in subsections (a) and (e) shall not apply to Information generated during or resulting from the Research Program or generated or resulting from the Commercialization, Development, or Manufacturing activities under this Agreement, whether generated by one or both Parties, which Information shall be deemed Confidential Information of Allergan regardless of whether such Information satisfies the criteria set forth in one or both subsections (unless other treatment is expressly set forth in clauses (i) through (v) above).
13.2    Authorized Disclosure. Notwithstanding the obligations set forth in Section 13.1, a Party may disclose the other Party’s Confidential Information and the terms of this Agreement to the extent:
(a)    such disclosure is reasonably necessary (i) to comply with the requirements of Regulatory Authorities with respect to obtaining and maintaining Regulatory Approval of a Licensed Product; or (ii) for prosecuting or defending litigation as contemplated by this Agreement;
(b)    such disclosure is reasonably necessary to its employees, agents, consultants, contractors, licensees or sublicensees on a need-to-know basis for the sole purpose of performing its obligations or exercising its rights under this Agreement; provided that in each case, the disclosees are bound by written obligations of confidentiality and non-use consistent with those contained in this Agreement;
(c)    such disclosure is reasonably necessary to any bona fide potential or actual investor, acquiror, merger partner, licensee, sublicensee, or other financial or commercial partner for the sole purpose of evaluating an actual or potential investment, acquisition or other business relationship; provided that in connection with such disclosure, such Party shall use all reasonable efforts to inform each disclosee of the confidential nature of such Confidential Information and, in each case, the disclosees are bound by written obligations of confidentiality and non-use consistent with those contained in this Agreement; or
(d)    such disclosure is reasonably necessary to comply with applicable Laws, including regulations promulgated by applicable security exchanges, court order, administrative subpoena or order.
Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to Section 13.2(a) or 13.2(d), such Party shall promptly notify the other Party of such required disclosure and shall use reasonable efforts to obtain, or to assist the other Party in obtaining, a protective order preventing or limiting the required disclosure.
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13.3    Technical Publication. Neither Party may publish peer reviewed manuscripts, or give other forms of public disclosure such as abstracts and presentations, of results of studies carried out under this Agreement, without the opportunity for prior review by the other Party, and subject to this Section 13.3, below, except to the extent required by applicable Laws. No publication shall include the other Party’s Confidential Information without the prior written consent of such other Party. A Party seeking publication shall provide the other Party the opportunity to review and comment on any proposed publication that relates to, during the Research Term or any Research Term Extension, any Product Candidate, any AGN DARPin Domain, or any MP DARPin Domain (other than any MP DARPin Domain for [***]) and, during any other portion of the Term, any Licensed Compound or Licensed Product, at least [***] prior to its intended submission for publication. The other Party shall provide the Party seeking publication with its comments in writing, if any, within [***] after receipt of such proposed publication. The Party seeking publication shall consider in good faith any comments thereto provided by the other Party and shall comply with the other Party’s request to remove any and all of such other Party’s Confidential Information from the proposed publication. In addition, the Party seeking publication shall delay the submission for a period up to [***] in the event that the other Party can demonstrate reasonable need for such delay, including the preparation and filing of a patent application (or, in the case that Molecular Partners is seeking publication and Allergan has a compelling business justification, for a longer period reasonably selected by Allergan). If the other Party fails to provide its comments to the Party seeking publication within such [***] period, such other Party shall be deemed not to have any comments, and the Party seeking publication shall be free to publish in accordance with this Section 13.3 after the [***] period has elapsed; provided that such publication does not include Confidential Information of the other Party. The Party seeking publication shall provide the other Party a copy of the manuscript at the time of the submission. Each Party agrees to acknowledge the contributions of the other Party and its employees in all publications as scientifically appropriate.
13.4    Publicity; Terms of this Agreement.
(a)    The Parties agree that the material terms of this Agreement are the Confidential Information of both Parties, subject to the special authorized disclosure provisions set forth in this Section 13.4.
(b)    The Parties shall make a joint public announcement of the execution of this Agreement in the form attached as Exhibit H, which shall be issued on or promptly after the Effective Date.
(c)    After release of such press release, if either Party desires to make a public announcement concerning the material terms of this Agreement, such Party shall give reasonable prior advance notice of the proposed text of such announcement to the other Party for its prior review and approval (except as otherwise provided herein). A Party commenting on such a proposed press release shall provide its comments, if any, within [***] after receiving the press release for review. Notwithstanding the foregoing, a Party shall have the right to make a public announcement or press release announcing the achievement of each Regulatory Approval
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development milestone event set forth in Section 9.4 (excluding, for clarity, the [***]) as it is achieved, and the achievement of other Regulatory Approvals in the Territory as they occur either (i) with the consent of the other Party (not to be unreasonably withheld); (ii) where required by applicable Laws or regulations promulgated by an applicable security exchange; or (iii) as permitted under Section 13.2. Except as provided in this subsection (c) or permitted under Section 13.2, no press release shall include the other Party’s Confidential Information without the prior written consent of such other Party. In relation to the other Party’s review of such an announcement, such other Party may make specific, reasonable comments on such proposed press release within the prescribed time for commentary. Neither Party shall be required to seek the permission of the other Party to repeat any information regarding the terms of this Agreement that has already been publicly disclosed by such Party, or by the other Party, in accordance with this Section 13.4, provided such information remains accurate as of such time.
(d)    The Parties acknowledge that either or both Parties may be obligated to file a copy of this Agreement and summaries of the terms hereof with the U.S. Securities and Exchange Commission or other Governmental Authority as reasonably required to comply with applicable Laws or the rules of a nationally-recognized securities exchange. Each Party shall be entitled to make such filings, provided that it requests confidential treatment of the commercial terms and sensitive technical terms hereof and thereof to the extent such confidential treatment is reasonably available to such Party; provided that the foregoing obligation to request confidential treatment shall not apply with respect to any disclosure of this Agreement by either Party to the U.S. Internal Revenue Service or similar Governmental Authority outside the U.S. In the event of any such filing, each Party will provide the other Party with a copy of this Agreement and related filings marked to show provisions for which such Party intends to seek confidential treatment and shall reasonably consider and incorporate the other Party’s comments thereon to the extent consistent with the legal requirements and the rules of any nationally recognized securities exchange, with respect to the filing Party, governing disclosure of material agreements and material information to be publicly filed.
13.5    Equitable Relief. Each Party acknowledges that its breach of this Article 13 may cause irreparable harm to the other Party, which cannot be reasonably or adequately compensated in damages in an action at law. By reasons thereof, each Party agrees that the other Party shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to seek preliminary and permanent injunctive and other equitable relief to prevent or curtail any actual or threatened breach of the obligations relating to Confidential Information set forth in this Article 13 by the other Party.
ARTICLE 14
TERM AND TERMINATION
14.1    Term. This Agreement shall become effective on the Effective Date and, unless earlier terminated pursuant to this Article 14, shall remain in effect during the Research Term or any Research Term Extension and, thereafter, on a Licensed Product-by-Licensed Product and
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country-by-country basis, until the expiration of the Royalty Term for such Licensed Product in such country (the “Term”).
14.2    Termination by Allergan during Research Term. During the Research Term or any Research Term Extension, Allergan may terminate this Agreement in its entirety upon at least [***] prior written notice to Molecular Partners.
14.3    Termination for Breach. Each Party (the “Non-Breaching Party”) shall have the right, without prejudice to any other remedies available to it at law or in equity, to terminate this Agreement in its entirety upon written notice to the other Party if the other Party materially breaches its obligations under this Agreement and, after receiving written notice identifying such material breach in reasonable detail, fails to cure such material breach, or if such material breach is not susceptible to cure within the Cure Period, fails to deliver to the Non-Breaching Party a written plan that is reasonably calculated to resolve such material breach, within [***] from the date of such notice (or within [***] from the date of such notice in the event such material breach is solely based on the breaching Party’s failure to pay any undisputed amounts due hereunder) (the “Cure Period”). If the Parties reasonably and in good faith disagree as to whether there has been a material breach, the Party that disputes that there has been a material breach may contest the allegation in accordance with Article 15. It is understood and acknowledged that, during the pendency of such a Dispute, the Cure Period shall be extended by the period of time of such pendency, all of the terms and conditions of this Agreement shall remain in effect, and the Parties shall continue to perform all of their respective obligations under this Agreement. If in connection with such Dispute brought under Article 15, an arbitrator determines that Allergan has materially breached its obligations under Section 5.3 or 7.2 or asserts a patent challenge pursuant to Section 14.4 that is not permitted under Section 14.4, then this Agreement shall terminate and the consequences of Section 14.5 shall apply. In the case of material breach of this Agreement by Allergan other that covered by the foregoing sentence, then the arbitrator may terminate this Agreement if Molecular Partners does not have a reasonable remedy for all damages resulting from such material breach or the character, frequency, nature and extent of such breach (including the culpability of the Parties) supports termination of this Agreement as an appropriate remedy. Nothing in this Section 14.3 shall limit a Party’s ability to seek remedies available under this Agreement in law or equity.
14.4    Termination for Patent Challenge. Molecular Partners may terminate this Agreement in its entirety immediately upon written notice to Allergan if Allergan or its Affiliates or Sublicensees (directly or indirectly, individually or in association with any other person or entity) challenges the validity, enforceability or scope of any Molecular Partners Patent anywhere in the world. Notwithstanding the foregoing, in the event that Molecular Partners (directly or indirectly) first initiates or participates in a legal proceeding against Allergan, its Affiliates or Sublicensees in which the Patents within the Molecular Partners Patents are asserted against Allergan, its Affiliates or Sublicensees, then Allergan, its Affiliates or Sublicensees, as applicable, shall have the right to participate in such actions including by challenging the validity, enforceability or scope of any Molecular Partners Patent, and no such challenge by Allergan, its Affiliates or Sublicensees shall give Molecular Partners the right to terminate this
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Agreement under this Section 14.4, except to the extent Allergan has sublicensed rights with respect to a Terminated Product to a Sublicensee pursuant to Section 4.5.
14.5    Consequences of Termination.
(a)    Upon any termination of this Agreement pursuant to Section 14.2, 14.3, or 14.4, except as otherwise set forth in Section 14.6, all licenses and rights granted by either Party under this Agreement shall terminate.
(b)    Upon any termination of this Agreement by Molecular Partners pursuant to Section 14.3 in the event an arbitrator determines pursuant to Section 14.3 that Allergan has materially breached its obligations under Section 5.3 or 7.2 or asserts a patent challenge pursuant to Section 14.4 that is not permitted under Section 14.4, the provisions of Sections 4.10(b)(i) and (ii) shall apply with respect to each Licensed Product at the time of such termination.
(c)    Upon any termination of this Agreement by Allergan pursuant to Section 14.2, in addition to the consequences provided elsewhere in this Agreement, the provisions of Section 4.9 shall apply as if such termination was the expiration of the Research Term. Upon any termination of this Agreement by Allergan pursuant to and in accordance with Section 14.3 for breach by Molecular Partners, the provisions of Section 4.9 following such termination shall not apply.
14.6    Survival. Termination or expiration of this Agreement shall not affect any rights or obligations of the Parties under this Agreement that have accrued prior to the date of termination or expiration. Notwithstanding anything to the contrary, the following provisions shall survive any expiration or termination of this Agreement: Articles 1, 12, 13 (for the period set forth in Section 13.1), 15, and 16 and Sections 2.10, 2.12, 2.13, 2.14, 2.16, 3.5, 3.6, 4.6, 4.7, 4.9, 4.10, 4.11, 4.12, 5.7(f), 9.8, 9.9, 9.10, 9.11 (each such listed section in Article 9 to the extent applicable to payments (a) accrued prior to the effective date of such termination or expiration and payable by Allergan under Article 9 or (b) payable under Section 4.10(c) or 4.11, as applicable), 9.12, 9.13, 10.1, 10.2, 10.3(b), 11.5, 14.5 (as applicable), 14.6, and 14.7.
14.7    No Limitation on Remedies. Notwithstanding anything to the contrary in this Agreement, termination or expiration of this Agreement shall not relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such termination or expiration nor prejudice either Party’s right to obtain performance of any obligation. Subject to the terms and conditions of this Agreement, each Party shall be free to seek (without restriction as to the number of times it may seek) damages, costs and remedies that may be available at Law or in equity and shall be entitled to offset the amount of any damages and costs obtained in a final, non-appealable judgment (or judgment from which no appeal was taken within the allowable time period) of monetary damages or costs (as permitted by this Agreement) against the other Party against any amounts otherwise due to such other Party under this Agreement.
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ARTICLE 15
DISPUTE RESOLUTION
15.1    Disputes. The Parties recognize that controversies or claims arising out of, relating to or in connection with any provision of this Agreement as to certain matters may from time to time arise that relate to either Party’s rights or obligations hereunder (collectively, “Disputes”). It is the objective of the Parties to establish procedures to facilitate the resolution of Disputes in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Article 15 to resolve any Dispute.
15.2    Internal Resolution. With respect to all Disputes, including any alleged breach under this Agreement or any issue relating to the interpretation or application of this Agreement, if the Parties are unable to resolve such Dispute within [***] after such Dispute is first identified by either Party in writing to the other, the Parties shall refer such Dispute to the Executive Officers of the Parties for attempted resolution by good faith negotiations within [***] after such notice is received, including at least one (1) in-person meeting of the Executive Officers within [***] after such notice is received. Each Party may, in its sole discretion, seek resolution of any and all Disputes that are not resolved under this Section 15.2 within such [***] period in accordance with Section 15.3.
15.3    Submission to Arbitration for Resolution. If the Executive Officers are not able to resolve such dispute referred to them under Section 15.2 within such [***] period, then such dispute shall be finally resolved by final and binding arbitration conducted in accordance with the terms of this Section 15.3. The arbitration will be held in New York, New York, USA according to the American Arbitration Association (“AAA”) Commercial Arbitration Rules then in effect. The arbitration will be conducted by a panel of three (3) independent arbitrators with significant experience in the pharmaceutical industry, unless otherwise agreed by the Parties, appointed in accordance with applicable AAA rules. Any arbitration herewith will be conducted in the English language to the maximum extent possible. The arbitrators will be instructed not to award any punitive or special damages and the Parties will take all reasonable actions (including to an expedited discovery and hearing schedule) to conclude the arbitration as promptly as possible. The arbitrator shall be required to render a written decision no later than [***] following the selection of the arbitrator, including a basis for any damages awarded and a statement of how the damages were calculated; provided that such time period may be extended by the Parties or upon petition to extend such time period to avoid manifest injustice. Any award will be immediately paid in Dollars free of any tax, deduction or offset. Each Party agrees to abide by the award rendered in any arbitration conducted pursuant to this Section 15.3. With respect to money damages, nothing contained herein will be construed to permit the arbitrator or any court or any other forum to award punitive or exemplary damages. By entering into this agreement to arbitrate, the Parties expressly waive any claim for punitive or exemplary damages. Each Party will pay its legal fees and costs related to the arbitration (including witness and expert fees). Judgment on the award so rendered will be final and may be entered in any court having jurisdiction thereof. The Parties further hereby irrevocably and unconditionally waive any objection to the laying of venue of an arbitration proceeding initiated under this Section 15.3 in
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New York, New York, U.S., and hereby further irrevocably and unconditionally waive and agree not to plead or claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each Party further agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 16.4 shall be effective service of process for any action, suit or proceeding brought against it under this Agreement in any such court.
15.4    Preliminary Injunctions. Notwithstanding anything in this Agreement to the contrary, a Party may, at any time, seek a temporary restraining order or a preliminary injunction from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss, or damage on a provisional basis, pending the decision of the arbitrator(s) on the ultimate merits of any dispute.
15.5    Patent Disputes. Notwithstanding anything in this Agreement to the contrary, any and all issues regarding the validity and enforceability of any patent in a country within the Territory (“Patent Matters”) shall be determined in a court or other tribunal, as the case may be, of competent jurisdiction under the applicable patent laws of such country. If such Dispute involves both Patent Matters and other matters, the arbitrators will have the right to stay the arbitration until determination of Patent Matters material to the resolution of the Dispute as to other matters is resolved.
15.6    Confidentiality. Any and all activities conducted under Sections 15.1 through 15.3, including without limitation any and all proceedings and decisions of arbitrator(s) under Section 15.3, shall be deemed Confidential Information of each of the Parties, and shall be subject to Article 13.
ARTICLE 16
MISCELLANEOUS
16.1    English Language; Governing Law. This Agreement was prepared in the English language, which language shall govern the interpretation of, and any dispute regarding, the terms of this Agreement. This Agreement and all disputes arising out of or related to this Agreement or any breach hereof shall be governed by and construed under the laws of the State of New York, USA (as permitted by Section 5-1401 of the New York General Obligations Law, or any similar successor provision), without giving effect to any choice of law principles that would require the application of the laws of a different jurisdiction.
16.2    Entire Agreement; Amendment. This Agreement, including the Exhibits hereto, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties with respect to the subject matter hereof and supersedes, as of the Effective Date, all prior and contemporaneous agreements and understandings between the Parties with respect to the subject matter hereof, including the Confidentiality Agreement and that certain Materials Transfer Agreement by and among Molecular Partners and Allergan, Inc., dated August 9, 2012; provided that nothing in this Agreement shall amend or supersede the MP0112 Agreement or the MP0260 Agreement. Other than as contemplated by Section 2.8 or Section 2.17, no subsequent alteration,
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amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.
16.3    Force Majeure. Both Parties shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by force majeure and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming Party takes reasonable efforts to remove the condition. For purposes of this Agreement, force majeure shall include conditions beyond the control of the Parties, including an act of God, war, terrorist act, labor strike or lock-out, epidemic, and fire, earthquake, storm, release of radioactive material into the environment, or like catastrophe. Notwithstanding the foregoing, a Party shall not be excused from making payments owed hereunder because of a force majeure affecting such Party. If a force majeure persists for more than [***], then the Parties will discuss in good faith the modification of the Parties’ obligations under this Agreement in order to mitigate the delays caused by such force majeure.
16.4    Notices. Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be addressed to the appropriate Party at the address specified below or such other address as may be specified by such Party in writing in accordance with this Section 16.4, and shall be deemed to have been given for all purposes (a) when received, if hand-delivered or sent by confirmed facsimile or a reputable courier service, or (b) [***] after mailing, if mailed by first class certified or registered airmail, postage prepaid, return receipt requested.
If to Molecular Partners:         Molecular Partners AG
Wagistrasse 11a 8952
Zürich-Schlieren, Switzerland
Attn: [***]
Fax: [***]
With a copy to (which shall not constitute notice):

Cooley LLP
One Freedom Square
Reston Town Center
11951 Freedom Drive
Reston, VA 20190-5656
Attn: [***]
Fax: [***]
If to Allergan:                         Allergan, Inc.
2525 Dupont Drive
Irvine, CA 92612
Attn: [***]
Fax: [***]
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With a copy to (which shall not constitute notice):

Gibson, Dunn & Crutcher LLP
1881 Page Mill Road
Palo Alto, CA 94304
Attn: [***]
Fax: [***]
16.5    No Strict Construction; Headings. This Agreement has been prepared jointly by the Parties and shall not be strictly construed against either Party. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision. The headings of each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section. The use of any gender shall be applicable to all genders. The word “or” is used in the inclusive sense (and/or). The term “including” means “including without limitation,” without limiting the generality of any description preceding such term. The term “shall” means “will”.
16.6    Assignment.
(a)    Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other Party, except that a Party may make such an assignment or transfer without the other Party’s consent to (i) an Affiliate (for so long as such entity remains an Affiliate) or (ii) a Third Party in connection with a Change of Control of such Party (such Third Party, an “Acquiror”). Any successor or assignee of rights or obligations permitted hereunder shall, in writing to the other Party, expressly assume performance of such rights or obligations. Any permitted assignment shall be binding on the successors of the assigning Party. Notwithstanding the foregoing, neither Party shall assign this Agreement unless it simultaneously assigns or transfers the JSC Agreement or the rights and obligations under the JSC Agreement then applicable to this Agreement, if any. Any assignment or attempted assignment by either Party in violation of the terms of this Section 16.6 shall be null, void and of no legal effect.
(b)    In the event of any such assignment under Section 16.6(a)(ii) in connection with a Change of Control of Molecular Partners, all intellectual property rights (including any Information or Patents) owned or otherwise Controlled by the Acquiror or its Affiliates (except for Molecular Partners, if remaining as a separate Affiliate or otherwise the successor entity thereto) shall be excluded from the licenses granted to Allergan under this Agreement and the Molecular Partners Research IP and Molecular Partners Licensed Technology (including in each case any such intellectual property rights (including any Information or Patents) owned or otherwise Controlled by such Acquiror as of the date of consummation of such transaction), except for any Invention generated by the Acquiror or its Affiliates in performing any activity under this Agreement.
(c)    In the event of any such assignment under Section 16.6(a)(ii) in connection with a Change of Control of Allergan, all intellectual property rights (including any
78.
Confidential

Information or Patents) owned or otherwise Controlled by the Acquiror or its Affiliates (except for Allergan, if remaining as a separate Affiliate or otherwise the successor entity thereto) shall be excluded from the licenses granted to Molecular Partners under this Agreement (including any such intellectual property rights (including any Information or Patents) owned or otherwise Controlled by such Acquiror as of the date of consummation of such transaction), except for any Invention generated by the Acquiror or its Affiliates in performing any activity under this Agreement.
16.7    Performance by Affiliates. Each Party may discharge any obligations and exercise any right hereunder through any of its Affiliates. Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement, and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate. Without limiting the generality of this Section 16.7, each of Allergan, Inc. and Allergan Sales, LLC covenant as follows: (i) Allergan Sales, LLC shall be the entity responsible for the discharge and performance of the obligations of Allergan under this Agreement, (ii) the liability of each of Allergan, Inc. and Allergan Sales, LLC shall be joint and several; (iii) Allergan, Inc. unconditionally guarantees the payment and performance of Allergan Sales, LLC; (iv) all obligations of Molecular Partners shall be performed and discharged to Allergan Sales, LLC for the benefit of both of Allergan, Inc. and Allergan Sales, LLC.; and (v) Allergan Sales, LLC shall be terminated as a Party to this Agreement without the need for further action of the Parties in the event and as of the date that Allergan Sales, LLC shall cease to be an Affiliate of Allergan, Inc. Allergan, Inc. represents and warrants, as of the Effective Date, that Allergan Sales, LLC is a wholly-owned Affiliate of Allergan, Inc.
16.8    Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.
16.9    Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Molecular Partners are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, and foreign equivalents thereof (the “Bankruptcy Code”), licenses of right to “intellectual property” as defined under Section 61 of the U.S. Bankruptcy Code. The Parties agree that Allergan, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against Molecular Partners under the Bankruptcy Code, Allergan shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the Allergan’s possession, shall be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon Allergan’s written request therefor, unless Molecular Partners elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered
79.
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under Section 16.9(a), following the rejection of this Agreement by or on behalf of Molecular Partners upon written request therefor by Allergan.
16.10    Severability. If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.
16.11    No Waiver. Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written and signed waiver relating to a particular matter for a particular period of time.
16.12    Independent Contractors. Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give either Party the power or authority to act for, bind, or commit the other Party in any way. Nothing herein shall be construed to create the relationship of partners, principal and agent, or joint-venture partners between the Parties.
16.13    Counterparts; Electronic Delivery. This Agreement may be executed in one (1) or more counterparts, by original, facsimile or PDF signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement transmitted by facsimile, by email in “portable document format” (“.pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Agreement shall have the same effect as physical delivery of the paper document bearing original signature.
{Signature page follows}
80.
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IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized officers as of the Effective Date.

ALLERGAN, INC.		MOLECULAR PARTNERS AG

By:	/s/ David E.I. Pyott	By:	/s/ Christian Zahnd

Name:	David E.I. Pyott	Name:	Christian Zahnd

Title:	Chairman of the Board, President and Chief Executive Officer	Title:	Chief Executive Officer

ALLERGAN SALES, LLC		MOLECULAR PARTNERS AG

By:	/s/ Scott M. Whitcup, M.D.	By:	/s/ Patrick Amstutz

Name:	Scott M. Whitcup, M.D.	Name:	Patrick Amstutz

Title:	Vice President	Title:	Chief Business Officer
[Signature Page to Discovery Alliance Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized officers as of the Effective Date.

ALLERGAN, INC.		MOLECULAR PARTNERS AG

By:		By:

Name:	David E.I. Pyott	Name:	Christian Zahnd

Title:	Chairman of the Board, President and Chief Executive Officer	Title:	Chief Executive Officer

ALLERGAN SALES, LLC		MOLECULAR PARTNERS AG

By:		By:

Name:	Scott M. Whitcup, M.D.	Name:	Patrick Amstutz

Title:	Vice President	Title:	Chief Business Officer
[Signature Page to Discovery Alliance Agreement]

LIST OF EXHIBITS:
Exhibit A:    Collaboration Targets and Exclusivity Targets
Exhibit B:    Product Candidate Criteria
Exhibit C:    Excluded DARPin Domains
Exhibit D:    Initial DARPin Domains for [***]
Exhibit E:    Molecular Partners Owned Patents
Exhibit F:    Molecular Partners Licensed Patents
Exhibit G:    Third Party License Agreements
Exhibit H:    Press Release

EXHIBIT A
Collaboration Targets and Exclusivity Targets

Targets
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]		[***]

EXHIBIT B
Product Candidate Criteria

[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]

EXHIBIT C
Excluded DARPin Domains
[***]

EXHIBIT D
Initial DARPin Domains for [***]
[***]

EXHIBIT E
Molecular Partners Owned Patents
[***]

EXHIBIT F
Molecular Partners Licensed Patents
[***]

EXHIBIT G
Third Party License Agreements
[***]

EXHIBIT H
Press Release
Please see attached.

Allergan and Molecular Partners Enter into Exclusive Alliance
Global partnership will develop novel products for eye diseases
Irvine, California, USA / Zurich-Schlieren, Switzerland, August 21, 2012. Allergan, Inc. (NYSE:  AGN) and Molecular Partners AG today announced that they have significantly expanded their existing relationship by entering into two separate agreements to discover, develop, and commercialize proprietary therapeutic DARPin® products for the treatment of serious ophthalmic diseases.
Molecular Partners will receive combined upfront payments of $62.5 million under the two agreements and is eligible to receive additional success-based payments, including up to $1.4 billion in aggregate development, regulatory and sales milestones, and tiered royalties up into the low double-digits for future product sales.
The first agreement is an exclusive license agreement for the design, development and commercialization of a potent dual anti-VEGF-A/PDGF-B DARPin® (“MP0260”) and its corresponding backups for the treatment of exudative age-related macular degeneration (AMD) and related conditions. Under the license agreement, Allergan and Molecular Partners will work together to develop MP0260 through human proof of concept, at which point Molecular Partners has the option to co-fund Allergan’s development costs in exchange for a significant royalty step up.
The second agreement is an exclusive discovery alliance agreement under which the parties will collaborate to design and develop DARPins against selected targets that are implicated in causing serious diseases of the eye. During the research phase, Allergan has the right to exercise three options to exclusively license collaboration compounds for ophthalmology. Upon execution of each option, Allergan will pay Molecular Partners an option exercise fee and be solely responsible for all downstream development, manufacturing, and commercialization activities.
Scott M. Whitcup, M.D., Executive Vice President, Research and Development, Chief Scientific Officer of Allergan commented: “As a leader in ophthalmology, Allergan is committed to developing new treatments for serious eye diseases like AMD. We look forward to further developing a novel therapy that blocks both VEGF and PDGF, as a potential way to improve vision in patients with wet AMD.”
Christian Zahnd, Ph.D., Chief Executive Officer of Molecular Partners said: “With Allergan we have found the ideal partner to generate a strong pipeline of DARPin-based drug candidates with the goal to treat retinal and other severe ocular diseases. This significant expansion of our agreement together with the fast progress in the ongoing phase IIb development of AGN150998 / MP0112 is a great validation of the DARPin approach.”

“This is an important step forward in our strategy to build on strong partnerships with the leaders in a therapeutic area” added Patrick Amstutz, Ph.D., Chief Business Officer of Molecular Partners, “DARPins are potent biologics which may address significant unmet medical needs in large patient populations in various disease areas.”
- ends -

Notes to editors:
About MP0260
MP0260 is a DARPin®-based, small therapeutic protein with dual activity. It inhibits with high potency and selectivity all relevant forms of the two growth factors vascular endothelial growth factor A (VEGF-A) and platelet-derived growth factor B (PDGF-B). The molecule is currently being explored for its use in wet age-related macular degeneration (AMD). Its high efficacy and long intravitreal PK have been demonstrated in various preclinical models.
About Molecular Partners AG
Molecular Partners is a privately-owned biotech company focusing on the research, development and commercialization of a novel class of biological drugs known as DARPins. The company is committed to create medicines for diseases with unmet medical need and to dramatically improve existing therapies. DARPins combine the high specificity, selectivity and safety of monoclonal antibodies with many advantages of small molecules, including high stability and low-cost production.
Molecular Partners has established a strong DARPin pipeline which is well differentiated from standard therapeutic approaches. Next to ophthalmology, Molecular Partners is focusing on DARPin drugs in inflammation, oncology and other disease areas. The internal pipeline is expanded by partnered programs with leading pharmaceutical companies. Molecular Partners has established alliances with Allergan and Janssen and other pharmaceutical companies. The company is backed by a strong syndicate of investors and holds a strong patent estate covering all DARPin applications. For more information regarding to Molecular Partners, go to: www.molecularpartners.com.
About Allergan, Inc.
Allergan is a multi-specialty health care company established more than 60 years ago with a commitment to uncover the best of science and develop and deliver innovative and meaningful treatments to help people reach their life’s potential. Today, we have approximately 10,500 highly dedicated and talented employees, global marketing and sales capabilities with a presence in more than 100 countries, a rich and ever-evolving portfolio of pharmaceuticals, biologics, medical devices and over-the-counter consumer products, and state-of-the-art resources in R&D, manufacturing and safety surveillance that help millions of patients see more clearly, move more freely and express themselves more fully. From our beginnings as an eye care company to our focus today on several medical specialties, including eye care, neurosciences, medical aesthetics, medical dermatology, breast aesthetics, obesity intervention and urologics, Allergan is proud to celebrate more than 60 years of medical advances and proud to support the patients and physicians who rely on our products and the employees and communities in which we live and work. For more information regarding Allergan, go to: www.allergan.com.
Forward-Looking Statements
This press release contains “forward-looking statements,” including, but not limited to, the statements by Dr. Whitcup and Drs. Zahnd and Amstutz and other statements regarding the discovery and development of DARPin® products as well as the safety, effectiveness, approvals, adverse events and market potential of DARPin® products. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Allergan’s expectations and projections. Risks and uncertainties include, among other things, general industry and pharmaceutical market conditions; technological advances and patents attained by competitors; challenges inherent in the research and development and regulatory processes; challenges related to product marketing, such as the unpredictability of market acceptance for new products and/or the acceptance of new indications for such products; inconsistency of treatment results among patients; general economic conditions; and governmental laws and regulations affecting domestic and foreign operations. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required by law. Additional information concerning the above-referenced risk factors and other risk factors can be found in Allergan’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Allergan’s 2011 Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Additional information about Allergan is available at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 714-246-4636.
For further details please contact:

Media relations Nicole Yost College Hill Life Sciences Tel: +44 (0) 20 7866 7855 nicole.yost@collegehill.com	Molecular Partners Dr. Christian Zahnd, CEO christian.zahnd@molecularpartners.com Dr. Patrick Amstutz, CBO patrick.amstutz@molecularpartners.com Tel: +41 (0) 44 755 77 00
# # #

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
FIRST AMENDMENT TO DISCOVERY ALLIANCE AGREEMENT
This First Amendment to Discovery Alliance Agreement (the “First Amendment”) is entered into by and between (a) Molecular Partners AG, a corporation organized and existing under the laws of Switzerland, having its principal place of business at Wagistrasse 14, 8952 Zürich-Schlieren, Switzerland (“Molecular Partners”) and (b) Allergan, Inc., a Delaware corporation having a place of business at 2525 Dupont Drive, Irvine, California 92612 USA, and Allergan Sales, LLC, a Delaware limited liability company having a place of business at 2525 Dupont Drive, Irvine, California 92612 USA (Allergan, Inc. and Allergan Sales, LLC, together “Allergan”). Molecular Partners and Allergan are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, the Parties entered into a Discovery Alliance Agreement on August 20, 2012 (the “Discovery Alliance Agreement”), pursuant to which they have engaged in a research collaboration to identify DARPin domains binding [***] different Collaboration Targets, to generate product candidates from certain combinations of such DARPin domains, and pursuant to which Allergan has three options, exercisable at Allergan’s sole discretion, to obtain a license from Molecular Partners to develop and commercialize certain of such product candidates in the field of ophthalmology; and
WHEREAS, the Parties designated [***] and [***] as a Collaboration Target and [***] as the corresponding Exclusivity Target in the Discovery Alliance Agreement; and
WHEREAS, the Parties wish to change those designations, designating [***] as a Collaboration Target and [***] as the corresponding Exclusivity Target, and wish to effectuate that change by amending the Discovery Alliance Agreement, as reflected in the minutes of the Joint Steering Committee Meeting of June 28, 2013 (§ 1.D);
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions contained in thisFirst Amendment, the Parties agree as follows:
1.    This First Amendment is effective as of June 28, 2013 (the “Effective Date”).
2.    The Parties add the following to the Discovery Alliance Agreement as Collaboration Targets, Collaboration Target Isoforms, Exclusivity Targets, and Exclusivity Target Isoforms:
a)    [***] is a Collaboration Target;
b)    those proteins having SwissProt Nos. [***] are Collaboration Target Isoforms of [***];
c)    [***] and [***] are Exclusivity Targets corresponding to [***]; and
1 of 3

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
d)    the [***] is the Exclusivity Target Isoform of [***], and those proteins having SwissProt Nos. [***] are the Exclusivity Target Isoforms of [***].
3.    The Parties remove the following from the Discovery Alliance Agreement:
a)    [***] are no longer Collaboration Targets;
b)    the [***] and those proteins having SwissProt Nos. [***] are no longer Collaboration Target Isoforms;
c)    [***] is no longer an Exclusivity Target; and
d)    those proteins having SwissProt Nos. [***] are no longer Exclusivity Target Isoforms.
4.    Exhibit A of the Discovery Alliance Agreement is deleted in its entirety and replaced with the amended Exhibit A attached to this First Amendment.
5.    The Parties make the foregoing additions and deletions notwithstanding that the Parties have not complied with the procedure set forth at section 2.8 of the Discovery Alliance Agreement. Hence, the proteins identified in Exhibit A, as amended by this First Amendment, are Collaboration Targets, Collaboration Target Isoforms, Exclusivity Targets, and Exclusivity Target Isoforms (all as specified by Exhibit A) as of the Effective Date of this First Amendment, notwithstanding anything to the contrary in the Discovery Alliance Agreement.
Miscellaneous provisions
6.    Any capitalized term used but not defined in this First Amendment shall have the meaning ascribed to it in the Discovery Alliance Agreement
7.    This First Amendment was prepared in the English language, which language shall govern the interpretation of, and any dispute regarding, the terms of this First Amendment.
8.    Where there is any conflict between the terms of this First Amendment and the terms of the Discovery Alliance Agreement, the terms of this First Amendment shall prevail. Except as expressly set forth in this First Amendment, all other terms of the Discovery Alliance Agreement shall apply and remain in full force and effect.
9.    This Agreement may be executed in one (1) or more counterparts, by original, facsimile or PDF signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement transmitted by facsimile, by email in “portable document format” (“.pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Agreement shall have the same effect as physical delivery of the paper document bearing original signature.
2 of 3

[ ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized officers as of the Effective Date.

ALLERGAN, INC.	MOLECULAR PARTNERS AG

By:	By:
Andreas Emmenegger
Chief Financial Officer

ALLERGAN SALES, LLC	MOLECULAR PARTNERS AG

By:	By:
Patrick Amstutz
Chief Business Officer
3 of 3

CONFIDENTIAL
EXHIBIT A
Collaboration Targets and Exclusivity Targets
Italicized text shows additions to the Discovery Alliance Agreement; strike-through text shows deletions

TARGETS
Collaboration Target	Exclusivity Target	Collaboration Target Isoforms
[***]	[***]	[***]
A1 of A2

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
SECOND AMENDMENT TO DISCOVERY ALLIANCE AGREEMENT
This Second Amendment to Discovery Alliance Agreement (this “Second Amendment”) is entered into as of September 30, 2014 (the “Second Amendment Effective Date”) by and between (a) Molecular Partners AG, a corporation organized and existing under the laws of Switzerland, having its principal place of business at Wagistrasse 14, 8952 Zürich-Schlieren, Switzerland (“Molecular Partners”) and (b) Allergan, Inc., a Delaware corporation having a place of business at 2525 Dupont Drive, Irvine, California 92612 USA, and Allergan Sales, LLC, a Delaware limited liability company having a place of business at 2525 Dupont Drive, Irvine, California 92612 USA (Allergan, Inc. and Allergan Sales, LLC, together “Allergan”). Molecular Partners and Allergan are sometimes referred to herein individually as a “Party,” and collectively as the “Parties.”
RECITALS
WHEREAS, the Parties entered into a Discovery Alliance Agreement, dated as of August 20, 2012, as amended by a First Amendment, dated as of June 28, 2013 (the “First Amendment”) (together, the “Discovery Alliance Agreement”), pursuant to which the Parties are engaging in a [***] research collaboration to generate Product Candidates, and pursuant to which Allergan has options to exclusively license Product Candidates for up to three Collaboration Target Combinations from Molecular Partners, which options may be exercised during such research collaboration, which may be extended for [***] if Allergan exercises one or two options by February 20, 2015;
WHEREAS, the Parties desire that Allergan be granted additional time to evaluate Product Candidates to determine whether to exercise one or more of such options; and
WHEREAS, the Parties desire to expand and amend in certain other respects their collaboration.
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions contained in this Second Amendment, the Parties agree as follows:
1.    The definition of “Agreement” in the Discovery Alliance Agreement is hereby amended and restated to mean, in full, as follows:
“Agreement” means this Discovery Alliance Agreement, dated as of August 20, 2012, by and between Molecular Partners and Allergan, as amended by that certain First Amendment, dated as of June 28, 2014, and that certain Second Amendment, dated as of September 30, 2014 (the “Second Amendment Effective Date”).

2.    Section 2.9 of the Discovery Alliance Agreement is hereby deleted in its entirety and replaced with the following:
2.9    Research Term Extension. Allergan may elect, by written notice (the “Research Term Extension Notice”) to Molecular Partners delivered no later than August 20, 2015, to extend the Research Term by [***] (i.e., to the earlier of [***] after the Effective Date and Allergan’s exercise of or the expiration of its third (3rd) Option) and to fund activity by Molecular Partners during such [***] period. If Allergan so elects to extend the Research Term, (i) Allergan will pay to Molecular Partners, within [***] of the date of the Research Term Extension Notice, a non-refundable, non-creditable (except as expressly set forth below) extension fee of [***] per unexercised Option ([***]) and (ii) in accordance with Section 9.3, Allergan will reimburse Molecular Partners’ Third Party expenses (at such Third Parties’ invoiced cost), Molecular Partners’ internal FTE expenses (at the FTE Rate), and any other expenses incurred by Molecular Partners (at the actual out-of-pocket cost to Molecular Partners), in each case, incurred in connection with the Research Program during such extension of the Research Term. Notwithstanding anything to the contrary set forth in Section 2.6, in no event will Molecular Partners be obligated to devote more than [***] FTEs per year to its activities under this Agreement and under Section 4.6(a) of the MP0260 Agreement during the extension of the Research Term contemplated by this Section 2.9. For clarity, Allegan may extend the Research Term under this Section 2.9 one (1) time only.
3.    Section 4.2 of the Discovery Alliance Agreement is hereby deleted in its entirety and replaced with the following:
4.2    Options. Molecular Partners hereby grants to Allergan three (3) exclusive options, each for a different Collaboration Target Combination, to obtain the exclusive license set forth in Section 4.3 (each, an “Option”). Each such Option will expire, if not then exercised, at the end of the Research Term; provided, that if Allergan has not exercised at least one (1) Option on or prior to November 20, 2015, all Options shall expire on such date. Allergan may exercise each such Option by (i) written notice to Molecular Partners prior to expiration thereof, setting forth the applicable Product Candidates and AGN DARPin Domains, and (ii) payment of the Option exercise fee under Section 9.2.
4.    Section 9.3(a) of the Discovery Alliance Agreement is hereby deleted in its entirety and replaced with the following:
(a)    Extension of Research Term. Allergan shall reimburse Molecular Partners for all Third Party expenses (at such Third Parties’ invoiced cost), internal FTE expenses (at the FTE Rate), and any other expenses (at the actual out-of-pocket cost to Molecular Partners) incurred by Molecular

Partners to conduct its activities under this Agreement during the extension of the Research Term under Section 2.9 (i.e., during the Research Term between August 20, 2015 and August 20, 2016), up to a maximum of [***] FTEs between August 20, 2015 and August 20, 2016. Within [***] after the end of each calendar quarter during such extension of the Research Term, Molecular Partners shall provide an invoice to Allergan specifying the actual Third Party expenses, FTE costs (at the FTE Rate) and other expenses incurred by Molecular Partners in accordance with the foregoing.
5.    Section 3.2 of the Discovery Alliance Agreement is hereby deleted in its entirety and replaced with the following:
3.2    [Intentionally omitted]
6.    Section 3.4(a) of the Discovery Alliance Agreement is hereby deleted in its entirety and replaced with the following:
3.4(a)    Sections 3.1(b), 3.3(a)(ii) and 3.3(b) will not limit or restrict (i) Molecular Partners (itself or through an Affiliate or Third Party) in any way from conducting any research of DARPin Compounds in the Field or (ii) Molecular Partners (itself or through an Affiliate or Third Party) in any way from conducting, or granting any Third Party the right to conduct, any research, development, manufacture, or commercialization of DARPin Compounds outside the Field.
7.    Section 3.4(b) of the Discovery Alliance Agreement is hereby deleted in its entirety and replaced with the following:
3.4(b)    By way of example, if a [***] consists of [***], Section 3.3(a)(ii) will not restrict Molecular Partners (itself or through an Affiliate or Third Party) from conducting any activities, whether in or outside the Field, with respect to a [***], but will restrict Molecular Partners from preclinically or clinically developing or commercializing for use in the Field a [***]. However, if a [***], Section 3.3(a)(ii) will not restrict Molecular Partners (itself or through an Affiliate or Third Party) from conducting any activities, whether in or outside the Field, with respect to a [***].
8.    Section 1.25 of the Discovery Alliance Agreement is hereby deleted in its entirety and replaced with the following:
1.25    “Collaboration Target” means (a) as of the Second Amendment Effective Date, one of the [***] Targets identified on Exhibit A as a Collaboration Target, and (b) any Target that replaces a Collaboration Target in clause (a) (other than [***], which may not be replaced) pursuant to Section 2.8; provided, that any Collaboration Target that is replaced pursuant to Section 2.8 will no longer be deemed a Collaboration Target. In no event will there be more than [***] Collaboration Targets at any time during the Research Term. Upon the expiration of the Research Term, all Collaboration Targets that are not included in Licensed Target Combinations shall no longer be deemed Collaboration Targets.
9.    Section 1.27 of the Discovery Alliance Agreement is hereby deleted in its entirety and replaced with the following:
1.27    “Collaboration Target Isoform” means, with respect to a particular Collaboration Target, the Isoforms of such Collaboration Target set forth on Exhibit A (as amended from time to time after the Second Amendment Effective Date); provided that any Collaboration Target Isoform for a Collaboration Target that is replaced pursuant to Section 2.8 will no longer be deemed a Collaboration Target Isoform. Upon the expiration of the Research Term, all Collaboration Target Isoforms that are not Isoforms of a Collaboration Target included in a Licensed Target Combination shall no longer be deemed Collaboration Target Isoforms.
10.    Section 1.53 of the Discovery Alliance Agreement is hereby deleted in its entirety and replaced with the following:
1.53    “Exclusivity Target” means (a) with respect to a Collaboration Target identified as of the Second Amendment Effective Date, the corresponding protein(s) listed on Exhibit A that directly interact with such Collaboration Target and (b) with respect to a Collaboration Target that replaces a Collaboration Target in clause (a) pursuant to Section 2.8, the protein(s) that interact directly with such Collaboration Target (such as a ligand or receptor) as agreed by the Parties pursuant to Section 2.8 and reflected on an amended Exhibit A; provided that any Exclusivity Target(s) for a Collaboration Target that is replaced pursuant to Section 2.8 will no longer be deemed an Exclusivity Target.
11.    Section 1.54 of the Discovery Alliance Agreement is hereby deleted in its entirety and replaced with the following:
1.54    “Exclusivity Target Isoform” means, with respect to a particular Exclusivity Target, any Isoform of such Exclusivity Target set forth on Exhibit A (as amended from time to time after the Second Amendment Effective Date); provided that any Exclusivity Target Isoform of an Exclusivity Target of a Collaboration Target that is replaced pursuant to Section 2.8 will no longer be deemed an Exclusivity Target Isoform.
12.    Section 2.17 (“Exclusivity Target Isoform Identification”) of the Discovery Alliance Agreement is hereby deleted in its entirety.

13.    At the first JSC meeting following the Second Amendment Effective Date, the JSC will prepare an amended Exhibit A to the Discovery Alliance Agreement, consistent with this Second Amendment (including identification of relevant Collaboration Target Isoforms, Exclusivity Targets, and Exclusivity Target Isoforms), which amended Exhibit A shall automatically replace the existing Exhibit A to the Discovery Alliance Agreement.
14.    The Parties expressly agree that (a) each of [***] is hereby added as a Collaboration Target, (b) the combination of Collaboration Targets [***] is hereby designated as a Collaboration Target Combination, and Allergan’s exercise of an Option with respect to each such Collaboration Target Combination will convert such Collaboration Target Combination to a Licensed Target Combination, and (c) the Collaboration Targets [***] may not be included in any Collaboration Target Combination that includes [***].
15.    Section 1.134 of the Discovery Alliance Agreement is hereby deleted in its entirety and replaced with the following:
1.134    “Research Term” means the period commencing on the Effective Date and ending on the earliest of (a) either (i) [***] thereafter or (ii) if extended pursuant to Section 2.9, [***] thereafter, (b) Allergan’s exercise of or the expiration of its third Option, or (c) termination thereof pursuant to Section 14.8(a)(ii)(2).
16.    Section 1.135 of the Discovery Alliance Agreement is hereby deleted in its entirety and replaced with the following:
1.135    [Intentionally omitted]
17.    The Parties agree that from and after the Second Amendment Effective Date, the Parties will not have any rights or obligations under the Discovery Alliance Agreement that are applicable solely to the Research Term Extension (including with respect to RTE Compounds and RTE Target Combinations).
18.    The following new Section 14.8 is hereby added to the Discovery Alliance Agreement:
14.8 Termination Rights Following Change of Control of [***].
[***].
19.    Section 14.5 of the Discovery Alliance Agreement is hereby deleted in its entirety and replaced with the following:
14.5 Consequences of Termination.
    (a) Upon any termination of this Agreement in its entirety pursuant to Section 14.2, 14.3, 14.4, 14.8(a)(i), or 14.8(a)(ii)(1) except as otherwise set forth in Section 14.6, all licenses and rights granted by either Party under this Agreement shall terminate.

    (b) Upon any termination of this Agreement pursuant to Section 14.8(a)(ii)(1) or by Molecular Partners pursuant to Section 14.3 in the event an arbitrator determines pursuant to Section 14.3 that Allergan has materially breached its obligations under Section 5.3 or 7.2 or asserts a patent challenge pursuant to Section 14.4 that is not permitted under Section 14.4, the provisions of Sections 4.10(b)(i) and (ii) shall apply with respect to each Licensed Product at the time of such termination.
    (c) Upon any termination of this Agreement during the Research Term by Allergan pursuant to Section 14.2, 14.8(a)(i), or 14.8(a)(ii)(1) or upon termination of the Research Term pursuant to Section 14.8(a)(ii)(2), in addition to the consequences provided elsewhere in this Agreement, the provisions of Section 4.9 shall apply as if such termination was the expiration of the Research Term. Upon any termination of this Agreement during the Research Term by Allergan pursuant to and in accordance with Section 14.3 for breach by Molecular Partners, the provisions of Section 4.9 following such termination shall not apply.
20.    The Discovery Alliance Agreement is hereby amended by adding the following definition as new Section 1.155:
1.155    “MP Manufacturing Plan” means the written plan, as it may be amended by the Parties from time to time, setting forth in reasonable detail Molecular Partners’ role in the Manufacture of Licensed Products pursuant to this Agreement and of Licensed Products (as defined in the MP0260 Agreement) pursuant to the MP0260 Agreement. A copy of the MP Manufacturing Plan as of the Second Amendment Effective Date is attached to the MP0260 Agreement as Exhibit H.
21.    Section 8.1 of the Discovery Alliance Agreement is hereby deleted in its entirety and replaced with the following:
8.1    Responsibilities. Except as otherwise expressly provided in this Article 8, as the Parties may otherwise agree, or as set forth in the MP Manufacturing Plan, as between the Parties and following exercise of an Option for a Collaboration Target Combination, Allergan will be solely responsible for the Manufacture of Licensed Products for such Collaboration Target Combination, at its expense, for Development and Commercialization purposes in the Field in the Territory. Molecular Partners shall use Commercially Reasonable Efforts to conduct the activities allocated to it in the MP Manufacturing Plan in accordance with such plan during the one (1) year period commencing on its initiation of such activities; provided that Molecular Partners shall not be obligated to devote more than [***] FTEs, in the aggregate, to conduct the activities allocated to it in the MP Manufacturing Plan in accordance with this Section 8.1 and Section 8.1 of the MP0260 Agreement. Notwithstanding

anything in this Agreement to the contrary, any and all Inventions that are invented by one or more employees, agents, consultants, subcontractors or independent contractors of MP in performing the MP Manufacturing Plan or as a result of performing the MP Manufacturing Plan, other than MP Core Inventions, will be deemed Joint Inventions.
22.    As consideration for the execution and delivery of this Second Amendment by Molecular Partners (including the extensions contemplated hereby) and within [***] after the Second Amendment Effective Date, Allergan shall pay to Molecular Partners a one-time, non-refundable and non-creditable payment of one million five hundred thousand Dollars ($1,500,000).
23.    The Parties agree that each of them has used, at all times between the Effective Date and the Second Amendment Effective Date, the Commercially Reasonable Efforts required to be used by the Parties pursuant to Sections 2.6 and 2.7 of the Discovery Alliance Agreement.
24.    Any capitalized term used but not defined in this Second Amendment shall have the meaning ascribed to it in the Discovery Alliance Agreement.
25.    This Second Amendment was prepared in the English language, which language shall govern the interpretation of, and any dispute regarding, the terms of this Second Amendment. This Second Amendment and all disputes arising out of or related to this Second Amendment or any breach hereof shall be governed by and construed under the laws of the State of New York, USA (as permitted by Section 5-1401 of the New York General Obligations Law, or any similar successor provision), without giving effect to any choice of law principles that would require the application of the laws of a different jurisdiction.
26.    Where there is any conflict between the terms of this Second Amendment and the terms of the Discovery Alliance Agreement or any other agreement between the Parties (or their respective Affiliates), the terms of this Second Amendment shall prevail. Except as expressly set forth in this Second Amendment, all other terms of the Discovery Alliance Agreement shall apply and remain in full force and effect.
27.    This Second Amendment may be executed in one (1) or more counterparts, by original, facsimile or PDF signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Second Amendment transmitted by facsimile, by email in “portable document format” (“.pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Agreement shall have the same effect as physical delivery of the paper document bearing original signature.

[Remainder of Page Intentionally Left Blank]

In Witness Whereof, the Parties have executed this Second Amendment by their duly authorized officers as of the Second Amendment Effective Date.

Allergan, Inc.		Molecular Partners AG

By:		By:
Name:	Scott M. Whitcup, M.D.	Name:	Christian Zahnd
Title:	Executive Vice President, Research & Development, Chief Scientific Officer	Title:	Chief Executive Officer

Allergan Sales, LLC.		Molecular Partners AG

By:		By:
Name:	Scott M. Whitcup, M.D.	Name:	Patrick Amstutz
Title:	Vice President	Title:	Chief Operating Officer

[Signature Page to Second Amendment to Discovery Alliance Agreement]

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
THIRD AMENDMENT TO DISCOVERY ALLIANCE AGREEMENT
This Third Amendment to Discovery Alliance Agreement (this “Third Amendment”), is entered into as of August 19, 2016 (the “Third Amendment Effective Date”), by and between (a) MOLECULAR PARTNERS AG, a corporation organized and existing under the laws of Switzerland, having its principal place of business at Wagistrasse 14, 8952 Zürich-Schlieren, Switzerland (“Molecular Partners”) and (b) ALLERGAN, INC., a Delaware corporation having a place of business at 2525 Dupont Drive, Irvine, California 92612 USA, and ALLERGAN SALES, LLC, a Delaware limited liability company having a place of business at 2525 Dupont Drive, Irvine, California 92612 USA (Allergan, Inc. and Allergan Sales, LLC, together “Allergan”). Molecular Partners and Allergan are sometimes referred to herein individually as a “Party,” and collectively as the “Parties.”
RECITALS
WHEREAS, the Parties entered into a Discovery Alliance Agreement, dated as of August
20, 2012, as amended by a First Amendment, dated as of June 28, 2013 (the “First Amendment”) and as further amended by a Second Amendment, dated September 30, 2014 (the “Second Amendment”) (together, the “Discovery Alliance Agreement”);
WHEREAS, reference is hereby made to that certain letter agreement, dated June 10, 2015, by and among Molecular Partners AG, Allergan, Inc., Allergan Sales, LLC and Allergan Development II (the “Letter”);
WHEREAS, pursuant to a letter dated July 17, 2015, Allergan has elected to exercise the option set forth under Section 14.8(b) of the Discovery Alliance Agreement (the “Election Notice”);
WHEREAS, the Parties desire to expand and amend in certain other respects their collaboration.
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions contained in this Third Amendment, the Parties agree as follows as to the following amendment only of the Discovery Alliance Agreement:
1.    The definition of “Agreement” in the Discovery Alliance Agreement is hereby amended and restated to mean, in full, as follows:
“Agreement” means this Discovery Alliance Agreement, dated as of August 20, 2012, by and between Molecular Partners and Allergan, as amended by that certain First Amendment, dated as of June 28, 2014, that certain Second Amendment, dated as of September 30, 2014, and that certain Third Amendment, dated as of August 19, 2016 (the “Third Amendment Effective Date”).

2.    Section 1.134 in the Discovery Alliance Agreement is hereby amended and restated to mean, in full, as follows:
“Research Term” means the period commencing on the Effective Date and ending on [***] (i.e. the expiration of the Research Term has been extended by the Third Amendment to this Agreement from [***]). For clarity, the Research Term shall not be subject to any further extension or amendment.
3.    Allergan agrees that from and after the date of the Election Notice, Allergan shall not directly cause the work required to be performed by Molecular Partners under the Discovery Alliance Agreement to Materially Increase, as compared to the work contemplated to be performed by Molecular Partners for the remainder of the Research Term as of the date of the Election Notice. For purposes of this Paragraph 3, “Materially Increase” shall be defined as requiring the expenditure of greater than [***] FTEs per year. For clarity, in no event will Molecular Partners be obligated to devote more than [***] FTEs per year to its activities under this Agreement and under Section 4.6(a) of the MP0260 Agreement during the extension of the Research Term as set forth in the Paragraph 2 above.
4.    Section 9.3(a) of the Discovery Alliance Agreement is hereby amended and restated as follows:
(a) Extension of Research Term. Allergan shall reimburse Molecular Partners for all Third Party expenses (at such Third Parties’ invoiced cost), internal FTE expenses (at the FTE Rate), and any other expenses (at the actual out-of-pocket cost to Molecular Partners) incurred by Molecular Partners to conduct its activities under this Agreement during the extension of the Research Term (i.e., during the Research Term between [***] and [***]), up to a maximum of [***] FTEs per year. Within [***] after the end of each calendar quarter during such extension of the Research Term, Molecular Partners shall provide an invoice to Allergan specifying the actual Third Party expenses, FTE costs (at the FTE Rate) and other expenses incurred by Molecular Partners in accordance with the foregoing.
5.    Any capitalized term used but not defined in this Third Amendment shall have the meaning ascribed to it in the Discovery Alliance Agreement.
6.    This Third Amendment was prepared in the English language, which language shall govern the interpretation of, and any dispute regarding, the terms of this Third Amendment. This Third Amendment and all disputes arising out of or related to this Third Amendment or any breach hereof shall be governed by and construed under the laws of the State of New York, USA (as permitted by Section 5-1401 of the New York General Obligations Law, or any similar successor provision), without giving effect to any choice of law principles that would require the application of the laws of a different jurisdiction.

7.    Where there is any conflict between the terms of this Third Amendment and the terms of the Discovery Alliance Agreement or any other agreement between the Parties (or their respective Affiliates), the terms of this Third Amendment shall prevail. Except as expressly set forth in this Third Amendment, all other terms of the Discovery Alliance Agreement shall apply and remain in full force and effect.
8.    This Third Amendment may be executed in one (1) or more counterparts, by original, facsimile or PDF signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Third Amendment transmitted by facsimile, by email in “portable document format” (“.pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Agreement shall have the same effect as physical delivery of the paper document bearing original signature.
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IN WITNESS WHEREOF, the Parties have executed this Third Amendment by their duly authorized officers as of the Third Amendment Effective Date.

Allergan, Inc.	Molecular Partners AG

By:	By:

Name:	Name:	Christian Zahnd

Title:	Title:	Chief Executive Officer

Allergan Sales, LLC.	Molecular Partners AG

By:	By:

Name:	Name:	Patrick Amstutz

Title:	Title:	Chief Operating Officer

FOURTH AMENDMENT TO DISCOVERY ALLIANCE AGREEMENT
This Fourth Amendment to Discovery Alliance Agreement (this “Fourth Amendment”), is entered into as of December 22, 2017 (the “Fourth Amendment Effective Date”), by and between (a) MOLECULAR PARTNERS AG, a corporation organized and existing under the laws of Switzerland, having its principal place of business at Wagistrasse 14, 8952 Zürich-Schlieren, Switzerland (“Molecular Partners”) and (b) ALLERGAN, INC., a Delaware corporation having a place of business at 2525 Dupont Drive, Irvine, California 92612 USA, and ALLERGAN SALES, LLC, a Delaware limited liability company having a place of business at 2525 Dupont Drive, Irvine, California 92612 USA (Allergan, Inc. and Allergan Sales, LLC, together “Allergan”). Molecular Partners and Allergan are sometimes referred to herein individually as a “Party,” and collectively as the “Parties.”
RECITALS
WHEREAS, the Parties entered into a Discovery Alliance Agreement, dated as of August 20, 2012, as amended by a First Amendment, dated as of June 28, 2013, as further amended by a Second Amendment, dated September 30, 2014, as further amended by a Third Amendment, dated August 19, 2016 and as further amended by that certain letter agreement dated December 19, 2017 (together, the “Discovery Alliance Agreement”); and
WHEREAS, the Parties desire to further amend the Discovery Alliance Agreement.
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions contained in this Fourth Amendment, the Parties agree to amend the Discovery Alliance Agreement as follows:
1.    Section 4.3 in the Discovery Alliance Agreement is hereby amended and restated to mean, in full, as follows:
“License to Allergan. Subject to the terms and conditions of this Agreement, upon Allergan’s exercise of an Option for a Collaboration Target Combination in accordance with Section 4.2 and Molecular Partners’ receipt of the applicable Option exercise fee, Molecular Partners shall grant and does hereby grant to Allergan an exclusive (even as to Molecular Partners except as provided in Section 4.4), royalty-bearing license, with the right to sublicense solely as provided in Section 4.5, under the Molecular Partners Licensed Technology with respect to the Licensed Products for the applicable Licensed Target Combination, to make, use, sell, offer for sale and import such Licensed Products in the Field in the Territory. The foregoing license includes the right to have any of the foregoing performed pursuant to Section 4.5(b).
2.    Any capitalized term used but not defined in this Fourth Amendment shall have the meaning ascribed to it in the Discovery Alliance Agreement.

3.    This Fourth Amendment was prepared in the English language, which language shall govern the interpretation of, and any dispute regarding, the terms of this Fourth Amendment. This Fourth Amendment and all disputes arising out of or related to this Fourth Amendment or any breach hereof shall be governed by and construed under the laws of the State of New York, USA (as permitted by Section 5-1401 of the New York General Obligations Law, or any similar successor provision), without giving effect to any choice of law principles that would require the application of the laws of a different jurisdiction.
4.    Where there is any conflict between the terms of this Fourth Amendment and the terms of the Discovery Alliance Agreement or any other agreement between the Parties (or their respective Affiliates), the terms of this Fourth Amendment shall prevail. Except as expressly set forth in this Fourth Amendment, all other terms of the Discovery Alliance Agreement shall apply and remain in full force and effect.
5.    This Fourth Amendment may be executed in one (1) or more counterparts, by original, facsimile or PDF signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Fourth Amendment transmitted by facsimile, by email in “portable document format” (“.pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Agreement shall have the same effect as physical delivery of the paper document bearing original signature.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have executed this Fourth Amendment by their duly authorized officers as of the Fourth Amendment Effective Date.

Allergan, Inc.	Molecular Partners AG

By:	By:

Name:	Name:

Title:	Title:

Allergan Sales, LLC.	Molecular Partners AG

By:	By:

Name:	Name:

Title:	Title:

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
FIFTH AMENDMENT TO DISCOVERY ALLIANCE AGREEMENT
This Fifth Amendment to Discovery Alliance Agreement (this “Fifth Amendment”), is entered into as of December 26, 2017 (the “Fifth Amendment Effective Date”), by and between (a) MOLECULAR PARTNERS AG, a corporation organized and existing under the laws of Switzerland, having its principal place of business at Wagistrasse 14, 8952 Zürich-Schlieren, Switzerland (“Molecular Partners”) and (b) ALLERGAN, INC., a Delaware corporation having a place of business at 2525 Dupont Drive, Irvine, California 92612 USA, and ALLERGAN SALES, LLC, a Delaware limited liability company having a place of business at 2525 Dupont Drive, Irvine, California 92612 USA (Allergan, Inc. and Allergan Sales, LLC, together “Allergan”). Molecular Partners and Allergan are sometimes referred to herein individually as a “Party,” and collectively as the “Parties.”
RECITALS
WHEREAS, the Parties entered into a Discovery Alliance Agreement, dated as of August 20, 2012, as amended by a First Amendment, dated as of June 28, 2013, as further amended by a Second Amendment, dated September 30, 2014, as further amended by a Third Amendment, dated August 19, 2016, as further amended by that certain letter agreement dated December 19, 2017 and as further amended by a Fourth Amendment, dated December 22, 2017 (together, the “Discovery Alliance Agreement”); and
WHEREAS, the Parties desire to further amend the Discovery Alliance Agreement.
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions contained in this Fifth Amendment, the Parties agree to amend the Discovery Alliance Agreement as follows:
1.    Article 1 in the Discovery Alliance Agreement is hereby amended by adding the following new Sections 1.153, 1.154 and 1.155 immediately following Section 1.152:
“1.153    “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“1.154    “HSR Clearance” shall mean, with respect to the exercise of an Option under this Agreement, the expiration or termination of all applicable waiting periods (and any extensions thereof) under the HSR Act for the HSR Filing with respect to such Option exercise.
1.155    “HSR Filing” shall mean filings by Allergan and Molecular Partners with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice of a Notification and Report Form for Certain Mergers and Acquisitions (as that term is defined in the HSR Act) with respect to the exercise of an Option under this Agreement, together with all required documentary attachments thereto.”

2.    Section 4.2 in the Discovery Alliance Agreement is hereby amended by adding the following sentences at the end of such section:
“With respect to the Collaboration Target Combination, the Product Candidates and AGN DARPin Domains that are the subject of each Option exercise notice that is delivered pursuant to this Section 4.2 and for which an HSR Filing is required, the “Research Term” shall be extended until the earliest of (i) the expiration or termination of all applicable waiting periods (and any extensions thereof) under the HSR Act for the HSR Filing, (ii) the withdrawal of the applicable HSR Filing by Allergan, and (iii) [***] after the date of the applicable Option exercise notice; provided, however that such [***] period shall be extended for additional [***] periods so long as Allergan is continuing to use good faith to obtain HSR Clearance, in each case, with respect to such Option exercise. Promptly following the exercise of such Option, if Allergan notifies Molecular Partners that an HSR Filing is required, each of Allergan and Molecular Partners shall make an HSR Filing as soon as reasonably practicable and advisable after delivery of such notice by Allergan. The Parties and their counsel shall cooperate with one another in the preparation of any such filings and in connection with any investigation or other inquiry by the United States Federal Trade Commission or the Antitrust Division of the United States Department of Justice relating to such HSR Filing. The Parties agree to use commercially reasonable efforts to promptly obtain HSR Clearance. The Parties shall specifically request early termination of the initial HSR Act waiting period. The Parties shall keep each other and their respective counsel apprised of the status of any material communications with, and any inquiries or requests for additional information from, the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice relating to such HSR Filing (and provide a copy to the other Party if such material communication is in writing). Each Party agrees to permit the other Party or its counsel to review in advance, and in good faith consider the views of the other Party or its counsel concerning, any written submission or filing (and documents submitted therewith) intended to be given to the United States Federal Trade Commission or the Antitrust Division of the United States Department of Justice, provided that, after good faith consideration of any input from [***] shall make the final determination as to the appropriate strategy relating to any filing or submission that is necessary under the HSR Act, including with respect to any filings, notifications, submissions and communications with or to United States Federal Trade Commission or the Antitrust Division of the United States Department of Justice. The term “commercially reasonable efforts” as used in this Section 4.2 shall not require Allergan to (a) sell, divest (including through a license or a reversion of licensed or assigned rights), hold separate, transfer, or dispose of any portion of the assets, operations, rights, product lines, or businesses, or interests therein, of itself or any of its Affiliates (or consent to any of the foregoing actions), (b) restrain, restrict, prohibit or limit the ability of Allergan to conduct its business or own its assets (or consent to any of the foregoing actions) or (c) litigate or otherwise formally oppose any determination (whether judicial or administrative in nature) by a Governmental Authority seeking to challenge the transactions contemplated by this Agreement or impose any of the restrictions referenced in clause (a) or (b) above, provided that (i) Allergan shall not be required to agree to or effectuate any remedy related to any Molecular Partners assets and (ii) [***]. [***] shall be responsible for the HSR Filings fees and each Party shall be responsible for the costs and expenses of its own legal and other advice associated with any such HSR Filing.”
3.    Section 4.3 in the Discovery Alliance Agreement is hereby amended and restated to mean, in full, as follows:
“License to Allergan. Subject to the terms and conditions of this Agreement, upon the last to occur of (i) Allergan’s exercise of an Option for a Collaboration Target Combination in accordance with Section 4.2, (ii) Molecular Partners’ receipt of the applicable Option exercise fee and (iii) if required, the expiration or termination of all applicable waiting periods (and any extensions thereof) under the HSR Act for any HSR Filing with respect to such Option exercise, Molecular Partners shall grant and does hereby grant to Allergan an exclusive (even as to Molecular Partners except as provided in Section 4.4), royalty-bearing license, with the right to sublicense solely as provided in Section 4.5, under the Molecular Partners Licensed Technology with respect to the Licensed Products for the applicable Licensed Target Combination to make, use, sell, offer for sale and import such Licensed Products in the Field in the Territory. The foregoing license includes the right to have any of the foregoing performed pursuant to Section 4.5(b).
4.    Any capitalized term used but not defined in this Fifth Amendment shall have the meaning ascribed to it in the Discovery Alliance Agreement.
5.    This Fifth Amendment was prepared in the English language, which language shall govern the interpretation of, and any dispute regarding, the terms of this Fifth Amendment. This Fifth Amendment and all disputes arising out of or related to this Fifth Amendment or any breach hereof shall be governed by and construed under the laws of the State of New York, USA (as permitted by Section 5-1401 of the New York General Obligations Law, or any similar successor provision), without giving effect to any choice of law principles that would require the application of the laws of a different jurisdiction.
6.    Where there is any conflict between the terms of this Fifth Amendment and the terms of the Discovery Alliance Agreement or any other agreement between the Parties (or their respective Affiliates), the terms of this Fifth Amendment shall prevail. Except as expressly set forth in this Fifth Amendment, all other terms of the Discovery Alliance Agreement shall apply and remain in full force and effect.
7.    This Fifth Amendment may be executed in one (1) or more counterparts, by original, facsimile or PDF signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Fifth Amendment transmitted by facsimile, by email in “portable document format” (“.pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Agreement shall have the same effect as physical delivery of the paper document bearing original signature.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have executed this Fifth Amendment by their duly authorized officers as of the Fifth Amendment Effective Date.

Allergan, Inc.	Molecular Partners AG

By:	By:

Name:	Name:

Title:	Title:

Allergan Sales, LLC.	Molecular Partners AG

By:	By:

Name:	Name:

Title:	Title: